    As filed with the Securities and Exchange Commission on February 1, 2002
                                      Registration Nos. 333-     and 333-    -01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                       under the Securities Act of 1933

                              __________________

                     CIRCUIT CITY CREDIT CARD MASTER TRUST
                    (Issuer with respect to the securities)

                              __________________

                       TYLER INTERNATIONAL FUNDING, INC.
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

              Delaware                                         54-2062185
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                     Third Floor, Suite 287, 2 Reid Street
                                Hamilton HM 11
                                    Bermuda
                                (441) 296-5874
  (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Michael T. Chalifoux
                       Tyler International Funding, Inc.
                     Third Floor, Suite 287, 2 Reid Street
                                Hamilton HM 11
                                    Bermuda
                                (441) 296-5874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                              __________________

 David E. Melson, Esquire                             Robert F. Hugi, Esquire
     McGuireWoods LLP                                   Mayer, Brown & Platt
     One James Center                                 190 South LaSalle Street
   901 East Cary Street                               Chicago, Illinois 60603
 Richmond, Virginia 23219                                  (312) 782-0600
      (804) 775-1000

                             __________________

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             __________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                   Proposed            Proposed
                                                                    Maximum             Maximum           Amount of
           Title of Each Class of              Amount to be     Offering Price         Aggregate        Registration
         Securities to be Registered            Registered        Per Unit(1)      Offering Price(1)         Fee
---------------------------------------------------------------------------------------------------------------------
Asset Backed Securities......................   $1,000,000             100%        $1,000,000                 $92
=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

                             __________________

   The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not offered to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED FEBRUARY [__], 2002

PROSPECTUS SUPPLEMENT
---------------------
(to prospectus dated February [_], 2002)
----------------------------------------

                     Circuit City Credit Card Master Trust
                                    Issuer

Tyler International Funding, Inc.             First North American National Bank
           Transferor                                       Servicer

$[__________] Class A Floating Rate Asset Backed Certificates, Series 2002-[__] $[__________] Class B Floating Rate Asset Backed Certificates, Series 2002-[__]

--------------------------------------------------------------------------------

The offered certificates are highly structured. Before you purchase the offered certificates, please consider carefully the risk factors beginning on page S-[_] of this prospectus supplement.

The offered certificates are not deposits, and neither the offered certificates nor the accounts or the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The offered certificates represent interests in the trust only and do not represent interests in or obligations of First North American National Bank, Tyler International Funding, Inc., Circuit City Stores, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

------------------------------------------------------------------------------

                             Class A Certificates         Class B Certificates
                             --------------------         --------------------

Principal Amount             $[____________]              $[____________]
Interest Rate                [______]% Plus               [______]% Plus
                             One-Month LIBOR              One-Month LIBOR
                             Per Annum                    Per Annum
Distribution Dates           Monthly Beginning            Monthly Beginning
(Interest)                   [____________],              [____________],
                             2002                         2002
Expected Final               [____________],              [____________],
Distribution Date            20[__]                       20[__]
Stated Series                [____________],              [____________],
Termination Date             20[__]                       20[__]
Price to Public Per
Certificate                  [____]%                      [____]%
Underwriting
Discount Per
Certificate                  [____]%                      [____]%
Proceeds to Tyler
Funding Per                  [____]%                      [____]%
Certificate

------------------------------------------------------------------------------

The total price to the public is $[__________], and the total amount of the underwriting discount is $[__________]. The total amount of proceeds before deduction of estimated expenses of $[__________] is $[__________].

The class A certificates and the class B certificates, which are referred to in this prospectus supplement as the offered certificates, are the only securities offered for sale through this prospectus supplement and the attached prospectus. The trust will issue, in addition to the offered certificates, $[__________] of collateralized trust obligations, $[__________] of class D certificates and $[__________] of class E certificates.

                         Credit Enhancement:

                         . The class B certificates, the collateralized trust obligations, the class D certificates and the class E certificates will be subordinated to the class A certificates and will provide credit enhancement for the class A certificates.

                         . The collateralized trust obligations, the class D certificates and the class E certificates will be subordinated to the class B certificates and will provide credit enhancement for the class B certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   Underwriters of the Class A Certificates


                   Underwriters of the Class B Certificates


                              February [_], 2002

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS.......   S-1

OVERVIEW OF SERIES 2002-[__].........................................................................   S-2

PRINCIPAL TERMS OF THE OFFERED CERTIFICATES..........................................................   S-3

SERIES 2002-[__] SUMMARY.............................................................................   S-4

RISK FACTORS.........................................................................................   S-9

DELINQUENCY AND LOSS EXPERIENCE FOR THE CIRCUIT CITY PRIVATE LABEL CREDIT CARD PORTFOLIO.............  S-22
  Delinquency Experience.............................................................................  S-22
  Loss Experience....................................................................................  S-23
  Delinquency and Loss Trends........................................................................  S-23

CHARACTERISTICS OF THE TRUST RECEIVABLES.............................................................  S-24

MATURITY CONSIDERATIONS..............................................................................  S-27

RECEIVABLE YIELD CONSIDERATIONS......................................................................  S-28

USE OF PROCEEDS......................................................................................  S-29

RECENT FINANCIAL INFORMATION FOR CIRCUIT CITY AND FNANB..............................................  S-29

DESCRIPTION OF THE OFFERED CERTIFICATES..............................................................  S-30
  Book-Entry Registration............................................................................  S-30
  Interest Payments..................................................................................  S-30
  Principal Payments.................................................................................  S-31
  Postponement of Accumulation Period................................................................  S-33
  Suspension of Accumulation Period..................................................................  S-34
  The Principal Funding Account......................................................................  S-35
  The Reserve Account................................................................................  S-35
  Credit Enhancement.................................................................................  S-36
  The Spread Account.................................................................................  S-37
  Allocation of Collections..........................................................................  S-37
  Deposits into Collection Account...................................................................  S-38
  Application of Collections.........................................................................  S-38
  Allocation of Default Amount.......................................................................  S-42
  Allocation of Adjustment Amount....................................................................  S-42
  Calculation of Allocable Amounts...................................................................  S-43
  Reallocation of Cash Flows; Investor Charge-Offs...................................................  S-43
  Early Amortization Events..........................................................................  S-46
  Servicing Compensation.............................................................................  S-47

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................................................  S-48
  Tax Treatment of the Certificates..................................................................  S-48

ERISA CONSIDERATIONS.................................................................................  S-49
  Class A Certificates...............................................................................  S-49
  Class B Certificates...............................................................................  S-49
  Consultation with Counsel..........................................................................  S-50

UNDERWRITING.........................................................................................  S-50

LEGAL MATTERS........................................................................................  S-51

GLOSSARY OF DEFINED TERMS............................................................................  S-52

ANNEX I: PREVIOUSLY ISSUED SERIES....................................................................  S-69

                  OVERVIEW OF THE INFORMATION PROVIDED IN THIS
               PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

  This prospectus supplement provides specific information about the offered certificates. The attached prospectus provides general information about the trust and the securities issued by the trust, including information which may not apply to the offered certificates.

  You must read carefully this prospectus supplement and the attached prospectus in their entirety to understand fully the structure and terms of the offered certificates. If the specific information about the offered certificates provided in this prospectus supplement varies from the general information about the trust and the certificates issued by the trust provided in the attached prospectus, you should rely on the information provided in this prospectus supplement.

  This prospectus supplement begins with the following introductory sections describing the trust and the offered certificates in summary form:

 . the "Overview of Series 2002-[__]" section sets forth the basic structure of series 2002-[__];

 . the "Principal Terms of the Offered Certificates" section sets forth the principal terms of the offered certificates;

 . the "Series 2002-[__] Summary" section describes the key structural features of series 2002-[__] and includes cross references to captions under which you can find additional, related information; and

 . the "Risk Factors" section describes the material risks that apply to an investment in the offered certificates.

  You should rely only on the information provided in, or incorporated by reference into, this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with additional or different information.

  We include in this prospectus supplement and the attached prospectus cross-references to captions under which you can find additional, related discussions. The preceding table of contents and the table of contents included in the attached prospectus, as applicable, set forth the pages on which these captions are located.

  We include in this prospectus supplement and the attached prospectus capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page S-52 of this prospectus supplement and the glossary beginning on page 59 of the attached prospectus, as applicable, contain the definitions of these capitalized terms.

  We are not offering the offered certificates in any state where the offer is not permitted.

                          OVERVIEW OF SERIES 2002-[__]

  Transferor..............................  Tyler International Funding, Inc., a Delaware corporation referred to in this prospectus supplement and the attached prospectus as
                                            Tyler Funding

  Servicer................................  First North American National Bank, a national banking association referred to in this prospectus supplement and the attached prospectus as FNANB, or any successor servicer appointed in accordance with the master pooling and servicing agreement

  Trustee.................................  Bankers Trust Company, a New York banking corporation

  Trust Assets............................  All receivables created from time to time in a portfolio of consumer revolving credit card accounts originated by FNANB, all monies due or to become due and all amounts received in payment of the receivables, including recoveries on charged-off receivables, and the other property described in this prospectus supplement and the attached prospectus
----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                     Percentage of Total
                                                                                     -------------------
                                                     Principal Amount                 Principal Amount
                                                     ----------------                 ----------------
  Class A Certificates....................           $[____________]                         [____]%
  Class B Certificates....................           $[____________]                         [____]%
  Collateralized Trust Obligations........           $[____________]                         [____]%
  Class D Certificates....................           $[____________]                         [____]%
  Class E Certificates....................           $[____________]                         [____]%

    Total.................................           $[____________]                           100%
                                                     ===============                           ===
------------------------------------------------------------------------------------------------------------------

                  PRINCIPAL TERMS OF THE OFFERED CERTIFICATES

--------------------------------------------------------------------------------------------------------------------
                                               Class A Certificates                Class B Certificates
                                               --------------------                --------------------
Anticipated Ratings
(Moody's/Fitch/Standard & Poor's).......   Aaa/AAA/AAA*                       A1/A/A*

Credit Enhancement......................   Subordination of Class B           Subordination of Collateralized
                                           Certificates, Collateralized       Trust Obligations, Class D
                                           Trust Obligations, Class D         Certificates and Class E
                                           Certificates and Class E           Certificates
                                           Certificates

Pricing Date............................  [____________], 20[__]              [____________], 20[__]

Closing Date............................  [____________], 20[__]              [____________], 20[__]

Minimum Denomination....................  $ 1,000                             $ 1,000

Clearance and Settlement................  DTC/Clearstream/Euroclear           DTC/Clearstream/Euroclear

Principal Amount........................  $[____________]                     $[____________]

Interest Rate...........................  [______]% Plus One-Month LIBOR      [______]% Plus One-Month LIBOR
                                          Per Annum                           Per Annum

Distribution Dates (Interest)...........  Monthly Beginning [____________],   Monthly Beginning [____________],
                                          2002                                2002

Interest Accrual Method.................  Actual/360                          Actual/360

Interest Period.........................  From and Including Closing          From and Including Closing
                                          Date/Distribution Date to but       Date/Distribution Date to but
                                          Excluding Following Distribution    Excluding Following Distribution
                                          Date                                Date

Interest Rate Determination Dates.......  [____________], 2002 and Two        [____________], 2002 and Two
                                          London Business Days Before Each    London Business Days Before Each
                                          Subsequent Interest Period          Subsequent Interest Period

Servicing Fee Percentage................  2.00% Per Annum                     2.00% Per Annum

Expected Final Distribution Date........  [____________], 20[__]              [____________], 20[__]
                                          Distribution Date                   Distribution Date
Scheduled Commencement of Accumulation
 Period.................................  [____________], 20[__]              [____________], 20[__]


Stated Series Termination Date..........  [____________], 20[__]              [____________], 20[__]
                                          Distribution Date                   Distribution Date

CUSIP Number............................  [____________]                      [____________]

ISIN....................................  [____________]                      [____________]

Common Code.............................  [____________]                      [____________]
------------------------------------------------------------------------------------------------------------------

* It is a condition to the issuance of the offered certificates that one of these ratings be obtained.

                           SERIES 2002-[__] SUMMARY

Series Structure

The trust will issue the following securities as part of series 2002-[__]:

 .  the class A certificates;
 .  the class B certificates;
 .  the collateralized trust obligations;
 .  the class D certificates; and
 .  the class E certificates.

The series 2002-[__] securities will be issued under the series 2002-[__] supplement to the master pooling and servicing agreement. We are offering the class A certificates and the class B certificates for sale through this prospectus supplement and the attached prospectus. We are not offering the collateralized trust obligations, the class D certificates or the class E certificates for sale through this prospectus supplement or the attached prospectus.

The trust has previously issued other series, some of which are currently outstanding, and may issue additional series from time to time without your consent. The terms of the other series issued by the trust may be significantly different from the terms of the offered certificates. See "Annex I -- Previously Issued Series" beginning on page S-69 of this prospectus supplement for a summary of the terms of the previously issued series that are currently outstanding.

The offered certificates will be included in a group of securities designated as group one. The securities included in group one will be entitled to share amounts collected on the receivables during each month and allocated to other series in group one, to the extent those amounts are not needed to make required payments with respect to other series in group one, in each case in the manner and to the extent specified in the series 2002-[__] supplement and the series supplements for those other series.

Interest Payments

Each class A certificate will represent the right to receive interest payments on each distribution date in an amount equal to the product of:

 .  the class A interest rate for the preceding interest period;

 . a fraction, the numerator of which is the actual number of days in that preceding interest period and the denominator of which is 360; and

 . the outstanding principal balance of that class A certificate as of the close of business on the preceding distribution date or, in the case of the first distribution date, as of the closing date.

Each class B certificate will represent the right to receive interest payments on each distribution date in an amount equal to the product of:

 .  the class B interest rate for the preceding interest period;

 . a fraction, the numerator of which is the actual number of days in that preceding interest period and the denominator of which is 360; and

 . the outstanding principal balance of that class B certificate as of the close of business on the preceding distribution date or, in the case of the first distribution date, as of the closing date.

The distribution dates for series 2002-[__] will be the fifteenth day of each month or, if that day is not a business day, the following business day, beginning [____________], 2002. The interest periods for series 2002-[__] will be each period from and including a distribution date, or, in the case of the first interest period, the closing date, to but excluding the following distribution date.

Any interest due but not paid on a distribution date will be payable on the following distribution date, together with additional interest on the unpaid amount at the class A interest rate or the class B interest rate, as applicable, plus 2.00% per annum. The final interest payment on the offered certificates will be made no later than the stated series termination date.

Principal Payments

The offered certificates, the collateralized trust obligations and the class D certificates are scheduled to receive a single principal payment on the expected final distribution date following the accumulation of principal in a segregated trust account referred to in this prospectus supplement as the principal funding account. We cannot assure you, however, that principal payments will not be made before or after the expected final distribution date.

If various events referred to in this prospectus supplement as early amortization events occur, principal payments may be made earlier than the expected final distribution date. If the actual payment rate on the receivables is lower than the payment rate that was assumed in structuring the accumulation period, the principal funding account may not be funded as expected and the certificateholders may not be paid in full on the expected final distribution date. There is no penalty for the early or late payment of principal.

The final principal payment on the offered certificates will be made no later than the stated series termination date. The class B certificateholders will in no event begin to receive principal payments until the class A certificates have been paid in full.

Credit Enhancement

The class A certificates will benefit from the subordination of the class B certificates, the collateralized trust obligations, the class D certificates and the class E certificates. The class B certificates will benefit from the subordination of the collateralized trust obligations, the class D certificates and the class E certificates.

The issuance of subordinated securities is intended to protect you against payment delays or losses with respect to your certificates. The subordinated securities are required to absorb losses on the receivables and other shortfalls in cash flow before those losses and other shortfalls are absorbed by the senior securities. If the receivables experience higher losses than were assumed in determining the principal balance of the subordinated securities, you may experience payment delays or losses with respect to your certificates.

Allocation of Collections, Default Amounts and Adjustment Amounts

On each determination date, the servicer will allocate to each class of the offered certificates a portion of:

 . the collections of finance charge receivables and principal receivables received during the preceding month;

 . the receivables, if any, charged off as uncollectible during the preceding month, which amount is referred to in this prospectus supplement as the default amount; and

 . the amount of any unreimbursed deficiency in trust assets attributable to downward adjustments in the amount of principal receivables in the trust made for non-credit reasons during the preceding month, which amount is referred to in this prospectus supplement as the adjustment amount.

The determination dates for series 2002-[__] will be the eighth day of each month or, if that day is not a business day, the following business day, beginning [____________] 2002.

Application of Finance Charge Collections

On each distribution date, collections of finance charge receivables received during the preceding month and allocated to the class A certificates plus various other amounts specified in the series 2002-[__] supplement will be applied:

 . to pay the interest due on the class A certificates on that distribution date;

 . to pay the servicing fee due to the servicer on that distribution date to the extent that servicing fee is allocated to the class A certificates;

 . to fund the default amount for the preceding month plus the adjustment amount as of the last day of the preceding month, in each case to the extent that amount is allocated to the class A certificates; and

 .  as excess spread as described below.

On each distribution date, collections of finance charge receivables received during the preceding month and allocated to the class B certificates plus various other amounts specified in the series 2002-[__] supplement will be applied:

 . to pay the interest due on the class B certificates on that distribution date;

 . to pay the servicing fee due to the servicer on that distribution date to the extent that servicing fee is allocated to the class B certificates; and

 .  as excess spread as described below.

On each distribution date, collections of finance charge receivables allocated to the class A certificates or the class B certificates and to be applied as excess spread and any other amounts to be applied as excess spread will be applied:

 .    to make various required payments with respect to the series 2002-[__]
     securities as described under "Description of the Offered Certificates -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement;

 .    to fund any deficiency in a segregated trust account referred to in this prospectus supplement as the spread account, which account is intended to help ensure the payment of interest and principal on the collateralized trust obligations and the class D certificates and to offset potential reductions in the outstanding principal balance of the collateralized trust obligations and the class D certificates; and

 .    to fund any deficiency in a segregated trust account referred to in this prospectus supplement as the reserve account, which account is intended to help ensure the payment of interest on the offered certificates, the collateralized trust obligations and the class D certificates on each distribution date relating to the accumulation period.

Any remaining collections of finance charge receivables allocated to the class A certificates or the class B certificates will be shared with other series in group one or, to the extent those collections are not needed to make required payments with respect to other series in group one, will be paid to the holder of the exchangeable transferor certificate.

Application of Principal Collections

The timing and amount of principal payments to be made on any distribution date will depend on whether that distribution date relates to the revolving period, the accumulation period or the early amortization period. In addition, on each distribution date, collections of principal receivables received during the preceding month and allocated to the subordinated securities may be reallocated to fund required payments with respect to the senior securities.

Revolving Period

The series 2002-[__] securities will include a period during which collections of principal receivables allocated to series 2002-[__] will not be accumulated for or paid to the holders of the series 2002-[__] securities. This period, which is referred to in this prospectus supplement as the revolving period, will begin on the closing date and end on the earlier of the commencement of the accumulation period and the commencement of the early amortization period.

On each distribution date relating to the revolving period, collections of principal receivables received during the preceding month and allocated to series 2002-[__], other than collections reallocated to fund required payments with respect to the offered certificates, the collateralized trust obligations or the class D certificates, plus various other amounts specified in the series 2002-[__] supplement:

 .    will be treated as shared principal collections and applied to make required payments with respect to other series in group one; and

 .    to the extent those collections and other specified amounts are not applied to make required payments with respect to other series in group one, will be deposited into the excess funding account or paid to the holder of the exchangeable transferor certificate.

Accumulation Period

The series 2002-[__] securities may include a period during which collections of principal receivables allocated to series 2002-[__], up to a specified amount, will be deposited on or before each distribution date into the principal funding account. This period, which is referred to in this prospectus supplement as the accumulation period, is scheduled to begin on [____________], 20[__] and end on the earliest of the commencement of the early amortization period, the date on which the series 2002-[__] securities are paid in full and the stated series termination date. Tyler Funding may postpone the commencement of the accumulation period or suspend the accumulation period under certain limited circumstances.

On or before each distribution date relating to the accumulation period, collections of principal receivables received during the preceding month and allocated to series 2002-[__], other than collections reallocated to fund required payments with respect to the offered certificates, the collateralized trust obligations or the class D certificates, plus various other amounts specified in the series 2002-[__] supplement:

 .    will be deposited into the principal funding account up to a specified amount;

 .    to the extent those collections and other specified amounts are not deposited into the principal funding account, will be treated as shared principal collections and applied to make required payments with respect to other series in group one; and

 .    to the extent those collections and other specified amounts are not applied to make required payments with respect to other series in group one, will be deposited into the excess funding account or paid to the holder of the exchangeable transferor certificate.

On the expected final distribution date, the amount on deposit in the principal funding account:

 .    will be paid to the class A certificateholders until the class A certificates have been paid in full;

 .    if the class A certificates have been paid in full, will be paid to the class B certificateholders until the class B certificates have been paid in full;

 .    if the class B certificates have been paid in full, will be paid to the holders of the collateralized trust obligations until the collateralized trust obligations have been paid in full; and

 .    if the collateralized trust obligations have been paid in full, will be paid to the holders of the class D certificates until the class D certificates have been paid in full;

provided, however, that, if the early amortization period begins prior to the expected final distribution date, the amount on deposit in the principal funding account on the first distribution date relating to the early amortization period will be paid in that order of priority on that date.

Early Amortization Period

The series 2002-[__] securities may include a period during which collections of principal receivables allocated to series 2002-[__] will be applied on each distribution date to make principal payments to the certificateholders. This period, which is referred to in this prospectus supplement as the early amortization period, will begin on the date on which an early amortization event occurs and will end on the earlier of the date on which the series 2002-[__] securities are paid in full and the stated series termination date.

On each distribution date relating to the early amortization period, collections of principal receivables received during the preceding month and allocated to series 2002-[__], other than collections reallocated to fund required payments with respect to the offered certificates, the collateralized trust obligations or the class D certificates, plus various other amounts specified in the series 2002-[__] supplement:

 .    will be paid to the class A certificateholders until the class A certificates have been paid in full;

 .    if the class A certificates have been paid in full, will be paid to the class B certificateholders until the class B certificates have been paid in full;

 .    if the class B certificates have been paid in full, will be paid to the holders of the collateralized trust obligations until the collateralized trust obligations have been paid in full; and

 .    if the collateralized trust obligations have been paid in full, will be paid to the holders of the class D certificates until the class D certificates have been paid in full.

See "Description of the Offered Certificates -- Early Amortization Events" beginning on page S-46 of this prospectus supplement for a further discussion of the early amortization events applicable to series 2002-[__].

Tax Status of the Offered Certificates and the Trust

McGuireWoods LLP, special tax counsel to FNANB and Tyler Funding, is of the opinion that:

 .    the offered certificates will be treated as debt for federal income tax purposes; and

 .    the trust will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

See "Material Federal Income Tax Consequences" beginning on page S-48 of this prospectus supplement and "Material Federal Income Tax Consequences" beginning on page 50 of the attached prospectus for a further discussion of the tax consequences of acquiring, holding and disposing of the offered certificates.

ERISA Considerations

The underwriters of the class A certificates expect that the class A certificates will qualify as publicly offered securities under regulations issued by the U.S. Department of Labor. If the class A certificates qualify as publicly offered securities, the class A certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" beginning on page S-49 of this prospectus supplement and "ERISA Considerations" beginning on page 55 of the attached prospectus for a further discussion of the ERISA considerations applicable to a purchase of the offered certificates.

Additional Information

You may obtain additional information about the offered certificates by contacting FNANB in writing at 225 Chastain Meadows Court, Kennesaw, Georgia 30144, Attention: Treasury Department, or by telephone at (770) 423-7900.

                                 RISK FACTORS

   This section summarizes the material risks that apply to an investment in the offered certificates. You should consider these risks in deciding whether to purchase the offered certificates.

The Credit Enhancement May Not Be        The class A certificates will benefit
Sufficient To Prevent Payment Delays     from the subordination of the class B
Or Losses On Your Certificates           certificates, the collateralized trust
                                         obligations, the class D certificates
                                         and the class E certificates. The class
                                         B certificates will benefit from the
                                         subordination of the collateralized
                                         trust obligations, the class D
                                         certificates and the class E
                                         certificates. We cannot assure you,
                                         however, that the subordination of
                                         these interests will be sufficient to
                                         prevent payment delays or losses on
                                         your certificates.

                                         If the receivables experience higher
                                         losses, greater downward adjustments
                                         for non-credit reasons, lower yields or
                                         lower monthly payment rates than were
                                         assumed in determining the principal
                                         balance of the subordinated securities:

                                         .  the trust may not have sufficient
                                            funds to pay in full the interest
                                            and principal owed on your
                                            certificates on one or more
                                            distribution dates and you will
                                            suffer payment delays with respect
                                            to your certificates; and

                                         .  if and to the extent that the amount
                                            of that insufficiency is not offset
                                            on subsequent distribution dates,
                                            you will suffer losses with respect
                                            to your certificates.

                                         If you hold class A certificates and
                                         the class E certificates, the class D
                                         certificates, the collateralized trust
                                         obligations and the class B
                                         certificates are reduced to zero, you
                                         will bear directly the credit and other
                                         risks associated with your undivided
                                         interest in the trust. If you hold
                                         class B certificates and the class E
                                         certificates, the class D certificates
                                         and the collateralized trust
                                         obligations are reduced to zero, you
                                         will bear directly the credit and other
                                         risks associated with your undivided
                                         interest in the trust.

                                         See "-- If The Yield On The Receivables
                                         Declines, You May Be Exposed to
                                         Reinvestment Risk" beginning on page S-
                                         14 of this prospectus supplement for a
                                         further discussion of the events that
                                         could result in a decline in the yield
                                         on the receivables. See "-- If The
                                         Principal Payment Rate On The
                                         Receivables Declines, You May Receive
                                         Principal Payments Later Than The
                                         Expected Final Distribution Date "
                                         beginning on page S-18 of this
                                         prospectus supplement for a further
                                         discussion of the events that could
                                         result in a decline in the principal
                                         payment rate. See "Description of the
                                         Offered Certificates -- Credit
                                         Enhancement" beginning on page S-36 of
                                         this prospectus supplement for a
                                         further discussion of the subordination
                                         feature.

If You Hold Class B Certificates, You    The class B certificates will be
May Suffer Payment Delays Or Losses As   subordinated to the class A
A Result Of The Subordination Of Your    certificates to the extent necessary to
Certificates To The Class A              fund various payments with respect to
Certificates                             the class A certificates.

                                         If the trust does not have sufficient
                                         funds to make all required payments
                                         with respect to the class A
                                         certificates on any distribution date
                                         and the class E certificates, the class
                                         D certificates and the collateralized
                                         trust obligations have been reduced to
                                         zero, the principal balance of the
                                         class B certificates will be reduced.
                                         If and to the extent that the amount of
                                         that reduction is not reimbursed on
                                         subsequent distribution dates:

                                         .  the percentage of finance charge
                                            collections allocable to the class B
                                            certificates will be reduced, which
                                            may delay or reduce interest
                                            payments on subsequent distribution
                                            dates; and

                                         .  the class B certificateholders will
                                            suffer losses with respect to their
                                            certificates.

                                         The class B certificateholders will not
                                         receive principal payments, whether
                                         made during the early amortization
                                         period or following a sale of the trust
                                         assets, until the class A certificates
                                         have been paid in full. If the funds
                                         available to make principal payments to
                                         the holders of the offered certificates
                                         during the early amortization period or
                                         following a sale of the trust assets
                                         are not sufficient to pay the offered
                                         certificates in full, the class B
                                         certificateholders will suffer a loss
                                         with respect to their certificates. See
                                         "Description of the Offered
                                         Certificates -- Application of
                                         Collections" beginning on page S-38 of
                                         this prospectus supplement for a
                                         further discussion of the manner in
                                         which principal payments will be made
                                         to the holders of the offered
                                         certificates.

If You Hold Class B Certificates, You    The consent or approval of a specified
May Be Unable To Control Whether         percentage of the aggregate principal
Various Actions Are Taken Under The      amount of the series 2002-[__]
Master Pooling And Servicing Agreement   securities will be required in
Or The Series 2002-[__] Supplement       determining whether the holders of the
                                         series 2002-[__] securities have
                                         consented to or approved of various
                                         actions taken under the master pooling
                                         and servicing agreement or the series
                                         2002-[__] supplement. Because the
                                         aggregate principal amount of the class
                                         A certificates will in most cases
                                         exceed the aggregate principal amount
                                         of the other series 2002-[__]
                                         securities, the class A
                                         certificateholders may control whether
                                         these actions will be consented to or
                                         approved of by the holders of the
                                         series 2002-[__] securities. We cannot
                                         assure you that the interests of the
                                         class A certificateholders will
                                         coincide with the interests of the
                                         class B certificateholders with respect
                                         to these actions.

If The Transfer Of The Receivables To    The transfer of receivables by FNANB to
The Trust Is Characterized As A          the trust under the master pooling and
Financing Rather Than A Sale, The        servicing agreement as in effect prior
Trust's Interest In The Receivables May  to December 31, 2001 and the transfer
Be Subject To Various Nonconsensual      of receivables by Tyler Funding to the
Liens                                    trust under the master pooling and
                                         servicing agreement as in effect on and
                                         after December 31, 2001 constitute
                                         either absolute sales of the
                                         receivables or the grant of security
                                         interests in the receivables. If a
                                         court were to conclude that either
                                         transfer constituted the grant of a
                                         security interest in the receivables, a
                                         tax, governmental or other
                                         nonconsensual lien on property of FNANB
                                         or Tyler Funding, as applicable,
                                         arising before new receivables came
                                         into existence might have priority over
                                         the trust's interests in those
                                         receivables. The risk of a court
                                         reaching this conclusion may be
                                         increased by the retention by FNANB,
                                         prior to December 31, 2001, of the
                                         exchangeable transferor certificate and
                                         various subordinated securities with
                                         respect to other series and the
                                         acquisition or retention by Tyler
                                         Funding, on or after December 31, 2001,
                                         of the exchangeable transferor
                                         certificate, the subordinate securities
                                         previously retained by FNANB, the class
                                         E certificates and any similar
                                         interests issued and retained with
                                         respect to other series. See "Legal
                                         Matters Relating to the Receivables --
                                         Transfer of Receivables" beginning on
                                         page 46 of the attached prospectus for
                                         a further discussion of the
                                         circumstances under which the interest
                                         of the trust might be subject to prior
                                         liens.

If FNANB Ceases To Be The Servicer, You  FNANB may resign as servicer under very
May Suffer Payment Delays Or Losses On   limited circumstances and may be
Your Certificates                        removed as servicer if it defaults in
                                         the performance of its servicing
                                         obligations. If FNANB were to resign or
                                         be removed as servicer, the processing
                                         of payments on the receivables and
                                         information relating to collections
                                         could be delayed, which could delay
                                         payments on your certificates. In
                                         addition, if FNANB were to resign or be
                                         removed as servicer and there were a
                                         material interruption in collection
                                         activities, the collection rate on the
                                         receivables could decline, which could
                                         result in losses on your certificates.
                                         See "Description of the Securities --
                                         The Servicer" and "--Servicer Defaults"
                                         beginning on page 29 and page 30 of the
                                         attached prospectus for a further
                                         discussion of the circumstances under
                                         which FNANB may resign or be removed as
                                         servicer.

The Appointment Of A Receiver Or         FNANB is chartered as a national
Conservator For FNANB Could Adversely    banking association and is subject to
Affect The Timing Or Amount Of Payments  regulation and supervision by the
On Your Certificates                     Office of the Comptroller of the
                                         Currency. If FNANB were to become
                                         insolvent or be in an unsound
                                         condition, or if it were to violate its
                                         bylaws or various federal regulations,
                                         the OCC would be authorized to appoint
                                         the FDIC as receiver or conservator for
                                         FNANB.

                                         If the OCC were to appoint the FDIC as
                                         receiver or conservator for FNANB, the
                                         FDIC would be authorized by statute to
                                         repudiate any contract of FNANB,
                                         including the receivables purchase
                                         agreement or the master pooling and
                                         servicing agreement, upon payment of
                                         actual direct compensatory

                                                damages. An FDIC regulation dealing with the issuance of asset-
                                                backed securities indicates, however, that the FDIC would not seek to reclaim or recover, or to recharacterize as property of
                                                FNANB, receivables transferred to Tyler Funding or the trust if various conditions were met, including that the transfer
                                                qualified for sale accounting treatment under GAAP, was made for adequate consideration and was not made fraudulently, in
                                                contemplation of insolvency or with the intent to hinder, delay or defraud FNANB or its creditors. FNANB believes that the conditions of the FDIC regulation will be met in connection with each transfer of receivables to Tyler Funding or the trust. If the OCC were to appoint the FDIC as receiver or conservator for
                                                FNANB and the conditions of the FDIC regulation were not met in connection with a transfer of receivables by FNANB to Tyler
                                                Funding or the trust, payments on your certificates could be delayed or reduced.

                                                If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC could, even if the conditions of the FDIC regulation were met in connection with a transfer of receivables by FNANB to Tyler Funding or the trust:

                                                .  repudiate FNANB's ongoing obligations under the receivables purchase agreement or the master pooling and servicing
                                                   agreement, such as the duty to collect payments or otherwise service the receivables;

                                                .  require Tyler Funding or the trustee to go through an
                                                   administrative claims procedure to establish its right to
                                                   amounts collected on the receivables; or

                                                .  request a stay of proceedings with respect to the claims of
                                                   Tyler Funding or the trust against FNANB.

                                                If the FDIC were to take any of these actions, or if the
                                                receivables purchase agreement or the pooling and servicing agreement or a transfer of receivables by FNANB to Tyler Funding or the trust was found to violate the regulatory requirements of the FDIA, payments on your certificates could be delayed or reduced. See "Legal Matters Relating to the Receivables --
                                                Insolvency Matters Relating to FNANB" beginning on page 47 of the attached prospectus for a further discussion of the
                                                implications of the appointment of a receiver or conservator for
                                                FNANB.

A Bankruptcy Filing With Respect To Circuit     Each of Circuit City and Tyler Funding is subject to the United
City Or Tyler Funding Could Adversely Affect    States Bankruptcy Code and similar state insolvency laws.
The Timing Or Amount Of Payments On Your        FNANB has taken steps in structuring the transactions
Certificates                                    contemplated by the receivables purchase agreement and the master pooling and servicing agreement to reduce the risk that a bankruptcy filing with respect to Circuit City would
                                                adversely affect your certificates or that Tyler Funding would become a debtor in a voluntary or involuntary bankruptcy case.
                                                We cannot assure you, however, that payments on your
                                                certificates will not be delayed or reduced as a result of a bankruptcy proceeding.

                                                If Circuit City were to become a debtor in a voluntary or
                                                involuntary bankruptcy case, a creditor or trustee-in-bankruptcy of Circuit City, or Circuit City as debtor-in-possession, might take the position that:

                                                .  the transfer of receivables by Tyler Funding to the trust under the master pooling and servicing agreement as in effect on and after December 31, 2001 should be characterized as the grant of a security interest in the receivables; and

                                                .  the assets and liabilities of Tyler Funding, which would include the receivables transferred to the trust if that
                                                   transfer were to be characterized as the grant of a security interest, should be substantively consolidated with the
                                                   assets and liabilities of Circuit City.

                                                If a bankruptcy court in such a proceeding were to characterize the transfer of receivables by Tyler Funding to the trust as the grant of a security interest and were to order that the assets and liabilities of Circuit City and Tyler Funding be
                                                substantively consolidated, payments on your certificates could be delayed or reduced.

                                                A portion of the cardholder payments may be made at Circuit City retail stores. If Circuit City were to become a debtor in a voluntary or involuntary bankruptcy case, in-store payments could be commingled for a period of time with other funds held by Circuit City and payments on your certificates could be delayed or reduced.

                                                If Tyler Funding were to become a debtor in a voluntary or involuntary bankruptcy case, an early amortization event would occur with respect to all outstanding series, newly created receivables would not be transferred to the trust, the trustee would proceed to liquidate the receivables unless otherwise instructed by the securityholders or otherwise required by the bankruptcy court and payments on your certificates could be delayed or reduced.

                                                See "Legal Matters Relating to the Receivables -- Insolvency
                                                Matters Relating to Circuit City and Tyler Funding" beginning on page 48 of the attached prospectus for a further discussion of the implications of a bankruptcy filing with respect to Circuit
                                                City or Tyler Funding.

The Events Of September 11, 2001 Could          The acts of terrorism which occurred in the United States on
Adversely Affect The Timing Or Amount Of        September 11, 2001 had an immediate impact on commercial
Payments On Your Certificates                   activities in the United States, including the use of credit cards and the payment of credit card bills during the first few days after the terrorist attacks.  The ongoing effect of the terrorist attacks on credit card use and payment patterns is unclear.  The political and military actions taken in response to the terrorist attacks and the impact of those actions on credit card use and payment patterns are also unclear.  We cannot predict the extent to which these events will have an adverse effect on general economic conditions, consumer
                                                confidence or general

                                                market liquidity or on credit card use or payment patterns. If delinquencies or losses on the receivables increase or the yield on the receivables, the rate at which new receivables are
                                                created or the principal payment rate on the receivables
                                                declines as a result of these events or similar future events, you may suffer payment delays or losses with respect to your certificates or be exposed to reinvestment risk.

The Application Of Federal Or State Consumer    A number of federal and state consumer protection laws regulate
Protection Laws Could Adversely Affect The      the creation and enforcement of consumer loans such as the
Timing Or Amount Of Payments On Your            receivables.  The existing consumer protection laws could be
Certificates                                    amended to impose additional restrictions on the creation and enforcement of consumer loans.  In addition, new consumer
                                                protection laws could be adopted imposing those additional restrictions.  The events of September 11, 2001 or similar events in the future may enable certain cardholders to obtain relief under the Soldiers' and Sailors' Civil Relief Act of
                                                1940 and may increase the likelihood that existing laws will be amended or that new laws will be adopted to provide additional relief to consumers.  We cannot assure you that the application of federal or state consumer protection laws will not have an adverse impact on the timing or amount of payments on your certificates.  See "Legal Matters Relating to the Receivables
                                                -- Consumer Protection Laws" beginning on page 49 of the
                                                attached prospectus for a further discussion of federal and state consumer protection laws.

If The Yield On The Receivables Declines, You   If the yield on the receivables declines, an early amortization
May Be Exposed To Reinvestment Risk             event may occur and you may receive principal payments earlier than the expected final distribution date.  The following
                                                events, each of which is discussed in more detail below, could result in a decline in the yield on the receivables:

                                                .  a reduction in the periodic finance charges or other fees and charges assessed on the accounts instituted by FNANB for
                                                   competitive reasons or to promote the Circuit City private label credit card;

                                                .  a reduction in the periodic finance charges or other fees and charges assessed on the accounts required by law;

                                                .  a reduction in the amount of periodic finance charges or other fees and charges paid by cardholders as a result of
                                                   economic, social or other factors;

                                                .  the deposit of funds into the excess funding account for the trust; or

                                                .  the deposit of funds into the principal funding account for series 2002-[__].

                                                If you receive principal payments earlier than expected, you may be unable to reinvest that principal in an investment security that earns a rate of return comparable to the interest rate on your certificates or that has risk characteristics comparable to the risk characteristics of your certificates. See "Description of the Offered Certificates -- Early Amortization

                                                Events" beginning on page S-46 of this prospectus supplement for a further discussion of the early amortization events applicable to series 2002-[__].

                                                Reduction for Competitive Reasons

                                                The credit card industry is highly competitive and has
                                                experienced a substantial increase in the use of advertising, target marketing, price reductions and incentive programs as new issuers seek to enter the market and existing issuers seek to increase their market share. In many cases, consumers select credit cards on the basis of product features, such as interest rate and credit limit, and will change credit cards or use other sources of credit to take advantage of more attractive credit terms. As owner of the accounts included in the trust, FNANB has the right to change various account terms, including the
                                                periodic finance charges and other fees and charges assessed on the accounts. In addition, FNANB periodically offers interest free promotions under which holders of the Circuit City private label credit card are able to purchase designated products on an interest free basis for a specified period and occasionally offers payment extension promotions under which cardholder payments are deferred for a specified period. We cannot assure you that FNANB will not reduce the periodic finance charges or other fees and charges assessed on the accounts in response to increased competition from other credit card issuers or other credit providers or that an increase in the use of interest free promotions or payment extension promotions will not cause a decline in the yield on the receivables.

                                                Reduction Required by Law

                                                A number of federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. The existing consumer protection laws could be amended to limit the fees and charges that may be assessed with respect to credit card accounts. In addition, new consumer protection laws could be adopted limiting those fees and
                                                charges. The events of September 11, 2001 or similar events in the future may enable certain cardholders to reduce and cap the interest rate applicable to their receivables and may increase the likelihood that existing laws will be amended or that new laws will be adopted to provide additional relief to consumers.
                                                We cannot assure you that FNANB will not be required by law to reduce the periodic finance charges and other fees and charges assessed on the accounts.

                                                Economic, Social and Other Factors

                                                A variety of economic, social or other factors could cause cardholders who have historically incurred periodic finance charges or other fees and charges to begin paying account
                                                balances in full on a monthly basis. These factors include increases in disposable income, changes in consumer attitudes toward the repayment of revolving debt and the availability of competing sources of credit. The events of September 11,

                                                2001 or similar events in the future could also affect credit card payment patterns. We cannot assure you that the amount of periodic finance charges and other fees and charges assessed on the accounts will not decline as a result of economic, social or other factors.

                                                Excess Funding Account Deposits

                                                If the transferor amount is less than the minimum transferor amount on any date, collections of principal receivables that would otherwise be distributed to the holder of the exchangeable transferor certificate will instead be deposited into the excess funding account to the extent of that deficiency. The amount, if any, on deposit in the excess funding account will be invested in eligible investments. The deposit of amounts into the excess funding account has the effect of substituting cash for
                                                principal receivables. Because the investment earnings on
                                                amounts on deposit in the excess funding account may be less than the effective yield from the collections of finance charge receivables that would otherwise have been included in the trust, this substitution may result in a decline in the yield on the receivables.

                                                Principal Funding Account Deposits

                                                On or before each distribution date relating to the controlled accumulation period for series 2002-[__], collections of
                                                principal receivables that would otherwise be distributed to the holder of the exchangeable transferor certificate will instead be deposited into the principal funding account for series 2002-
                                                [__] in an amount not to exceed the controlled deposit amount for that distribution date. The amount on deposit in the
                                                principal funding account will be invested in eligible
                                                investments. The servicer will allocate collections of finance charge receivables to series 2002-[__] based on an allocation percentage that decreases as amounts are deposited in the
                                                principal funding account for series 2002-[__]. As a result, the deposit of amounts into the principal funding account has the effect of substituting earnings on eligible investments for collections of finance charge receivables. Because the
                                                investment earnings on the amounts on deposit in the principal funding account may be less than the effective yield from the collections of finance charge receivables that would otherwise have been allocated to series 2002-[__], this substitution may result in a decline in the yield on the receivables.

If The Rate At Which New Receivables Are        Tyler Funding is required to transfer additional receivables to
Created Declines, You May Be Exposed To         the trust if there would otherwise be insufficient receivables
Reinvestment Risk                               to support all outstanding series.  If the rate at which new receivables are created declines and Tyler Funding is unable to transfer additional receivables to the trust, an early
                                                amortization event may occur and you may receive principal payments earlier than the expected final distribution date.
                                                The following events, each of which is discussed in more detail below, could result in a decline in the rate at which new
                                                receivables are created:

                                                .  a decline in credit and non-credit sales at Circuit City retail stores as a result of increased competition from other retailers;

                                                .  a decline in credit and non-credit sales at Circuit City retail stores as a result of a decline in the demand for
                                                   consumer electronics, personal computers or entertainment
                                                   software;

                                                .  a decline in credit and non-credit sales at Circuit City retail stores as a result of changes in the Circuit City
                                                   business;

                                                .  a decline in private label and non-private label credit sales at Circuit City retail stores as a result of economic, social or other factors; or

                                                .  a decline in private label credit sales at Circuit City retail stores as a result of increased competition from other providers of consumer credit or increased use of other
                                                   methods of payment.

                                                If you receive principal payments earlier than expected, you may be unable to reinvest that principal in an investment security that earns a rate of return comparable to the interest rate on your certificates or that has risk characteristics comparable to the risk characteristics of your certificates.

                                                Increase in Retail Competition

                                                The consumer electronics industry is highly competitive. Circuit
                                                City competes with numerous companies in each of its geographic markets, including regional and national specialty stores and discount retailers, smaller local stores that carry similar categories of merchandise and internet-based retailers. We cannot assure you that increased competition will not cause
                                                Circuit City sales to decline. If Circuit City sales decline as a result of increased retail competition, the rate at which new receivables are created could also decline.

                                                Decline in Consumer Demand

                                                Circuit City may experience a decline in sales if the demand for consumer electronics, personal computers or entertainment
                                                software declines. The demand for these products could decline for various reasons, including the absence of product
                                                innovations or new product categories and general economic factors, such as increased inflation or unemployment rates, that lead to a general reduction in consumer spending. We cannot assure you that consumer demand for the products sold by Circuit
                                                City will not decline. If Circuit City sales decline as a result of a decline in consumer demand, the rate at which new
                                                receivables are created could also decline.

                                                Changes in the Circuit City Business

                                                Circuit City may experience a decline in sales for various reasons related to the operation of its business, including store closings, expense reductions affecting product advertising
                                                and

                                shifts in product category sales. We cannot assure you that sales at Circuit City stores and the rate at which new receivables are created will not decline as a result of changes in the manner in which Circuit City operates its business.

                                Economic, Social and Other Factors

                                Circuit City may experience a decline in credit sales if the rate at which consumers purchase merchandise and services on credit declines. The use of credit by consumers could decline as a result of various economic, social and other factors, including increased inflation or unemployment rates, changes in consumer attitudes toward financing purchases with debt and new payment methods such as debit cards. The events of September 11, 2001 or similar events in the future could also affect credit card use. We cannot assure you that the use of credit by consumers will not decline. If Circuit City credit sales decline as a result of a decline in the use of credit, the rate at which new receivables are created could also decline.

                                Increase in Credit Competition and Other Methods of Payment

                                Circuit City accepts or may accept in the future various credit cards and other methods of payment in addition to its private label credit card, including American Express, MasterCard, VISA and Discover credit cards, debit cards, stored value cards, checks and cash. We cannot assure you that increased competition from other credit card issuers or other credit providers or increased use of other methods of payment will not cause Circuit City private label credit card use to decline. If Circuit City private label credit card use declines, the rate at which new receivables are created will also decline.

If The Principal Payment        If the rate at which principal payments are made
Rate On The Receivables         on the receivables declines during the
Declines, You May Receive       accumulation period, the trust may be unable to
Principal Payments Later        accumulate principal in the principal funding
Than The Expected Final         account in an amount sufficient to pay the
Distribution Date               offered certificates in full on the expected
                                final distribution date. The following events, each of which is discussed in more detail below, could result in a decline in the principal payment rate:

                                .  changes in account terms that reduce
                                   principal payment requirements or make it less costly for cardholders to defer principal payments;

                                .  changes in cardholder payment habits
                                   resulting from economic, social or other factors; or

                                . the exercise by Tyler Funding of the discount option.

                                Changes in Account Terms

                                The rate at which cardholders make principal payments is influenced by various account terms. If FNANB were to reduce the minimum monthly payment requirement applicable to the accounts or the periodic finance charges assessed on the accounts, either for competitive reasons or as required by law, cardholders might reduce the amount of their monthly payments. We cannot assure you that FNANB will not change the account terms in a way that causes the principal payment rate on the receivables to decline.

                                Economic, Social and Other Factors

                                A variety of economic, social or other factors could cause cardholders to reduce the amount of their monthly principal payments. These factors include reductions in disposable income, changes in consumer attitudes toward the repayment of revolving debt and seasonal payment habits. The events of September 11, 2001 or similar events in the future could also affect credit card payment patterns. We cannot assure you that the principal payment rate on the receivables will not decline as a result of economic, social or other factors.

                                Exercise of Discount Option

                                Tyler Funding has the right, without your consent and without notice to or consent of any other securityholders, to cause a specified percentage of receivables in the trust that would otherwise be treated as principal receivables to be treated as finance charge receivables. We cannot assure you that the principal payment rate on the receivables will not decline as a result of the exercise of the discount option. See "Description of the Securities -- Discount Option" beginning on page 21 of the attached prospectus for a further discussion of the discount option.

The Addition Of Accounts Could  All accounts meeting the eligibility
Adversely Affect The Timing Or  requirements set forth in the master pooling and
Amount Of Payments On Your      servicing agreement will, subject to various
Certificates                    limitations imposed by the rating agencies, be
                                automatically included as accounts upon the identification of those accounts in FNANB's master computer files by one of several specified code numbers or in a computer file or microfiche list delivered to the trustee. In addition:

                                . Tyler Funding may from time to time in its discretion designate additional eligible accounts to be included as accounts; and

                                . Tyler Funding will be required to designate additional eligible accounts to be included as accounts if there would otherwise be insufficient receivables to support all outstanding series.

                                Tyler Funding will transfer all existing and future receivables in the automatic additional accounts and the designated additional accounts to the trust.

                                The payment rate or the delinquency or loss experience of the additional accounts may be different from the payment rate or the delinquency or loss experience of the accounts included in the trust on the date of this prospectus supplement. In addition, the terms of the receivables in the additional accounts may be different from the terms of the receivables in the accounts included in the trust on the date of this prospectus supplement.

                                 The additional accounts may include MasterCard and VISA credit card accounts, as described under "Description of the Circuit City Private Label Credit Card Program -- Credit Card Programs" beginning on page 3 of the attached prospectus, and these accounts may have terms, payment characteristics and delinquency and loss rates that are materially different from the terms, payment characteristics and delinquency and loss rates of the Circuit City private label credit card accounts.

                                 We cannot assure you that the creation or designation of additional accounts will not have an adverse impact on the timing or amount of payments on your certificates. See "Description of the Securities -- Addition of Accounts" beginning on page 19 of the attached prospectus for a further discussion of the procedure by which additional accounts will be included in the trust.

The Issuance Of A New Series     The trust has previously issued other series,
Could Adversely Affect           some of which are currently outstanding, an
The Timing Or Amount Of Payments may issue additional series from time to time
On Your Certificates             without your consent. The terms of the other
                                 series issued by the trust may be significantly different from the terms of the offered certificates.

                                 It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of that outstanding series. We cannot assure you, however, that the terms of any other series will not have an adverse impact on the timing or amount of payments on your certificates. See "Description of the Securities -- Issuing New Series" beginning on page 16 of the attached prospectus for a further discussion of the procedure for issuing a new series.

The Issuance Of A Companion      The trust may issue a companion series with
Series Could Adversely Affect    respect to series 2002-[__] without your
The Timing Or Amount Of Payments consent. The terms of a companion series issued
On Your Certificates             by the trust may be significantly different
                                 from the terms of the offered certificates and may include early amortization events not included with respect to the offered certificates. If an early amortization event were to occur with respect to a companion series prior to the payment in full of the offered certificates, the allocation percentage used to allocate collections of principal receivables to 2002-[__] might be reduced and you might receive principal payments later than the expected final distribution date.

                                 It is a condition to the issuance of each new series, including a companion series, that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of that outstanding series. We cannot assure you, however, that the terms of any companion series will not have an adverse impact on the timing or amount of payments on your certificates. See "Description of the Securities -- Companion Series" beginning on page 24 of the attached prospectus for a further discussion of the companion series feature.

The Holders Of The Offered       The consent or approval of the holders of a
Certificates May Be Unable To    specified percentage of the aggregate principal
Control Actions Taken Under      amount of all outstanding series is required
The Master Pooling And           before various actions may be taken under the
Servicing Agreement              master pooling and servicing agreement. These
                                 actions include the appointment of a successor servicer following a servicer default, the amendment of the master pooling and servicing agreement under specified circumstances and the repurchase or liquidation of the receivables.
                                 We cannot assure you that the interests of the certificateholders of other series will coincide with your interests with respect to these actions.

                    DELINQUENCY AND LOSS EXPERIENCE FOR THE
                CIRCUIT CITY PRIVATE LABEL CREDIT CARD PORTFOLIO

Delinquency Experience

  The following table sets forth the delinquency experience for the Circuit City private label credit card portfolio as of each of the dates shown. We cannot assure you that the future delinquency experience for the receivables in the trust will be similar to the historical delinquency experience for the private label credit card portfolio set forth in the table. If an Early Amortization Event occurs and new receivables are not being transferred to the trust, the performance of the receivables in the trust may be volatile and may materially deteriorate.

                            Delinquency Experience
                      Private Label Credit Card Portfolio
                            (Dollars in Thousands)


                                                              As of December 31,
                                                              ------------------
                           2001                        2000                        1999                        1998
                           ----                        ----                        ----                        ----
                                 Percentage                  Percentage                  Percentage                  Percentage
                                  of Total                    of Total                    of Total                    of Total
                   Receivables   Receivables   Receivables   Receivables   Receivables   Receivables   Receivables   Receivables
                   ------------  -----------   ------------  -----------   ------------  -----------   ------------  -----------
Total Receivables
  Outstanding.....   $1,352,589       100.00%    $1,263,459       100.00%    $1,256,547       100.00%    $1,294,580       100.00%
                     ==========       ======     ==========       ======     ==========       ======     ==========       ======
Delinquent 31 to 60
  Days.............  $   21,512         1.59%    $   22,258         1.76%    $   22,714         1.81%    $   24,448         1.89%
Delinquent 61 to 90
  Days.............      15,190         1.12         13,508         1.07         14,084         1.12         14,403         1.11
Delinquent 91 or
  More Days........      28,024         2.07         26,596         2.10         26,586         2.12         27,440         2.12
                     ----------       ------     ----------       ------     ----------       ------     ----------       ------
Total..............  $   64,726         4.79%    $   62,362         4.94%    $   63,384         5.05%    $   66,291         5.12%
                     ==========       ======     ==========       ======     ==========       ======     ==========       ======

  The delinquency periods are calculated based on the number of days a payment is contractually past due. All receivables are charged off not later than the earlier of the day on which they become 181 days delinquent on a contractual basis and 30 days after receipt of notice by FNANB that the related obligor has died or declared bankruptcy. As a result, no receivable reported as delinquent in the delinquency experience table was more than 180 days delinquent as of the reporting date.

  The percentages set forth for each delinquency period and each reporting date are calculated by dividing the total delinquent receivables outstanding for that delinquency period as of that reporting date by the total receivables outstanding in the private label credit card portfolio as of that reporting date. The totals reported in the delinquency experience table may not equal the sum of the related amounts or percentages due to rounding.

Loss Experience

  The following table sets forth the loss experience for the Circuit City private label credit card portfolio for each of the periods shown. We cannot assure you that the future loss experience for the receivables in the trust will be similar to the historical loss experience for the private label credit card portfolio set forth in the table.


                                Loss Experience
                      Private Label Credit Card Portfolio
                            (Dollars In Thousands)

                                                                         Twelve Months Ended
                                                                             December 31,
                                                                             ------------
                                                     2001                2000                1999                1998
                                                     ----                ----                -----               ----
Average Principal Receivables
  Outstanding.............................         $1,089,131          $1,142,486          $1,150,689          $1,069,258
Gross Principal Charge-Offs...............         $   84,575          $   77,754          $   80,012          $   89,463
Recoveries................................         $   20,952          $   21,717          $   20,853          $   17,774
Net Principal Charge-Offs.................         $   63,623          $   56,037          $   59,159          $   71,689
Net Principal Charge-Offs as a
  Percentage of Average Principal
  Receivables Outstanding.................               5.84%               4.90%               5.14%               6.70%

  The average principal receivables for any period equals the average of the principal balances outstanding at the beginning and end of each month during that period. The gross principal charge-offs for any period do not include fraud losses. The exclusion of fraud losses in calculating gross principal charge-offs for any period does not have a material effect on that calculation.

Delinquency and Loss Trends

  As indicated in the delinquency and loss tables, delinquency rates for the private label credit card portfolio have decreased slightly in recent years while loss rates for the portfolio increased for the twelve months ended December 31, 2001 following two years in which loss rates decreased. The delinquency and loss experience for the private label credit card portfolio reflects, among other factors, the overall credit quality of the cardholders, the seasoning of the accounts, the success of collection efforts and general economic conditions. The decrease in delinquency rates indicated in the tables is primarily attributable to improvements in the collections process, including management's use of daily reporting to tailor collection incentives to specific delinquency cycles, changes to the collections training process, increased management monitoring of customer contacts and the establishment of a separate inbound call group. The recent increase in loss rates is attributable to, among other factors, a decline in overall economic conditions and an increase in bankruptcy filings. We cannot assure you that the recent delinquency trend will continue or that loss rates will not continue to increase in the future.

                   CHARACTERISTICS OF THE TRUST RECEIVABLES

  As of January 31, 2002:

  . the receivables included $[____________] of Principal Receivables and $[____________] of Finance Charge Receivables;

  . the Accounts with debit balances had an average receivables balance of $[______];

  .  the average credit limit of the Accounts was $[______];

  . the average receivables balance of the Accounts with debit balances divided by the average credit limit of all the Accounts, expressed as a percentage, was [______]%;

  . the average age of the Accounts was [______] months and the average age of the Accounts weighted by receivables balance was [______]; and

  . the obligors on the Accounts had billing addresses in all 50 states, the District of Columbia and various U.S. territories and possessions.

  The Accounts consist solely of accounts established under a private label credit card program for customers of Circuit City. As a result, the rate at which new receivables are created relates to the rate at which Circuit City generates private label credit card sales. The following table sets forth the private label credit card purchases at Circuit City retail stores as a percentage of total Circuit City retail sales for each of the periods shown. We cannot assure you that future private label credit card use will be similar to the historical experience set forth below.

                      Private Label Credit Card Purchases

                                                                         Twelve Months Ended
                                                                             December 31,
                                                                             ------------
                                                         2001                2000                1999                1998
                                                        -----               -----               -----               -----
Percentage of Total Retail Sales..........              14.08%              13.72%              13.94%              15.23%

  The following tables set forth information with respect to the Accounts and the receivables as of January 31, 2002. If there is a material adverse change in the characteristics of the Accounts or the receivables between January 31, 2002 and the date on which the offering price for the offered certificates is determined, we will send you updated information with respect to the Accounts and the receivables. In each case where information in the following tables is presented as a percentage of the total number of Accounts or as a percentage of the total receivables, the sum of the percentages presented may be less than or greater than 100.00% due to rounding.

                         Composition by Account Balance
                                Trust Portfolio

                                                          Percentage
                                                           of Total                                      Percentage
                                          Number of       Number of                                       of Total
        Account Balance Range              Accounts        Accounts              Receivables            Receivables
        ---------------------              --------        --------              -----------            -----------
Credit Balance........................
Zero Balance..........................
$0.01 to $1,500.00....................
$1,500.01 to $3,000.00................
$3,000.01 to $4,500.00................
$4,500.01 to $10,000.00...............
Over $10,000.00.......................
     TOTAL............................

                          Composition by Credit Limit
                                Trust Portfolio

                                                          Percentage
                                                           of Total                                      Percentage
                                          Number of       Number of                                       of Total
          Credit Limit Range               Accounts        Accounts              Receivables            Receivables
          ------------------               --------        --------              -----------            -----------
Zero Limit............................
$0.01 to $1,500.00....................
$1,500.01 to $3,000.00................
$3,000.01 to $4,500.00................
$4,500.01 to $10,000.00...............
$10,000.01 to $15,000.00..............
     TOTAL............................

                         Composition by Payment Status
                                Trust Portfolio

                                                          Percentage
                                                           of Total                                      Percentage
                                          Number of       Number of                                       of Total
            Payment Status                 Accounts        Accounts              Receivables            Receivables
            --------------                 --------        --------              -----------            -----------
Not Delinquent........................
Delinquent 1 to 30 Days...............
Delinquent 31 to 60 Days..............
Delinquent 61 to 90 Days..............
Delinquent 91 to 120 Days.............
Delinquent 121 to 150 Days............
Delinquent 151 to 180 Days............
     TOTAL............................

                           Composition by Account Age
                                Trust Portfolio

                                                          Percentage
                                                           of Total                                      Percentage
                                          Number of       Number of                                       of Total
             Account Age                   Accounts        Accounts              Receivables            Receivables
             -----------                   --------        --------              -----------            -----------
0 to 3 Months.........................
4 to 6 Months.........................
7 to 9 Months.........................
10 to 12 Months.......................
13 to 24 Months.......................
25 to 36 Months.......................
37 or More Months.....................
     TOTAL............................

                   Composition By Cardholder Billing Address
                                Trust Portfolio

                                                          Percentage
                                                           of Total                                      Percentage
                                          Number of       Number of                                       of Total
      Cardholder Billing Address           Accounts        Accounts              Receivables            Receivables
      --------------------------           --------        --------              -----------            -----------
Alabama...............................
Alaska................................
Arizona...............................
Arkansas..............................
California............................
Colorado..............................
Connecticut...........................
Delaware..............................
District of Columbia..................
Florida...............................
Georgia...............................
Hawaii................................
Idaho.................................
Illinois..............................
Indiana...............................
Iowa..................................
Kansas................................
Kentucky..............................
Louisiana.............................
Maine.................................
Maryland..............................
Massachusetts.........................
Michigan..............................
Minnesota.............................
Mississippi...........................
Missouri..............................
Montana...............................
Nebraska..............................
Nevada................................
New Hampshire.........................
New Jersey............................
New Mexico............................
New York..............................
North Carolina........................
North Dakota..........................
Ohio..................................
Oklahoma..............................
Oregon................................
Other.................................
Pennsylvania..........................
Rhode Island..........................
South Carolina........................
South Dakota..........................
Tennessee.............................
Texas.................................
Utah..................................
Vermont...............................
Virginia..............................
Washington............................
West Virginia.........................
Wisconsin.............................
Wyoming...............................
     TOTAL............................

  Because the largest number of cardholders, based on billing address, whose Accounts were included in the trust as of January 31, 2002 were located in [California], [Florida] and [Texas], adverse changes in the economic conditions in these states could have a direct impact on the creation of receivables or the timing or amount of payments on the offered certificates.

                            MATURITY CONSIDERATIONS

  The offered certificates, the CTOs and the class D certificates are scheduled to receive a single principal payment on the Expected Final Distribution Date following the accumulation of principal in the Principal Funding Account. We expect that the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be sufficient to make these payments. We cannot assure you, however, that these payments will be made. If the actual payment rate on the receivables is lower than the payment rate that was assumed in structuring the Accumulation Period, the Principal Funding Account may not be funded as expected and the certificateholders may not be paid in full on the Expected Final Distribution Date. If the certificateholders are not paid in full on the Expected Final Distribution Date, an Early Amortization Event will occur with respect to series 2002-[__]. See "Description of the Offered Certificates -- Principal Payments --Accumulation Period" beginning on page S-31 of this prospectus supplement for a further discussion of the Accumulation Period.

  The certificateholders will not receive principal payments before the Expected Final Distribution Date unless an Early Amortization Event occurs that results in the commencement of the Early Amortization Period. If the Early Amortization Period begins prior to the Expected Final Distribution Date, any amount then on deposit in the Principal Funding Account will be paid to the certificateholders, the holders of the CTOs and the Class D certificateholders on the first Distribution Date relating to the Early Amortization Period in the following order of priority:

  . to the Class A certificateholders until the Class A certificates have been paid in full;

  . if the Class A certificates have been paid in full, to the Class B certificateholders until the Class B certificates have been paid in full;

  . if the Class B certificates have been paid in full, to the holders of the CTOs until the CTOs have been paid in full; and

  . if the CTOs have been paid in full, to the Class D certificateholders until the Class D certificates have been paid in full.

  On each subsequent Distribution Date relating to the Early Amortization Period, Available Principal Collections will be paid to the certificateholders, the holders of the CTOs and the Class D certificateholders in the following order of priority:

  . to the Class A certificateholders until the earlier of the date on which the Class A certificates have been paid in full and the Stated Series Termination Date;

  . if the Class A certificates have been paid in full, to the Class B certificateholders until the earlier of the date on which the Class B certificates have been paid in full and the Stated Series Termination Date;

  . if the Class B certificates have been paid in full, to the holders of the CTOs until the earlier of the date on which the CTOs have been paid in full and the Stated Series Termination Date; and

  . if the CTOs have been paid in full, to the Class D certificateholders until the earlier of the date on which the Class D certificates have been paid in full and the Stated Series Termination Date.

  The Class B certificateholders will in no event begin to receive principal payments until the Class A certificates have been paid in full. If an Early Amortization Event occurs with respect to series 2002-[__], the certificateholders may begin to receive principal payments earlier than the Expected Final Distribution Date. See "Description of the Offered Certificates-- Principal Payments -- Early Amortization Period" beginning on page S-33 of this prospectus supplement for a further discussion of the Early Amortization Period. See "Description of the Offered

Certificates -- Early Amortization Events" beginning on page S-46 of this prospectus supplement and "Description of the Securities -- Early Amortization Events" beginning on page 27 of the attached prospectus for a further discussion of the Early Amortization Events applicable to series 2002-[__].

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Circuit City private label credit card portfolio for any month during the periods shown and the average cardholder monthly payment rates for all months during the periods shown. The payment rates are calculated for each month by dividing the total amount of collections received during that month, including recoveries on charged-off accounts, by the average receivables balance for that month. The collections received during each month include amounts that would constitute collections of Principal Receivables and amounts that would constitute collections of Finance Charge Receivables.

                              Monthly Payment Rate
                      Private Label Credit Card Portfolio

                                                                         Twelve Months Ended
                                                                             December 31,
                                                                             -----------
                                                         2001                2000                1999                1998
                                                        -----               -----               -----               -----
Lowest Month..............................              10.14%              10.62%              11.67%              10.73%
Highest Month.............................              14.54%              15.91%              15.43%              13.49%
Monthly Average...........................              12.10%              12.96%              13.07%              12.03%

  We cannot assure you that the future payment rates on the receivables in the trust will be similar to the historical payment rates for the private label credit card portfolio set forth in the table. See "Risk Factors -- If The Principal Payment Rate On The Receivables Declines, You May Receive Principal Payments Later Than The Expected Final Distribution Date" beginning on page S-18 of this prospectus supplement for a further discussion of the events that could result in a decline in the rate at which principal payments are made on the receivables.

                        RECEIVABLE YIELD CONSIDERATIONS

  The following table sets forth the yield from periodic finance charges and fees billed to accounts in the Circuit City private label credit card portfolio for each of the periods shown. The historical yield percentages set forth in the table are calculated on an accrual basis. The amounts collected during any period in respect of the receivables in the trust are calculated on a cash basis.

                                Portfolio Yield
                      Private Label Credit Card Portfolio
                             (Dollars in Thousands)

                                                                         Twelve Months Ended
                                                                             December 31,
                                                                             -----------
                                                     2001                2000                1999                1998
                                                   ----------          ----------          ----------          ----------
Average Total Receivables Outstanding.....         $1,116,931          $1,169,881          $1,176,172          $1,094,533
Finance Charges Billed....................         $  249,587          $  254,957          $  254,349          $  253,012
Yield from Finance Charges................              22.35%              21.79%              21.63%              23.12%

  The average total receivables outstanding for any period equals the average of the total receivables balance at the beginning and end of each month during that period.

  We cannot assure you that the future yield on the receivables in the trust will be similar to the historical yield percentages for the private label credit card portfolio set forth in the table. See "Risk Factors -- If The Yield On The Receivables Declines, You May Be Exposed To Reinvestment Risk" beginning on page S-14 of this prospectus supplement for a further discussion of the events that could result in a decline in the yield on the receivables.

                                USE OF PROCEEDS

  The net proceeds from the sale of the offered certificates will be paid to Tyler Funding. Tyler Funding will use these proceeds to repay a portion of the series [______] variable funding certificates and for general corporate purposes. A portion of the series [______] variable funding certificates are owned by a multi-seller commercial paper vehicle administered by affiliates of [____________________].

                        RECENT FINANCIAL INFORMATION FOR
                             CIRCUIT CITY AND FNANB

  As of January 31, 2002, Circuit City had consolidated assets of approximately $[______] million and equity of approximately $[______] million.

  As of January 31, 2002, FNANB had assets of approximately $[______] million and equity of approximately $[______] million.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

  The offered certificates will be issued by the trust under the master pooling and servicing agreement and a series supplement related to series 2002-[__]. The following is a summary of the material terms of the offered certificates. You should refer to the master pooling and servicing agreement and the series 2002-[__] supplement for a complete description of all terms of the offered certificates.

Book-Entry Registration

  The offered certificates will initially be issued in book-entry form. You may hold the offered certificates through DTC in the United States or through Clearstream or Euroclear in Europe. See "Registration and Transfer of the Securities" beginning on page 37 in the attached prospectus for a further discussion of the book-entry registration system and the limited circumstances under which the offered certificates will be issued in fully registered, certificated form.

Interest Payments

  Each class of the offered certificates will accrue interest from and including the Closing Date to and including [____________], 2002 and during each subsequent Interest Period at the interest rate applicable to that class for that period. An Interest Period is the period from and including a Distribution Date, or, in the case of the initial Interest Period, from and including the Closing Date, to but excluding the following Distribution Date. Interest will be distributed on the [____________], 2002 and on each subsequent Distribution Date to the certificateholders in whose names the offered certificates were registered at the close of business on the last Business Day of the preceding month.

  The offered certificates will accrue interest at the following interest rates:

  . the interest rate applicable to the Class A certificates for each Interest Period is [____]% per annum above LIBOR prevailing on the related LIBOR Determination Date; and

  . the interest rate applicable to the Class B certificates for each Interest Period is [____]% per annum above LIBOR prevailing on the related LIBOR Determination Date.

  The interest due on the Class A certificates on each Distribution Date will equal the product of:

  .  the Class A interest rate for the preceding Interest Period;

  . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

  . the outstanding principal balance of the Class A certificates as of the close of business on the preceding Distribution Date or, in the case of the interest due on the initial Distribution Date, as of the Closing Date.

  The interest due on the Class B certificates on each Distribution Date will equal the product of:

  .  the Class B interest rate for the preceding Interest Period;

  . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

  . the outstanding principal balance of the Class B certificates as of the close of business on the preceding Distribution Date or, in the case of the interest due on the initial Distribution Date, as of the Closing Date.

  If the interest due on the offered certificates on any Distribution Date is not paid in full, the shortfall will be due on the next Distribution Date, together with additional interest on the amount of the shortfall at the applicable certificate interest rate plus 2.00% per annum. This additional interest will be payable only to the extent permitted by law.

  The certificateholders may call the trustee at (800) 735-7777 to obtain the interest rates applicable to the offered certificates for the current and preceding Interest Periods. This information will also be included in statements delivered to the certificateholders on each Distribution Date.

  The interest due on the offered certificates on any Distribution Date will be funded from Class A Available Funds or Class B Available Funds, as applicable, for that Distribution Date. If Class A Available Funds for any Distribution Date are not sufficient to pay the interest due on the Class A certificates on that Distribution Date, the shortfall will be funded from Excess Spread and Shared Excess Finance Charge Collections allocable to series 2002-[__] and Reallocated Principal Collections. If Class B Available Funds for any Distribution Date are not sufficient to pay the interest due on the Class B certificates on that Distribution Date, the shortfall will be funded from Excess Spread and Shared Excess Finance Charge Collections allocable to series 2002- [__] and Reallocated Principal Collections, in each case after applying those amounts, if needed, to fund the Class A Required Amount for that Distribution Date; provided, however, that collections of Principal Receivables allocated to the Class B certificates will not be reallocated to fund the interest due on the Class B certificates.

  The interest due on the CTOs, the Class D certificates and the Class E certificates on each Distribution Date will be calculated in accordance with the series 2002-[__] supplement. We expect that the weighted average interest rate applicable to the CTOs, the Class D certificates and the Class E certificates for each Interest Period will not exceed [____]% per annum above LIBOR prevailing on the related LIBOR Determination Date. We cannot assure you, however, that the weighted average interest rate will not exceed that rate.

Principal Payments

  The principal due on any Distribution Date will be funded from Available Principal Collections for that Distribution Date. The timing and amount of principal payments to be made on any Distribution Date will depend on whether that Distribution Date relates to the Revolving Period, the Accumulation Period or the Early Amortization Period.

  Revolving Period

  The Revolving Period will begin on the Closing Date and end on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period. The certificateholders will not receive principal payments during the Revolving Period.

  On each Distribution Date relating to the Revolving Period, the Available Principal Collections for that Distribution Date will be applied in the following order of priority:

  . if other series in group one require additional collections of Principal Receivables, the Available Principal Collections will be treated as Shared Principal Collections and applied to make required payments with respect to other series in group one;

  . if the Transferor Amount is less than the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be deposited in the Excess Funding Account; and

  . if the Transferor Amount equals or exceeds the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be paid to the holder of the Exchangeable Transferor Certificate.

  Accumulation Period

  The Accumulation Period is scheduled to begin at the close of business on the last day of the [____________] 20[__] Collection Period and end on the earliest of the commencement of the Early Amortization Period, the date on which the series 2002-[__] securities are paid in full and the Stated Series Termination Date; provided, however, that Tyler Funding may postpone the commencement of the Accumulation Period or suspend the Accumulation Period under certain limited circumstances. On or before each Distribution Date relating to the Accumulation Period, the trustee will deposit the Available Principal Collections for that Distribution Date into the Principal Funding Account up to a specified amount. The amount on deposit in the Principal Funding Account is scheduled to be paid to the certificateholders, the holders of the CTOs and the Class D certificateholders on the Expected Final Distribution

Date. The Accumulation Period is intended to enable the trust to make a single principal payment, rather than a series of principal payments, to the certificateholders, the holders of the CTOs and the Class D certificateholders.

  On or before each Distribution Date relating to the Accumulation Period, the trustee will deposit into the Principal Funding Account an amount equal to the least of:

  .  the Available Principal Collections for that Distribution Date;

  .  the Controlled Deposit Amount for that Distribution Date; and

  . the sum of the Class A Invested Amount plus the Class B Invested Amount plus the CTO Invested Amount plus the Class D Invested Amount, in each case on that Distribution Date and before giving effect to that deposit;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] supplement, the amount to be deposited into the Principal Funding Account on or before each Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date. See "-- Postponement of Accumulation Period" beginning on page S-33 of this prospectus supplement for a discussion of the circumstances under which the commencement of the Accumulation Period may be postponed. See "-- Suspension of Accumulation Period" beginning on page S-34 of this prospectus supplement for a discussion of the circumstances under which the Accumulation Period may be suspended.

  The amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be paid on that date in the following order of priority:

  . to the Class A certificateholders until the Class A certificates have been paid in full;

  . if the Class A certificates have been paid in full, to the Class B certificateholders until the Class B certificates have been paid in full;

  . if the Class B certificates have been paid in full, to the holders of the CTOs until the CTOs have been paid in full; and

  . if the CTOs have been paid in full, to the Class D certificateholders until the Class D certificates have been paid in full;

provided, however, that, if the Early Amortization Period begins prior to the Expected Final Distribution Date, the amount on deposit in the Principal Funding Account on the first Distribution Date relating to the Early Amortization Period will be paid in that order of priority on that date. If the amount on deposit in the Principal Funding Account is not sufficient to pay the offered certificates in full on the Expected Final Distribution Date, that amount will be paid in that order of priority on that Distribution Date and the Early Amortization Period will begin on that Distribution Date.

  We expect that the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be sufficient to make the principal payments scheduled to be made on that date. We cannot assure you, however, that these payments will be made. See "Maturity Considerations" beginning on page S-27 of this prospectus supplement for a further discussion of the circumstances under which principal payments might be made earlier or later than expected.

  On each Distribution Date relating to the Accumulation Period, the amount, if any, by which the Available Principal Collections for that Distribution Date exceed the amount deposited into the Principal Funding Account on or in respect of that Distribution Date will be applied in the following order of priority:

     . if other series in group one require additional collections of Principal Receivables, the remaining Available Principal Collections, if any, will be treated as Shared Principal Collections and applied to make required payments with respect to other series in group one;

     . if the Transferor Amount is less than the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be deposited in the Excess Funding Account; and

     . if the Transferor Amount equals or exceeds the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be paid to the holder of the Exchangeable Transferor Certificate.

     Early Amortization Period

     The Early Amortization Period will begin on the date on which an Early Amortization Event occurs and will end on the earlier of the date on which the series 2002-[__] securities are paid in full and the Stated Series Termination Date. On each Distribution Date relating to the Early Amortization Period, Available Principal Collections for that Distribution Date will be paid in the following order of priority:

     . to the Class A certificateholders until the Class A certificates have been paid in full;

     . if the Class A certificates have been paid in full, to the Class B certificateholders until the Class B certificates have been paid in full;

     . if the Class B certificates have been paid in full, to the holders of the CTOs until the CTOs have been paid in full; and

     . if the CTOs have been paid in full, to the Class D certificateholders until the Class D certificates have been paid in full.

See "-- Early Amortization Events" beginning on page S-46 of this prospectus supplement and "Description of the Securities -- Early Amortization Events" beginning on page 27 of the attached prospectus for a further discussion of the Early Amortization Events applicable to series 2002-[__].

Postponement of Accumulation Period

     The Accumulation Period is scheduled to begin at the close of business on the last day of the [____________] 20[__] Collection Period. Tyler Funding may elect to postpone the commencement of the Accumulation Period, however, if it determines that fewer than 12 months will be needed to accumulate in the Principal Funding Account an amount equal to the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates.

     On each Determination Date prior to the commencement of the Accumulation Period, the servicer will calculate the amount of principal collections that it expects to receive during each Collection Period prior to the Expected Final Distribution Date and, based on that calculation, will determine the number of months needed to accumulate in the Principal Funding Account an amount equal to the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates. In making this determination, the servicer will, in general, consider:

     . the collections of Principal Receivables expected to be allocated to the certificateholders of other series, assuming a principal payment rate no greater than the lowest monthly principal payment rate for the preceding 12 months; and

     . the amount of principal expected to be distributable to the certificateholders of other series that are not expected to be in their revolving periods during the Accumulation Period.

     If the servicer determines that fewer than 12 months will be needed to accumulate in the Principal Funding Account an amount equal to the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates, the servicer may elect to postpone the commencement of the Accumulation Period such that the number of months in the Accumulation Period equals or exceeds the number of months that the servicer determines will be needed to accumulate that amount; provided, however, that the length of the Accumulation Period may not be less than one month after giving effect to that postponement unless the Accumulation Period is suspended as described below.

Suspension of Accumulation Period

     Tyler Funding may elect to suspend the Accumulation Period if it obtains a Qualified Maturity Agreement. The Accumulation Period will be suspended upon delivery by Tyler Funding to the trustee of written notice of the suspension, a copy of the executed Qualified Maturity Agreement and an opinion of counsel to the effect that the Qualified Maturity Agreement constitutes a valid and enforceable obligation of the provider of that agreement. Tyler Funding will pledge to the trustee, for the benefit of the certificateholders, the CTO securityholders and the Class D certificateholders, all right, title and interest of Tyler Funding in any Qualified Maturity Agreement.

     If Tyler Funding obtains a Qualified Maturity Agreement, it will cause the provider of that agreement to deposit into the Principal Funding Account on or before the Expected Final Distribution Date an amount equal to the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates on that Distribution Date; provided, however, that Tyler Funding may instead elect to fund all or a portion of the deposit with the proceeds of the issuance of a new series or with Available Principal Collections. The amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be paid to the certificateholders, the holders of the CTOs and the Class D certificateholders as if the Accumulation Period had not been suspended.

     The Qualified Maturity Agreement will terminate at the close of business on the Expected Final Distribution Date; provided, however, that:

     . Tyler Funding may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if it obtains a substitute Qualified Maturity Agreement;

     . Tyler Funding may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if the institution providing the Qualified Maturity Agreement ceases to qualify as a Qualified Institution and Tyler Funding is unable to obtain a substitute Qualified Maturity Agreement;

     . Tyler Funding may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if an Early Amortization Event occurs; and

     . Tyler Funding may terminate the Qualified Maturity Agreement prior to the later of the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period, and the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement.

     If the institution providing a Qualified Maturity Agreement ceases to qualify as a Qualified Institution, Tyler Funding will, unless it elects to terminate the Qualified Maturity Agreement and is not required to obtain a substitute Qualified Maturity Agreement as described in the preceding proviso, use its best efforts to obtain a substitute Qualified Maturity Agreement.

     If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Final Distribution Date and the commencement of the Early Amortization Period and Tyler Funding does not obtain a substitute Qualified Maturity Agreement, the Accumulation Period will begin on the latest of:

     . the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period;

     . at the election of Tyler Funding, the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement; and

     . the first day of the Collection Period following the termination of the Qualified Maturity Agreement.

     If a Qualified Maturity Agreement is terminated prior to the Expected Final Distribution Date or a default occurs under a Qualified Maturity Agreement, you may receive principal payments later than the Expected Final Distribution Date.

The Principal Funding Account

     The servicer will establish and maintain with an Eligible Institution, for the benefit of the certificateholders, the holders of the CTOs and the Class D certificateholders, a segregated trust account designated as the Principal Funding Account. On or before each Distribution Date relating to the Accumulation Period, the trustee will deposit into the Principal Funding Account all or a portion of the Available Principal Collections for that Distribution Date. The amount on deposit in the Principal Funding Account will be used to make principal payments to the certificateholders, the holders of the CTOs and the Class D certificateholders. See "-- Principal Payments -- Accumulation Period" beginning on page S-31 of this prospectus supplement for a further discussion of the administration of the Principal Funding Account.

     The servicer will direct the trustee to invest amounts on deposit in the Principal Funding Account in Eligible Investments that mature before the next Distribution Date. On each Distribution Date relating to the Accumulation Period, all net investment earnings on funds on deposit in the Principal Funding Account received during the preceding Collection Period will be withdrawn from the Principal Funding Account and applied as Class A Available Funds, Class B Available Funds, CTO Available Funds or Class D Available Funds, in each case based on the applicable PFA Allocation Percentage for the preceding Collection Period. If the net investment earnings on funds on deposit in the Principal Funding Account received during any Collection Period are less than the Covered Amount for the following Distribution Date, the amount, if any, on deposit in the Reserve Account on that Distribution Date will be applied to fund the shortfall.

The Reserve Account

     The servicer will establish and maintain with an Eligible Institution, for the benefit of the certificateholders, the holders of the CTOs and the Class D certificateholders, a segregated trust account designated as the Reserve Account. The Reserve Account is intended to help ensure the payment of interest on the offered certificates, the CTOs and the Class D certificates on each Distribution Date relating to the Accumulation Period.

     The servicer will direct the trustee to invest amounts on deposit in the Reserve Account in Eligible Investments that mature before the next Distribution Date. On each Distribution Date, all net investment earnings on funds on deposit in the Reserve Account received during the preceding Collection Period will be applied as follows:

     . if the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount for that Distribution Date, the net investment earnings will be retained in the Reserve Account to the extent of that deficiency; and

     . if the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount for that Distribution Date, the net investment earnings will be withdrawn from the Reserve Account and deposited into the Collection Account.

     The Reserve Account will have an initial balance of zero. On the Reserve Account Funding Date and on each subsequent Distribution Date prior to the termination of the Reserve Account, the trustee will deposit available Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002- [__] for that Distribution Date into the Reserve Account as described in clause
(17) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement until the amount on deposit in the Reserve Account equals the Required Reserve Account Amount for that Distribution Date; provided, however, that the trustee will not deposit amounts into the Reserve Account during any period that the Accumulation Period is suspended. If, on any Distribution Date, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount for that Distribution Date, in each case after making any required deposits into or withdrawals from the Reserve Account, the trustee will withdraw that excess from the Reserve

Account and distribute it to the holder of the Exchangeable Transferor Certificate in accordance with the series 2002-[__] supplement.

     On each Distribution Date relating to the Accumulation Period and on the first Distribution Date relating to the Early Amortization Period, the trustee, acting at the written direction of the servicer, will withdraw from the Reserve Account and deposit into the Collection Account the lesser of:

     .    the amount on deposit in the Reserve Account on that Distribution
          Date; and

     . the amount, if any, by which the Covered Amount for that Distribution Date exceeds the net investment earnings on funds on deposit in the Principal Funding Account received during the preceding Collection Period.

     Any amount withdrawn from the Reserve Account and deposited into the Collection Account will be applied as Class A Available Funds, Class B Available Funds, CTO Available Funds or Class D Available Funds as specified in the series 2002-[__] supplement. The Reserve Account will terminate on the earliest of:

     . the date on which the trust is terminated under the master pooling and servicing agreement;

     . the date on which the Class A certificates, the Class B certificates, the CTOs and the Class D certificates are paid in full;

     . if the Accumulation Period has not commenced, the date on which an Early Amortization Event occurs with respect to series 2002-[__]; and

     . if the Accumulation Period has commenced, the earlier of the first Distribution Date relating to the Early Amortization Period and the Expected Final Distribution Date.

     On the date on which the Reserve Account is terminated, the trustee will withdraw the amount on deposit in the Reserve Account and distribute that amount to the holder of the Exchangeable Transferor Certificate in accordance with the series 2002-[__] supplement.

Credit Enhancement

     The Class B certificates, the CTOs, the Class D certificates and the Class E certificates will be subordinated to the Class A certificates to the extent necessary to fund various payments with respect to the Class A certificates. On each Distribution Date, collections of Principal Receivables allocated to the Class B certificates, the CTOs, the Class D certificates or the Class E certificates may be reallocated to fund the Class A Required Amount for that Distribution Date. If the Class E Invested Amount, the Class D Invested Amount and the CTO Invested Amount have been reduced to zero, this reallocation will cause the Class B Invested Amount to be reduced. If and to the extent that the amount of this reduction is not reimbursed on subsequent Distribution Dates, the percentage of collections of Finance Charge Receivables allocated to the Class B certificates will be reduced and the Class B certificateholders will suffer losses with respect to their certificates.

     The CTOs, the Class D certificates and the Class E certificates will be subordinated to the Class B certificates to the extent necessary to fund various payments with respect to the Class B certificates. On each Distribution Date, collections of Principal Receivables allocated to the CTOs, the Class D certificates or the Class E certificates may be reallocated to fund the Class A Required Amount or the Class B Required Amount for that Distribution Date.

     See "-- Reallocation of Cash Flows; Investor Charge-Offs" beginning on page S-43 of this prospectus supplement for a further discussion of the reallocation of principal collections and the circumstances under which that reallocation will cause the Invested Amount to be reduced.

The Spread Account

     The servicer will establish and maintain with an Eligible Institution, for the benefit of the holders of the CTOs and the Class D certificateholders, a segregated trust account designated as the Spread Account. The Spread Account will have an initial balance of zero. On each Distribution Date, the trustee, acting at the written direction of the servicer, will deposit available Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002- [__] for that Distribution Date into the Spread Account as described in clause
(12) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement. The amount on deposit in the Spread Account will be used, if needed, to make interest and principal payments to the holders of the CTOs and the Class D certificateholders and to offset potential reductions in the CTO Invested Amount and the Class D Invested Amount.

     The servicer will direct the trustee to invest amounts on deposit in the Spread Account in Eligible Investments that mature before the next Distribution Date. On each Distribution Date, all net investment earnings on funds on deposit in the Spread Account received during the preceding Collection Period will be applied as Excess Spread in accordance with the series 2002-[__] supplement. If, on any Distribution Date, the amount on deposit in the Spread Account exceeds the amount required under the series 2002-[__] supplement to be on deposit in the Spread Account for that Distribution Date, in each case after making any required deposits into or withdrawals from the Spread Account on that Distribution Date, the trustee will withdraw that excess from the Spread Account and distribute it to the holder of the Exchangeable Transferor Certificate in accordance with the series 2002-[__] supplement.

     The Spread Account will terminate on the earlier of the date on which the trust is terminated under the master pooling and servicing agreement and the date on which the CTOs and the Class D certificates are paid in full. On the date on which the Spread Account is terminated, the trustee will withdraw the amount on deposit in the Spread Account and distribute that amount to the holder of the Exchangeable Transferor Certificate in accordance with the series 2002- [__] supplement.

     The certificateholders should not view the Spread Account as providing credit enhancement for the offered certificates. If amounts on deposit in the Spread Account are applied in a manner that prevents losses on the CTOs or the Class D certificates, however, the certificateholders may also benefit.

Allocation of Collections

     On each Determination Date, the servicer will allocate all collections of Finance Charge Receivables received during the preceding Collection Period and all collections of Principal Receivables received during the preceding Collection Period among series 2002-[__], each other outstanding series, the Transferor Interest and, to the extent provided in the series supplement for any other outstanding series, any provider of credit enhancement for that other series.

     The servicer will allocate collections of Finance Charge Receivables received during any Collection Period to series 2002-[__] in an amount equal to the product of the amount of those collections and the Floating Allocation Percentage for that Collection Period. On each Determination Date, the servicer will allocate collections of Finance Charge Receivables allocated on that date to series 2002-[__] among the Class A certificates, the Class B certificates, the CTOs, the Class D certificates and the Class E certificates.

     The servicer will allocate collections of Principal Receivables to series 2002-[__] as follows:

     . collections of Principal Receivables received during any Collection Period during the Revolving Period will be allocated to series 2002- [__] in an amount equal to the amount of those collections and the Floating Allocation Percentage for that Collection Period; and

     . collections of Principal Receivables received during any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to series 2002-[__] in an amount equal to the product of the amount of those collections and the Fixed Allocation Percentage for that Collection Period.

     On each Determination Date, the servicer will allocate collections of Principal Receivables allocated on that date to series 2002-[__] among the Class A certificates, the Class B certificates, the CTOs, the Class D certificates and the Class E certificates.

Deposits into Collection Account

     The servicer will deposit amounts collected on the receivables that are allocated to series 2002-[__] into the Collection Account no later than the second Business Day following the date those collections are processed; provided, however, that:

     . the servicer will not be required to deposit collections into the Collection Account until the Business Day before each Distribution Date if it satisfies the conditions described under ``Description of the Securities--The Collection Account'' beginning on page 21 of the attached prospectus;

     . in general, collections of Finance Charge Receivables allocated to series 2002-[__] received during any Collection Period during the Revolving Period or the Accumulation Period need not be deposited into the Collection Account on a daily basis after an amount equal to interest due on the offered certificates, the CTOs, the Class D certificates and the Class E certificates for the following Distribution Date plus an amount equal to [150]% of the average of the Default Amounts allocated to series 2002-[__] for the preceding three Collection Periods plus, if FNANB is no longer the servicer, the share of the monthly servicing fee allocated to series 2002-[__] for that Distribution Date has been deposited into the Collection Account;

     . in general, collections of Principal Receivables allocated to series 2002-[__] received during any Collection Period during the Revolving Period need not be deposited into the Collection Account; and

     . in general, collections of Principal Receivables allocated to series 2002-[__] received during any Collection Period during the Accumulation Period need not be deposited into the Collection Account after the Controlled Deposit Amount for that Collection Period has been deposited into the Collection Account.

     See "Description of the Securities -- The Collection Account" beginning on page 21 of the attached prospectus for a further discussion of the Collection Account.

Application of Collections

     Payment of Interest, Fees and Other Items

     On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the Class A Available Funds for the preceding Collection Period in the following order of priority:

     . an amount equal to the Class A Monthly Interest for that Distribution Date plus any unpaid Class A Monthly Interest for prior Distribution Dates plus any Class A Additional Interest for that Distribution Date plus any unpaid Class A Additional Interest for prior Distribution Dates will be distributed to the Class A certificateholders;

     . if FNANB is no longer the servicer, an amount equal to the Class A Servicing Fee for that Distribution Date plus any unpaid Class A Servicing Fees for prior Distribution Dates will be distributed to the servicer;

     . an amount equal to the Class A Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement; and

     . the balance, if any, will constitute Excess Spread and will be allocated and applied as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement.

     On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the Class B Available Funds for the preceding Collection Period in the following order of priority:

     . an amount equal to the Class B Monthly Interest for that Distribution Date plus any unpaid Class B Monthly Interest for prior Distribution Dates plus any Class B Additional Interest for that Distribution Date plus any unpaid Class B Additional Interest for prior Distribution Dates will be distributed to the Class B certificateholders;

     . if FNANB is no longer the servicer, an amount equal to the Class B Servicing Fee for that Distribution Date plus any unpaid Class B Servicing Fees for prior Distribution Dates will be distributed to the servicer; and

     . the balance, if any, will constitute Excess Spread and will be allocated and applied as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement.

     On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the CTO Available Funds for the preceding Collection Period in the following order of priority:

     . if FNANB is no longer the servicer, an amount equal to the CTO Servicing Fee for that Distribution Date plus any unpaid CTO Servicing Fees for prior Distribution Dates will be distributed to the servicer; and

     . the balance, if any, will constitute Excess Spread and will be allocated and applied as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement.

     On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the Class D Available Funds for the preceding Collection Period in the following order of priority:

     . if FNANB is no longer the servicer, an amount equal to the Class D Servicing Fee for that Distribution Date plus any unpaid Class D Servicing Fees for prior Distribution Dates will be distributed to the servicer; and

     . the balance, if any, will constitute Excess Spread and will be allocated and applied as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement.

     On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the Class E Available Funds for the preceding Collection Period in the following order of priority:

     . if FNANB is no longer the servicer, an amount equal to the Class E Servicing Fee for that Distribution Date plus any unpaid Class E Servicing Fees for prior Distribution Dates will be distributed to the servicer; and

     . the balance, if any, will constitute Excess Spread and will be allocated and applied as described under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement.

     Excess Spread; Shared Excess Finance Charge Collections

     On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] for the preceding Collection Period in the following order of priority:

     (1) an amount equal to the Class A Required Amount for that Distribution Date will be applied to fund the following items in the following order of priority:

          . the Class A Monthly Interest for that Distribution Date plus any unpaid Class A Monthly Interest for prior Distribution Dates plus any Class A Additional Interest for that Distribution Date plus unpaid Class A Additional Interest for prior Distribution Dates, in each case to the extent not able to be funded on that Distribution Date through the application of Class A Available Funds;

     . if FNANB is no longer the servicer, the Class A Servicing Fee for that Distribution Date plus any unpaid Class A Servicing Fees for prior Distribution Dates, in each case to the extent not able to be funded on that Distribution Date through the application of Class A Available Funds; and

     . an amount equal to the Class A Allocable Amount for that Distribution Date will, to the extent not funded on that Distribution Date through the application of Class A Available Funds, be treated as a portion of Available Principal Collections for that Distribution Date as described under "--Application of Collections--Payment of Principal" beginning on page S-41 of this prospectus supplement,

(2) an amount equal to the aggregate amount of unreimbursed Class A Investor Charge-Offs will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement;

(3) an amount equal to the Class B Required Amount for that Distribution Date will be applied to fund the following items in the following order of priority:

     . the Class B Monthly Interest for that Distribution Date plus any unpaid Class B Monthly Interest for prior Distribution Dates plus any Class B Additional Interest for that Distribution Date plus any unpaid Class B Additional Interest for prior Distribution Dates, in each case to the extent not able to be funded on that Distribution Date through the application of Class B Available Funds;

     . if FNANB is no longer the servicer, the Class B Servicing Fee for that Distribution Date plus any unpaid Class B Servicing Fees for prior Distribution Dates, in each case to the extent not able to be funded on that Distribution Date through the application of Class B Available Funds; and

     . an amount equal to the Class B Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement;

(4) an amount equal to the aggregate unreimbursed reductions of the Class B Invested Amount resulting from Class B Investor Charge-Offs, Reallocated Principal Collections or reductions made to fund the Class A Allocable Amount will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement;

(5) an amount equal to the CTO Monthly Interest for that Distribution Date plus any unpaid CTO Monthly Interest for prior Distribution Dates plus any CTO Additional Interest for that Distribution Date plus any unpaid CTO Additional Interest for prior Distribution Dates will be distributed to the holders of the CTOs;

(6) an amount equal to the Class D Monthly Interest for that Distribution Date plus any unpaid Class D Monthly Interest for prior Distribution Dates plus any Class D Additional Interest for that Distribution Date plus any unpaid Class D Additional Interest for prior Distribution Dates will be distributed to the Class D certificateholders;

(7) if FNANB is the servicer, an amount equal to the Class A Servicing Fee, the Class B Servicing Fee, the CTO Servicing Fee and the Class D Servicing Fee, in each case for that Distribution Date, plus any unpaid Class A Servicing Fees, Class B Servicing Fees, CTO Servicing Fees or Class D Servicing Fees, in each case for prior Distribution Dates, or, if FNANB is no longer the servicer, the CTO Servicing Fee and the Class D Servicing Fee, in each case for that Distribution Date, plus any unpaid CTO Servicing Fees or Class D Servicing Fees, in each case for prior Distribution Dates, in each case to the extent available to be funded on that Distribution Date through the application of CTO Available Funds or Class D Available Funds, as applicable, will be distributed to the servicer;

(8) an amount equal to the CTO Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement;

     (9) an amount equal to the aggregate unreimbursed reductions of the CTO Invested Amount resulting from CTO Investor Charge-Offs, Reallocated Principal Collections or reductions made to fund the Class A Allocable Amount or the Class B Allocable Amount will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement;

     (10) an amount equal to the Class D Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections --Payment of Principal" beginning on page S-41 of this prospectus supplement;

     (11) an amount equal to the aggregate unreimbursed reductions of the Class D Invested Amount resulting from Class D Investor Charge-Offs, Reallocated Principal Collections or reductions made to fund the Class A Allocable Amount, the Class B Allocable Amount or the CTO Allocable Amount will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections --Payment of Principal" beginning on page S-41 of this prospectus supplement;

     (12) an amount equal to the excess, if any, of the amount required under the series 2002-[__] supplement to be on deposit in the Spread Account for that Distribution Date over the amount on deposit in the Spread Account on that Distribution Date, in each case before making any required deposits into or withdrawals from the Spread Account on that Distribution Date, will be deposited into the Spread Account;

     (13) an amount equal to the Class E Monthly Interest for that Distribution Date plus any unpaid Class E Monthly Interest for prior Distribution Dates plus any Class E Additional Interest for that Distribution Date plus any unpaid Class E Additional Interest for prior Distribution Dates will be distributed to the Class E certificateholders;

     (14) if FNANB is the servicer, an amount equal to the Class E Servicing Fee for that Distribution Date, or, if FNANB is no longer the servicer, the portion of that amount remaining unpaid, plus any unpaid Class E Servicing Fees for prior Distribution Dates will be distributed to the servicer;

     (15) an amount equal to the Class E Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections --Payment of Principal" beginning on page S-41 of this prospectus supplement;

     (16) an amount equal to the aggregate unreimbursed reductions of the Class E Invested Amount resulting from Class E Investor Charge-Offs, Reallocated Principal Collections or reductions made to fund the Class A Allocable Amount, the Class B Allocable Amount, the CTO Allocable Amount or the Class D Allocable Amount will be treated as a portion of Available Principal Collections for that Distribution Date as described under "-- Application of Collections -- Payment of Principal" beginning on page S-41 of this prospectus supplement;

     (17) an amount equal to the excess, if any, of the Required Reserve Account Amount for that Distribution Date over the amount on deposit in the Reserve Account on that Distribution Date will be deposited into the Reserve Account; and

     (18) the balance, if any, will constitute Shared Excess Finance Charge Collections with respect to group one and will be applied to other series in group one or paid to the holder of the Exchangeable Transferor Certificate in accordance with the master pooling and servicing agreement.

     Payment of Principal

     On each Distribution Date relating to the Revolving Period, the Available Principal Collections for the preceding Collection Period will be treated as Shared Principal Collections for other series and applied as described under "Description of the Securities -- Shared Principal Collections" beginning on page 24 of the attached prospectus.

     On or before each Distribution Date relating to the Accumulation Period, the trustee, acting at the written direction of the servicer, will apply the Available Principal Collections for the preceding Collection Period in the following order of priority:

     . an amount equal to the Controlled Deposit Amount for that Distribution Date will be deposited into the Principal Funding Account for payment to the Class A certificateholders, the Class B certificateholders, the holders of the CTOs and the Class D certificateholders on the Expected Final Distribution Date; and

     . the balance, if any, will be treated as Shared Principal Collections for other series and applied as described under "Description of the Securities --Shared Principal Collections" beginning on page 24 of the attached prospectus.

     On each Distribution Date relating to the Early Amortization Period, the trustee, acting at the written direction of the servicer, will apply the Available Principal Collections for the preceding Collection Period plus, in the case of the first Distribution Date relating to the Early Amortization Period, any amount on deposit in the Principal Funding Account on that Distribution Date in the following order of priority:

     . an amount equal to the Class A Monthly Principal for that Distribution Date will be distributed to the Class A certificateholders;

     . an amount equal to the Class B Monthly Principal for that Distribution Date will be distributed to the Class B certificateholders;

     . an amount equal to the CTO Monthly Principal for that Distribution Date will be distributed to the holders of the CTOs;

     . an amount equal to the Class D Monthly Principal for that Distribution Date will be distributed to the Class D certificateholders;

     . an amount equal to the Class E Monthly Principal for that Distribution Date will be distributed to the Class E certificateholders; and

     . the balance, if any, will be treated as Shared Principal Collections for other series and applied as described under "Description of the Securities --Shared Principal Collections" beginning on page 24 of the attached prospectus.

     Each interest and principal payment on your certificates will be made in accordance with the procedures set forth in the master pooling and servicing agreement and the series 2002-[__] supplement. You will receive the final interest and principal payment on your certificates no later than the Stated Series Termination Date. After the Stated Series Termination Date, the trust will have no further obligation to make interest or principal payments on the series 2002-[__] securities.

Allocation of Default Amount

     On each Determination Date, the servicer will allocate the Default Amount for the preceding Collection Period to series 2002-[__] in an amount equal to the product of that Default Amount and the Floating Allocation Percentage for that Collection Period. On each Determination Date, the servicer will allocate the Default Amount allocated on that date to series 2002-[__] among the Class A certificates, the Class B certificates, the CTOs, the Class D certificates and the Class E certificates. See "Description of the Securities -- Allocation of Default Amount" beginning on page 25 of the attached prospectus for a further discussion of the Default Amount.

Allocation of Adjustment Amount

     On each Determination Date, the servicer will allocate the Adjustment Amount for the preceding Collection Period to series 2002-[__] in an amount equal to the product of that Adjustment Amount and the Floating Allocation Percentage for that Collection Period. On each Determination Date, the servicer will allocate the Adjustment Amount allocated on that date to series 2002-[__] among the Class A certificates, the Class B certificates, the CTOs, the Class D certificates and the Class E certificates. See "Description of the Securities --Allocation of Adjustment Amount" beginning on page 25 of the attached prospectus for a further discussion of the Adjustment Amount.

     The Adjustment Amount allocated to series 2002-[__] will be reduced to the extent that the aggregate amount of Principal Receivables in the trust increases, amounts allocable to series 2002-[__] are deposited into the Excess Funding Account, the principal balance of an outstanding series is reduced or a payment is made in respect of the Adjustment Amount. Any reduction in the Adjustment Amount allocated to series 2002-[__] will be allocated in the following order of priority:

     . to the Class A certificates to the extent of any reduction in the Class A Invested Amount attributable to an unreduced Adjustment Amount;

     . to the Class B certificates to the extent of any reduction in the Class B Invested Amount attributable to an unreduced Adjustment Amount;

     . to the CTOs to the extent of any reduction in the CTO Invested Amount attributable to an unreduced Adjustment Amount;

     . to the Class D certificates to the extent of any reduction in the Class D Invested Amount attributable to an unreduced Adjustment Amount; and

     . to the Class E certificates to the extent of any reduction in the Class E Invested Amount attributable to an unreduced Adjustment Amount.

Calculation of Allocable Amounts

     On each Determination Date, the servicer will calculate the Class A Allocable Amount for the following Distribution Date. The Class A Allocable Amount for any Distribution Date represents the sum of the portion of the Default Amount for the preceding Collection Period allocated to the Class A certificates plus the portion of the Adjustment Amount for that Collection Period allocated to the Class A certificates. On each Distribution Date, the Class A Allocable Amount will be included in calculating the Class A Required Amount, if any, for that Distribution Date.

     On each Determination Date, the servicer will calculate the Class B Allocable Amount for the following Distribution Date. The Class B Allocable Amount for any Distribution Date represents the sum of the portion of the Default Amount for the preceding Collection Period allocated to the Class B certificates plus the portion of the Adjustment Amount for that Collection Period allocated to the Class B certificates. On each Distribution Date, the Class B Allocable Amount will be included in calculating the Class B Required Amount, if any, for that Distribution Date.

Reallocation of Cash Flows; Investor Charge-offs

     Class A Investor Charge-Offs

     On each Determination Date, the servicer will calculate the Class A Required Amount, if any, for the following Distribution Date. The Class A Required Amount for any Distribution Date will be funded, to the extent necessary, from the following sources in the following order of priority:

     . Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] on that Distribution Date and available for that purpose; and

     . collections of Principal Receivables received during the preceding Collection Period allocated to the Class E certificates, the Class D certificates, the CTOs and the Class B certificates, which collections will be reallocated in that order of priority.

     If these sources are not sufficient to fund the Class A Required Amount for any Distribution Date, the Class E Invested Amount, the Class D Invested Amount, the CTO Invested Amount and the Class B Invested Amount will be reduced on that Distribution Date, in that order of priority, by the amount of the deficiency; provided, however, that the Class E Invested Amount, the Class D Invested Amount, the CTO Invested Amount and the Class B Invested Amount will not be reduced to fund the Class A Required Amount for any Distribution Date by more than the Class A Allocable Amount for that Distribution Date.

     If the reductions in the Class E Invested Amount, the Class D Invested Amount, the CTO Invested Amount and the Class B Invested Amount on any Distribution Date are not sufficient to fund the Class A Allocable Amount for that Distribution Date, the Class A Invested Amount will be reduced by the amount of the deficiency. This reduction is referred to in this prospectus supplement as a Class A Investor Charge-Off and may adversely affect the timing or amount of payments on the Class A certificates. If you hold Class A certificates and the Class E Invested Amount, the Class D Invested Amount, the CTO Invested Amount and the Class B Invested Amount are reduced to zero, you will bear directly the credit and other risks associated with your undivided interest in the trust.

     Any reduction in the Class A Invested Amount attributable to an inability to fund the Class A Allocable Amount for any Distribution Date will be reimbursed on subsequent Distribution Dates:

     . to the extent that Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] are available for that purpose as described in clause (2) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement; or

     . in the case of a reduction in the Class A Invested Amount resulting from the allocation of an Adjustment Amount, to the extent that a reduction in that Adjustment Amount is allocated to the Class A certificates as described under "-- Allocation of Adjustment Amount" beginning on page S-42 of this prospectus supplement.

     Class B Investor Charge-Offs

     On each Determination Date, the servicer will calculate the Class B Required Amount, if any, for the following Distribution Date. The Class B Required Amount for any Distribution Date will be funded, to the extent necessary, from the following sources in the following order of priority:

     . Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] on that Distribution Date and not required to fund the Class A Required Amount or to reimburse Class A Investor Charge-Offs for that Distribution Date; and

     . collections of Principal Receivables received during the preceding Collection Period allocated to the Class E certificates, the Class D certificates and the CTOs and not required to fund the Class A Required Amount for that Distribution Date, which collections will be reallocated in that order of priority.

     If these sources are not sufficient to fund the Class B Required Amount for any Distribution Date, the Class E Invested Amount, the Class D Invested Amount and the CTO Invested Amount will be reduced on that Distribution Date, in that order of priority, by the amount of the deficiency; provided, however, that the Class E Invested Amount, the Class D Invested Amount and the CTO Invested Amount will not be reduced to fund the Class B Required Amount for any Distribution Date by more than the Class B Allocable Amount for that Distribution Date.

     If the reductions in the Class E Invested Amount, the Class D Invested Amount and the CTO Invested Amount on any Distribution Date are not sufficient to fund the Class B Allocable Amount for that Distribution Date, the Class B Invested Amount will be reduced by the amount of the deficiency. This reduction is referred to in this prospectus supplement as a Class B Investor Charge-Off and may adversely affect the timing or amount of payments on the Class B certificates. If you hold Class B certificates and the Class E Invested Amount, the Class D Invested Amount and the CTO Invested Amount are reduced to zero, you will bear directly the credit and other risks associated with your undivided interest in the trust.

     Any reduction in the Class B Invested Amount attributable to an inability to fund the Class B Allocable Amount for any Distribution Date will be reimbursed on subsequent Distribution Dates:

     . to the extent that Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] are available to reimburse Class B Investor Charge-Offs as described in clause (4) under "-- Application of Collections --Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement; or

     . in the case of a reduction in the Class B Invested Amount resulting from the allocation of an Adjustment Amount, to the extent that a reduction in that Adjustment Amount is allocated to the Class B certificates as described under "-- Allocation of Adjustment Amount" beginning on page S-42 of this prospectus supplement.

     CTO Investor Charge-Offs

     On each Determination Date, the servicer will calculate the CTO Allocable Amount, if any, for the following Distribution Date. If the CTO Allocable Amount for any Distribution Date exceeds the sum of:

     . the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] and available to fund the CTO Allocable Amount on that Distribution Date as described in clause
          (8) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement; plus

     . the amount available to be withdrawn from the Spread Account to fund the CTO Allocable Amount on that Distribution Date in accordance with the series 2002-[__] supplement; plus

     . collections of Principal Receivables received during the preceding Collection Period allocated to the Class E certificates and the Class D certificates and not required to fund the Class A Required Amount or the Class B Required Amount for that Distribution Date;

the Class E Invested Amount and the Class D Invested Amount will be reduced on that Distribution Date, in that order of priority, by the amount of that excess. If the reduction in the Class E Invested Amount and the Class D Invested Amount on any Distribution Date is not sufficient to fund the CTO Allocable Amount for that Distribution Date, the CTO Invested Amount will be reduced by the amount of the deficiency. This reduction is referred to in this prospectus supplement as a CTO Investor Charge-Off.

     Class D Investor Charge-Offs

     On each Determination Date, the servicer will calculate the Class D Allocable Amount, if any, for the following Distribution Date. If the Class D Allocable Amount for any Distribution Date exceeds the sum of:

     . the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] and available to fund the Class D Allocable Amount on that Distribution Date as described in clause (10) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement; plus

     . the amount available to be withdrawn from the Spread Account to fund the Class D Allocable Amount on that Distribution Date in accordance with the series 2002-[__] supplement; plus

     . collections of Principal Receivables received during the preceding Collection Period allocated to the Class E certificates and not required to fund the Class A Required Amount, the Class B Required Amount or the CTO Required Amount for that Distribution Date;

the Class E Invested Amount will be reduced on that Distribution Date by the amount of that excess. If the reduction in the Class E Invested Amount on any Distribution Date is not sufficient to fund the Class D Allocable Amount for that Distribution Date, the Class D Invested Amount will be reduced by the amount of the deficiency. This reduction is referred to in this prospectus supplement as a Class D Investor Charge-Off.

     Class E Investor Charge-Offs

     On each Determination Date, the servicer will calculate the Class E Allocable Amount, if any, for the following Distribution Date. If the Class E Allocable Amount for any Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocated to series 2002-[__] and available to fund the Class E Allocable Amount on that Distribution Date as described in clause (15) under "-- Application of Collections --Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement, the Class E Invested Amount will be reduced on that Distribution Date by the amount of that excess. This reduction is referred to in this prospectus supplement as a Class E Investor Charge-Off.

Early Amortization Events

     An Early Amortization Event will occur with respect to series 2002-[__] upon the occurrence of any of the events described under "Description of the Securities -- Early Amortization Events" beginning on page 27 of the attached prospectus or, upon satisfaction of various notice requirements, if any of the following events occurs:

     (1) Tyler Funding fails to make any payment or deposit when required under the master pooling and servicing agreement or within a five Business Day grace period;

     (2) Tyler Funding fails to observe or perform in any material respect any of its other covenants or agreements under the master pooling and servicing agreement and that failure continues unremedied for 60 days after written notice of that failure, requiring that it be remedied, is given to Tyler Funding by the trustee, or to Tyler Funding and the trustee by the holders of not less than 50% of the Invested Amount, and that failure materially and adversely affects the interests of the holders of the series 2002-[__] securities;

     (3) any representation or warranty made by Tyler Funding in the master pooling and servicing agreement or the series 2002-[__] supplement proves to have been incorrect in any material respect when made, that representation or warranty continues to be incorrect in any material respect for 60 days after written notice of that incorrectness, requiring that it be remedied, is given to Tyler Funding by the trustee, or to Tyler Funding and the trustee by the holders of not less than 50% of the Invested Amount, and that incorrectness materially and adversely affects the interests of the holders of the series 2002-[__] securities; provided, however, that if that representation or warranty relates to a particular receivable or group of receivables, an Early Amortization Event will not occur if Tyler Funding has accepted reassignment of that receivable or group of receivables during that 60-day period, or during such longer period not to exceed 180 days as the trustee may specify, in accordance with the master pooling and servicing agreement;

     (4) various events of bankruptcy, insolvency, receivership or conservatorship occur with respect to FNANB, Tyler Funding or Circuit City as set forth in the series 2002-[__] supplement;

     (5) a Servicer Default occurs that has a material adverse effect on the series 2002-[__] securities;

     (6) Tyler Funding fails to designate Designated Additional Accounts or cause the trust to repurchase the securities of other series when required to do so under the master pooling and servicing agreement;

     (7) the average of the Portfolio Yields for any three consecutive Collection Periods is less than the average of the Base Rates for those Collection Periods; or

     (8) the Class A certificates, the Class B certificates, the CTOs or the Class D certificates are not paid in full on the Expected Final Distribution Date.

     If an event described in clause (1), (2), (3) or (5) above occurs, an Early Amortization Event will be deemed to have occurred with respect to series 2002- [__] only if the trustee, by written notice to Tyler Funding and the servicer, or the holders of more than 50% of the Invested Amount, by written notice to Tyler Funding, the servicer and the trustee, declare that an Early Amortization Event has occurred. Any such Early Amortization Event will be deemed to have occurred as of the date of that notice.

     If an event described in clause (4), (6), (7) or (8) above occurs, an Early Amortization Event will be deemed to have occurred with respect to series 2002- [__] only immediately upon the occurrence of that event without any notice or other action by the trustee or the holders of the series 2002-[__] securities.

Servicing Compensation

     The servicer receives a monthly fee for its servicing activities under the master pooling and servicing agreement. The share of the monthly servicing fee allocated to series 2002-[__] for each Distribution Date will equal one-twelfth of the product of 2.00% and the Invested Amount as of the last day of the preceding Collection Period; provided, however, that the monthly servicing fee allocated to series 2002-[__] for the first Distribution Date will equal $[____________]. The monthly servicing fee allocated to series 2002-[__] for each Distribution Date will be allocated among the Class A certificates, the Class B certificates, the CTOs, the Class D certificates and the Class E certificates.

     The Class A Servicing Fee, the Class B Servicing Fee, the CTO Servicing Fee, the Class D Servicing Fee and the Class E Servicing Fee for each Distribution Date will be payable on that Distribution Date only to the extent that funds are available to make those payments. If the monthly servicing fee due on any Distribution Date is not paid in full, the shortfall will be due on the next Distribution Date. The share of the monthly servicing fee not allocated to series 2002-[__] will be paid by Tyler Funding or from amounts allocated to other series. In no event will the trust, the trustee or the holders of the series 2002-[__] securities be liable for the share of the monthly servicing fee to be paid by Tyler Funding or from amounts allocated to other series.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the federal income tax treatment applicable to the offered certificates. See "Material Federal Income Tax Consequences" beginning on page 50 of the attached prospectus for a further discussion of the material federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and published rulings and court decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. Any changes in these provisions, regulations, rulings or decisions could modify or adversely affect the tax consequences summarized below. We will not seek a ruling from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement and cannot assure you that the IRS will not challenge the conclusions reached in this prospectus supplement.

     The opinion of McGuireWoods LLP, special tax counsel, described in this prospectus supplement assumes that all relevant parties will comply with the terms of the master pooling and servicing agreement, the series 2002-[__] supplement and all related documents. If the relevant parties fail to comply with the terms of the master pooling and servicing agreement, the series 2002- [__] supplement or any related document, the conclusions of special tax counsel reached in the opinion and the discussion of the federal income tax consequences set forth in this prospectus supplement may not be accurate.

Tax Treatment of the Certificates

     Tyler Funding expresses in the master pooling and servicing agreement its intent that, for federal, state and local income and franchise tax purposes, the offered certificates will be indebtedness secured by the receivables in the trust. Tyler Funding has agreed, and each certificateholder and Certificate Owner, by acquiring an interest in an offered certificate, will be deemed to agree, to treat the offered certificates as indebtedness for federal, state and local income and franchise tax purposes except to the extent that different treatment is explicitly required under state or local tax statutes. Because different criteria are used to determine the non-tax accounting characterization of the transaction contemplated by the master pooling and servicing agreement and the series 2002-[__] supplement, Tyler Funding expects to treat the transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a secured loan.

     In general, whether a sale of property constitutes, for federal income tax purposes, a sale of an ownership interest in that property or a loan the repayment of which is secured by that property is a question of fact, the resolution of which is based upon the economic substance of the transaction. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale or a secured loan for federal income tax purposes, the primary factor in making this determination in connection with the transaction contemplated by the master pooling and servicing agreement and the series 2002-[__] supplement is whether Tyler Funding has assumed the risk of loss or other economic burdens relating to the receivables and has retained the benefits of ownership of the receivables.

     McGuireWoods LLP, special tax counsel, is of the opinion that, under current law and based on its analysis of the transaction contemplated by the master pooling and servicing agreement and the series 2002-[__] supplement, although no transaction closely comparable to that transaction has been the subject of any Treasury regulation, revenue ruling or judicial decision, the offered certificates will be treated as indebtedness for federal income tax purposes.

                              ERISA CONSIDERATIONS

     The following discussion summarizes the ERISA considerations applicable to the offered certificates. See "ERISA Considerations" beginning on page 55 of the attached prospectus for a further discussion of the material ERISA considerations relating to the purchase and ownership of the offered certificates.

     ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. A Plan fiduciary considering an investment in the offered certificates should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus supplement and the attached prospectus.

     ERISA and the Internal Revenue Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Internal Revenue Code. A prohibited transaction may subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities. A Plan fiduciary considering an investment in the offered certificates should also consider whether that investment might constitute a prohibited transaction under ERISA or the Internal Revenue Code.

     A transaction involving the operation of the trust might constitute a prohibited transaction under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of an investing Plan. We believe that the offered certificates are likely to be deemed to be assets of an investing Plan for purposes of ERISA and the Internal Revenue Code unless an exception is available under the plan asset regulations.

Class A Certificates

     The assets of the trust will not be deemed to be assets of a Plan that invests in the Class A certificates if the Class A certificates qualify as publicly offered securities under the plan asset regulations. A publicly-offered security is a security that is freely transferable, part of a class of securities that is owned, at the conclusion of the initial offering, by 100 or more investors independent of the issuer and of one another and either:

     .    part of a class of securities registered under the Exchange Act; or

     . sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     The underwriters of the Class A certificates expect that the Class A certificates will qualify as publicly offered securities under the plan asset regulations. We cannot assure you that the Class A certificates will be held by 100 or more independent investors, however, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Class A certificates do not qualify as publicly offered securities under the plan asset regulations, the assets of the trust may be deemed to be assets of any Plan that invests in the Class A certificates. In that event, transactions involving the trust and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Internal Revenue Code and could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities. See "ERISA Considerations -- Prohibited Transaction Considerations -- Exception for Publicly-Offered Securities" beginning on page 55 of the attached prospectus for a further discussion of the publicly-offered securities exception.

Class B Certificates

     The underwriters of the Class B certificates do not expect that the Class B certificates will be held by at least 100 independent investors at the conclusion of the initial offering, and, therefore, we do not expect that the Class B certificates will qualify as publicly-offered securities under the plan asset regulations. As a result, the Class B certificates may not be acquired or held by a Plan. Each Class B certificateholder will be deemed, by its acceptance of a Class B certificate, to have represented and warranted that it is not a Plan. See "ERISA

Considerations -- Prohibited Transaction Considerations -- Exception for Publicly-Offered Securities" beginning on page 56 of the attached prospectus for a further discussion of the publicly-offered securities exception.

Consultation with Counsel

  We suggest that Plan fiduciaries or other persons considering an investment in the offered certificates on behalf of or with the assets of a Plan consult their own counsel concerning the consequences to the Plan of that investment, including the consequences to the Plan if the assets of the trust were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Internal Revenue Code.

                                 UNDERWRITING

  Tyler Funding has agreed to sell to each underwriter listed below, and that underwriter has agreed to purchase, the principal amount of offered certificates of each class set forth next to that underwriter's name.

                                                                          Principal Amount of
  Underwriters                                                            Class A Certificates
  ------------                                                            --------------------

  [________________________].......................................         $[_____________]
  [________________________].......................................          [_____________]
  [________________________].......................................          [_____________]
                                                                            ----------------
     Total.........................................................         $[_____________]
                                                                            ================


                                                                          Principal Amount of
  Underwriters                                                            Class B Certificates
  ------------                                                            --------------------
  [________________________].......................................         $[_____________]
  [________________________].......................................          [_____________]
  [________________________].......................................          [_____________]
                                                                            ----------------
     Total.........................................................         $[_____________]
                                                                            ================

  The underwriters' obligation to acquire the offered certificates will be subject to various conditions. The underwriters will offer the offered certificates for sale only if the trust issues the offered certificates and all conditions to the issuance of the offered certificates are satisfied or waived. The underwriters have agreed to purchase all of the offered certificates if any of the offered certificates is purchased.

  The underwriters of the Class A certificates propose initially to offer the Class A certificates to the public at the price set forth on the cover page of this prospectus supplement and to dealers at that price less concessions not in excess of [____]% of the principal amount of the Class A certificates. The underwriters may allow, and dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class A certificates to brokers and dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms applicable to the Class A certificates.

  The underwriters of the Class B certificates propose initially to offer the Class B certificates to the public at the price set forth on the cover page of this prospectus supplement and to dealers at that price less concessions not in excess of [____]% of the principal amount of the Class B certificates. The underwriters may allow, and dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class B certificates to brokers and dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms applicable to the Class B certificates.

  The public offering price, the underwriting discounts and commissions and the proceeds to Tyler Funding, each expressed as a percentage of the principal amount of each class of the offered certificates and as a dollar amount, are as follows:

                                                  Per Class A    Per Class B
                                                  Certificate    Certificate            Total
                                                  -----------    -----------            -----
  Public Offering Price........................      [____]%        [____]%         $[___________]
  Underwriting Discounts and Commissions.......      [____]%        [____]%          [___________]
                                                                                    --------------
  Proceeds to Tyler Funding....................      [____]%        [____]%         $[___________]
                                                                                    ==============

  Tyler Funding estimates that additional offering expenses will equal $[____________].

  Tyler Funding will indemnify the underwriters against various liabilities, including liabilities under the federal securities laws or will contribute to any amounts the underwriters may be required to pay with respect to those liabilities.

  Until the distribution of the offered certificates is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the offered certificates. As an exception to these rules, the underwriters will be permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered certificates in accordance with Regulation M under the Exchange Act. See "Plan of Distribution" beginning on page 57 of the attached prospectus for a further discussion of these transactions and their potential effect on the price of the offered certificates.

  Each underwriter has represented and agreed that:

  . it has not offered or sold and will not offer or sell the offered certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

  . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the offered certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

  . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom; and

  . if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote, as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

  In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with FNANB and its affiliates.

                                 LEGAL MATTERS

  Various legal matters relating to the issuance of the offered certificates and various federal income tax matters relating to the trust and the offered certificates will be passed upon for Tyler Funding by McGuireWoods LLP, Richmond, Virginia. Various legal matters relating to the issuance of the offered certificates will be passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                           GLOSSARY OF DEFINED TERMS

  "Accumulation Period" means the period commencing at the close of business on the last day of the [____________] 20[__] Collection Period, or such later date on which the Accumulation Period may commence following a postponement of the commencement of the Accumulation Period as described under "Description of the Offered Certificates -- Postponement of Accumulation Period" beginning on page S-33 of this prospectus supplement or a suspension of the Accumulation Period as described under "Description of the Offered Certificates -- Suspension of Accumulation Period" beginning on page S-34 of this prospectus supplement, and ending on the earliest of:

  .  the commencement of the Early Amortization Period;

  .  the date on which the series 2002-[__] securities are paid in full; and

  .  the Stated Series Termination Date.

  "Adjusted Invested Amount" means, as of any date, the Invested Amount as of that date plus the amount on deposit in the Principal Funding Account as of that date.

  "Available Principal Collections" means, for any Distribution Date:

  . in the case of any Distribution Date relating to the Revolving Period, the Floating Allocation Percentage of all collections of Principal Receivables received during the preceding Collection Period; plus

  . in the case of any Distribution Date relating to the Accumulation Period or during the Early Amortization Period, the Fixed Allocation Percentage of all collections of Principal Receivables received during the preceding Collection Period; plus

  . any Class A Available Funds to be treated as Available Principal Collections on that Distribution Date as described under "Description of the Offered Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" beginning on page S-38 of this prospectus supplement; plus

  . any available Excess Spread or Shared Excess Finance Charge Collections to be treated as Available Principal Collections on that Distribution Date as described under "Description of the Offered Certificates -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement; plus

  . the amount of Shared Principal Collections allocated to series 2002-[__] on that Distribution Date; plus

  . during the Early Amortization Period, amounts, if any, on deposit in the Excess Funding Account allocated to series 2002-[__] on that Distribution Date; minus

  . the amount of Reallocated Principal Collections applied on that Distribution Date.

     "Base Rate" means, for any Collection Period and subject to the series 2002-[__] supplement:

  . the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest, the CTO Monthly Interest, the Class D Monthly Interest and the Class E Monthly Interest, in each case for the following Distribution Date, and the denominator of which is the Adjusted Invested Amount as of the last day of the Collection Period preceding that Collection Period; plus

  . the product of 2.00% per annum and a fraction, the numerator of which is the Invested Amount as of the last day of that preceding Collection Period and the denominator of which is the Adjusted Invested Amount as of the last day of that preceding Collection Period.

  "Class A Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class A certificateholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class A interest rate for the preceding Interest Period plus 2.00% per annum.

  "Class A Adjustment Amount" means, for any Distribution Date, the product of:

  .  the Adjustment Amount for the preceding Collection Period; and

  . the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount and the denominator of which is the Invested Amount, in each case as of the last day of the Collection Period preceding that preceding Collection Period.

  "Class A Allocable Amount" means, for any Distribution Date, the Class A Default Amount for that Distribution Date plus the Class A Adjustment Amount for that Distribution Date.

  "Class A Available Funds" means, for any Collection Period:

  . the Class A Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] supplement; plus

  . the applicable PFA Allocation Percentage of all net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

  . the amount, if any, to be withdrawn from the Reserve Account and applied as Class A Available Funds on the following Distribution Date in accordance with the series 2002-[__] supplement; plus

  . the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as Class A Available Funds on that following Distribution Date in accordance with the series 2002-[__] supplement.

  "Class A Default Amount" means, for any Distribution Date, an amount equal to the product of the Default Amount for the preceding Collection Period and the Class A Floating Allocation Percentage for that preceding Collection Period.

  "Class A Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

  . the aggregate amount of Principal Receivables in the trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class A Fixed Allocation Percentage is being calculated; and

  . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series;

provided, however, that Tyler Funding may, by written notice to the trustee and the servicer and subject to the series 2002-[__] supplement, designate a different numerator to be used to calculate the Class A Fixed Allocation Percentage if:

  . the series 2002-[__] securities are paired with a Companion Series and the Early Amortization Period, as defined in the series supplement for that Companion Series, begins; and

  . the numerator designated by Tyler Funding is not less than the Class A Invested Amount as of the last day of the Revolving Period, as defined in the series supplement for that Companion Series.

  "Class A Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2002-[__], the Class A Initial Invested Amount and the denominator of which is equal to the greater of:

  . the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the trust as of that last day or, in the case of the initial Collection Period applicable to series 2002- [__], as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class A Floating Allocation Percentage is being calculated; and

  . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

  "Class A Initial Invested Amount" means $[____________].

  "Class A Invested Amount" means, as of any date, the Class A Initial Invested Amount minus the aggregate amount on deposit in the Principal Funding Account on that date in respect of Class A Monthly Principal minus the aggregate amount of principal payments made to the Class A certificateholders prior to that date minus the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates plus the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse Class A Investor Charge-Offs plus, without duplication, reductions of the Class A Adjustment Amounts for all prior Distribution Dates; provided, however, that the Class A Invested Amount may not be less than zero.

  "Class A Investor Charge-Offs" means, for any Distribution Date, the amount of any reduction in the Class A Invested Amount made to fund the Class A Allocable Amount for that Distribution Date as described under "Description of the Offered Certificates -- Reallocation of Cash Flows; Investor Charge-Offs -- Class A Investor Charge-Offs" beginning on page S-43 of this prospectus supplement.

  "Class A Monthly Interest" means, for any Distribution Date, the product of:

  .  the Class A interest rate for the preceding Interest Period;

  . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

  . the outstanding principal balance of the Class A certificates as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

  "Class A Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

  .  the Available Principal Collections for that Distribution Date;

  . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date; and

  . the Class A Invested Amount as of that Distribution Date plus any portion of the Available Principal Collections for that Distribution Date previously deposited into the Principal Funding Account in respect of Class A Monthly Principal;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] supplement, Class A Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

  "Class A Required Amount" means, for any Distribution Date, the amount, if any, by which:

  . the Class A Monthly Interest for that Distribution Date plus any unpaid Class A Monthly Interest for prior Distribution Dates plus any Class A Additional Interest for that Distribution Date plus any unpaid Class A Additional Interest for prior Distribution Dates plus, if FNANB is no longer the servicer, the Class A Servicing Fee for that Distribution Date plus any unpaid Class A Servicing Fees for prior Distribution Dates plus the Class A Allocable Amount for that Distribution Date; exceeds

  .  the Class A Available Funds for the preceding Collection Period.

  "Class A Servicing Fee" means, for any Distribution Date, one-twelfth of the product of 2.00% and the Class A Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Class A Servicing Fee for the initial Distribution Date will equal $[____________].

  "Class B Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class B certificateholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class B interest rate for the preceding Interest Period plus 2.00% per annum.

  "Class B Adjustment Amount" means, for any Distribution Date, the product of:

  .  the Adjustment Amount for the preceding Collection Period; and

  . the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount and the denominator of which is the Invested Amount, in each case as of the last day of the Collection Period preceding that preceding Collection Period.

  "Class B Allocable Amount" means, for any Distribution Date, the Class B Default Amount for that Distribution Date plus the Class B Adjustment Amount for that Distribution Date.

  "Class B Available Funds" means, for any Collection Period:

  . the Class B Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] supplement; plus

  . the applicable PFA Allocation Percentage of all net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

  . the amount, if any, to be withdrawn from the Reserve Account and applied as Class B Available Funds on the following Distribution Date in accordance with the series 2002-[__] supplement; plus

  . the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as Class B Available Funds on that following Distribution Date in accordance with the series 2002-[__] supplement.

  "Class B Default Amount" means, for any Distribution Date, an amount equal to the product of the Default Amount for the preceding Collection Period and the Class B Floating Allocation Percentage for that preceding Collection Period.

  "Class B Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

  . the aggregate amount of Principal Receivables in the trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class B Fixed Allocation Percentage is being calculated; and

  . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

provided, however, that Tyler Funding may, by written notice to the trustee and the servicer and subject to the series 2002-[__] supplement, designate a different numerator to be used to calculate the Class B Fixed Allocation Percentage if:

  . the series 2002-[__] securities are paired with a Companion Series and the Early Amortization Period, as defined in the series supplement for that Companion Series, begins; and

  . the numerator designated by Tyler Funding is not less than the Class B Invested Amount as of the last day of the Revolving Period, as defined in the series supplement for that Companion Series.

  "Class B Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2002-[__], the Class B Initial Invested Amount and the denominator of which is equal to the greater of:

  . the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the trust as of that last day or, in the case of the initial Collection Period applicable to series 2002- [__], as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class B Floating Allocation Percentage is being calculated; and

  . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

  "Class B Initial Invested Amount" means $[____________].

  "Class B Invested Amount" means, as of any date, the Class B Initial Invested Amount minus the aggregate amount on deposit in the Principal Funding Account on that date in respect of Class B Monthly Principal minus the aggregate amount of principal payments made to the Class B certificateholders prior to that date minus the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates minus the amount of Reallocated Principal Collections applied to fund payments in respect of the Class A certificates on all prior Distribution Dates that have not resulted in a reduction in the Class E Invested Amount, the Class D Invested Amount or the CTO Invested Amount minus, without duplication, the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates to fund the Class A Allocable Amount plus the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse Class B Investor Charge-Offs, Reallocated Principal Collections described above or other reductions in the Class B Invested Amount made to fund the Class A Allocable Amount plus, without duplication, reductions of the Class B Adjustment Amounts for all prior Distribution Dates; provided, however, that the Class B Invested Amount may not be less than zero.

  "Class B Investor Charge-Offs" means, for any Distribution Date, the amount of any reduction in the Class B Invested Amount made to fund the Class B Allocable Amount for that Distribution Date as described under "Description of the Offered Certificates -- Reallocation of Cash Flows; Investor Charge-Offs -- Class B Investor Charge-Offs" beginning on page S-44 of this prospectus supplement.

  "Class B Monthly Interest" means, for any Distribution Date, the product of:

  .  the Class B interest rate for the preceding Interest Period;

  . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

  . the outstanding principal balance of the Class B certificates as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

  "Class B Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

  . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal for that Distribution Date;

  . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date minus the Class A Monthly Principal for that Distribution Date; and

  . the Class B Invested Amount as of that Distribution Date plus any portion of the Available Principal Collections for that Distribution Date previously deposited into the Principal Funding Account in respect of Class B Monthly Principal;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] supplement, Class B Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

  "Class B Required Amount" means, for any Distribution Date:

  . the amount, if any, by which the Class B Monthly Interest for that Distribution Date plus any unpaid Class B Monthly Interest for prior Distribution Dates plus any Class B Additional Interest for that Distribution Date plus any unpaid Class B Additional Interest for prior Distribution Dates plus, if FNANB is no longer the servicer, the Class B Servicing Fee for that Distribution Date plus any unpaid Class B Servicing Fees for prior Distribution Dates exceeds the Class B Available Funds for the preceding Collection Period; plus

  .  the Class B Allocable Amount for that Distribution Date.

  "Class B Servicing Fee" means, for any Distribution Date, one-twelfth of the product of 2.00% and the Class B Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Class B Servicing Fee for the initial Distribution Date will equal $[____________].

  "Class D Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class D certificateholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class D interest rate for the preceding Interest Period plus 2.00% per annum.

  "Class D Adjustment Amount" means, for any Distribution Date, the product of:

  .  the Adjustment Amount for the preceding Collection Period; and

  . the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount and the denominator of which is the Invested Amount, in each case as of the last day of the Collection Period preceding that preceding Collection Period.

  "Class D Allocable Amount" means, for any Distribution Date, the Class D Default Amount for that Distribution Date plus the Class D Adjustment Amount for that Distribution Date.

  "Class D Available Funds" means, for any Collection Period:

     . the Class D Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] supplement; plus

     . the applicable PFA Allocation Percentage of all net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

     . the amount, if any, to be withdrawn from the Reserve Account and applied as Class D Available Funds on the following Distribution Date in accordance with the series 2002-[__] supplement; plus

     . the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as Class D Available Funds on that following Distribution Date in accordance with the series 2002-[__] supplement.

     "Class D Default Amount" means, for any Distribution Date, an amount equal to the product of the Default Amount for the preceding Collection Period and the Class D Floating Allocation Percentage for that preceding Collection Period.

     "Class D Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

     . the aggregate amount of Principal Receivables in the trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class D Fixed Allocation Percentage is being calculated; and

     . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

provided, however, that Tyler Funding may, by written notice to the trustee and the servicer and subject to the series 2002-[__] supplement, designate a different numerator to be used to calculate the Class D Fixed Allocation Percentage if:

     . the series 2002-[__] securities are paired with a Companion Series and the Early Amortization Period, as defined in the series supplement for that Companion Series, begins; and

     . the numerator designated by Tyler Funding is not less than the Class D Invested Amount as of the last day of the Revolving Period, as defined in the series supplement for that Companion Series.

     "Class D Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2002-[__], the Class D Initial Invested Amount and the denominator of which is equal to the greater of:

     . the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the trust as of that last day or, in the case of the initial Collection Period applicable to series 2002-[__], as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class D Floating Allocation Percentage is being calculated; and

     . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

     "Class D Initial Invested Amount" means $[____________].

     "Class D Invested Amount" means, as of any date, the Class D Initial Invested Amount minus the aggregate amount on deposit in the Principal Funding Account on that date in respect of Class D Monthly Principal minus the aggregate amount of principal payments made to the Class D certificateholders prior to that date minus the aggregate amount of Class D Investor Charge-Offs for all prior Distribution Dates minus the amount of Reallocated Principal Collections applied to fund payments in respect of the offered certificates and the CTOs on all prior Distribution Dates that have not resulted in a reduction in the Class E Invested Amount minus, without duplication, the amount by which the Class D Invested Amount has been reduced on all prior Distribution Dates to fund the Class A Allocable Amount, the Class B Allocable Amount or the CTO Allocable Amount plus the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse Class D Investor Charge-Offs, Reallocated Principal Collections described above or other reductions in the Class D Invested Amount made to fund the Class A Allocable Amount, the Class B Allocable Amount or the CTO Allocable Amount plus, without duplication, the amount withdrawn from the Spread Account and applied on all prior Distribution Dates to reimburse Class D Investor Charge-Offs, Reallocated Principal Collections described above or reductions in the Class D Invested Amount made to fund the Class A Allocable Amount, the Class B Allocable Amount or the CTO Allocable Amount plus, without duplication, reductions of the Class D Adjustment Amounts for all prior Distribution Dates; provided, however, that the Class D Invested Amount may not be less than zero.

     "Class D Investor Charge-Offs" means, for any Distribution Date, the amount of any reduction in the Class D Invested Amount made to fund the Class D Allocable Amount for that Distribution Date as described under "Description of the Offered Certificates -- Reallocation of Cash Flows; Investor Charge-Offs -- Class D Investor Charge-Offs" beginning on page S-45 of this prospectus supplement.

     "Class D Monthly Interest" means, for any Distribution Date, the product of:

     .  the Class D interest rate for the preceding Interest Period;

     . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

     . the outstanding principal balance of the Class D certificates as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

     "Class D Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

     . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or CTO Monthly Principal for that Distribution Date;

     . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date minus the sum of the Class A Monthly Principal for that Distribution Date, the Class B Monthly Principal for that Distribution Date and the CTO Monthly Principal for that Distribution Date; and

     . the Class D Invested Amount as of that Distribution Date plus any portion of the Available Principal Collections for that Distribution Date previously deposited into the Principal Funding Account in respect of Class D Monthly Principal;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] supplement, Class D Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

     "Class D Servicing Fee" means, for any Distribution Date, one-twelfth of the product of 2.00% and the Class D Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Class D Servicing Fee for the initial Distribution Date will equal $[____________].

     "Class E Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class E certificateholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class E interest rate for the preceding Interest Period plus 2.00% per annum.

     "Class E Adjustment Amount" means, for any Distribution Date, the product of:

     .  the Adjustment Amount for the preceding Collection Period; and

     . the percentage equivalent of a fraction, the numerator of which is the Class E Invested Amount and the denominator of which is the Invested Amount, in each case as of the last day of the Collection Period preceding that preceding Collection Period.

     "Class E Allocable Amount" means, for any Distribution Date, the Class E Default Amount for that Distribution Date plus the Class E Adjustment Amount for that Distribution Date.

     "Class E Available Funds" means, for any Collection Period, the Class E Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] supplement.

     "Class E Default Amount" means, for any Distribution Date, an amount equal to the product of the Default Amount for the preceding Collection Period and the Class E Floating Allocation Percentage for that preceding Collection Period.

     "Class E Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class E Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

     . the aggregate amount of Principal Receivables in the trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class E Fixed Allocation Percentage is being calculated; and

     . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

provided, however, that Tyler Funding may, by written notice to the trustee and the servicer and subject to the series 2002-[__] supplement, designate a different numerator to be used to calculate the Class E Fixed Allocation Percentage if:

     . the series 2002-[__] securities are paired with a Companion Series and the Early Amortization Period, as defined in the series supplement for that Companion Series, begins; and

     . the numerator designated by Tyler Funding is not less than the Class E Invested Amount as of the last day of the Revolving Period, as defined in the series supplement for that Companion Series.

     "Class E Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Class E Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2002-[__], the Class E Initial Invested Amount and the denominator of which is equal to the greater of:

     . the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the trust as of that last day or, in the case of the initial Collection Period applicable to series 2002-[__], as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the Class E Floating Allocation Percentage is being calculated; and

     . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

     "Class E Initial Invested Amount" means $[____________].

     "Class E Invested Amount" means, as of any date, the Class E Initial Invested Amount minus the aggregate amount of principal payments made to the Class E certificateholders prior to that date minus the aggregate amount of Class E Investor Charge-Offs for all prior Distribution Dates minus the amount of Reallocated Principal Collections applied to fund payments in respect of the offered certificates, the CTOs or the Class D certificates on all prior Distribution Dates minus, without duplication, the amount by which the Class E Invested Amount has been reduced on all prior Distribution Dates to fund the Class A Allocable Amount, the Class B Allocable Amount, the CTO Allocable Amount or the Class D Allocable Amount plus the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse Class E Investor Charge-Offs, Reallocated Principal Collections described above or other reductions in the Class E Invested Amount made to fund the Class A Allocable Amount, the Class B Allocable Amount, the CTO Allocable Amount or the Class D Allocable Amount plus, without duplication, reductions of the Class E Adjustment Amounts for all prior Distribution Dates; provided, however, that the Class E Invested Amount may not be less than zero.

     "Class E Investor Charge-Offs" means, for any Distribution Date, the amount of any reduction in the Class E Invested Amount made to fund the Class E Allocable Amount for that Distribution Date as described under "Description of the Offered Certificates -- Reallocation of Cash Flows; Investor Charge-Offs -- Class E Investor Charge-Offs" beginning on page S-46 of this prospectus supplement.

     "Class E Monthly Interest" means, for any Distribution Date, the product of:

     .  the Class E interest rate for the preceding Interest Period;

     . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

     . the outstanding principal balance of the Class E certificates as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

     "Class E Monthly Principal" means, for any Distribution Date after the Class D certificates have been paid in full, the lesser of the Available Principal Collections for that Distribution Date, minus any portion of those Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal, CTO Monthly Principal or Class D Monthly Principal for that Distribution Date, and the Class E Invested Amount as of that Distribution Date.

     "Class E Servicing Fee" means, for any Distribution Date, one-twelfth of the product of 2.00% and the Class E Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Class E Servicing Fee for the initial Distribution Date will equal $[____________].

     "Closing Date" means [____________], 2002.

     "Collection Period" means each period from and including the first day of a month to and including the last day of that month or, in the case of the initial Collection Period, from and including the Closing Date to and including [____________], 2002.

     "Controlled Accumulation Amount" means, for any Distribution Date relating to the Accumulation Period, $[____________]; provided, however, that if the commencement of the Accumulation Period is postponed as described under "Description of the Offered Certificates -- Postponement of Accumulation Period" beginning on page S-33 of this prospectus supplement the Controlled Accumulation Amount for any Distribution Date relating to the Accumulation Period will be increased to the amount that causes the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date to equal the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates as of that date.

     "Controlled Deposit Amount" means, for any Distribution Date relating to the Accumulation Period, the Controlled Accumulation Amount for that Distribution Date plus any portion of the Controlled Accumulation Amount for any prior Distribution Date not previously deposited into the Principal Funding Account.

     "Covered Amount" means, for any Distribution Date relating to the Accumulation Period or the first Distribution Date relating to the Early Amortization Period:

     . the product of the Class A interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class A Monthly Principal; plus

     . the product of the Class B interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class B Monthly Principal; plus

     . the product of the CTO interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of CTO Monthly Principal; plus

     . the product of the Class D interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class D Monthly Principal

     "CTO Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the holders of the CTOs on the preceding Distribution Date, which interest will accrue at a rate equal to the CTO interest rate for the preceding Interest Period plus 2.00% per annum.

     "CTO Adjustment Amount" means, for any Distribution Date, the product of:

     .  the Adjustment Amount for the preceding Collection Period; and

     . the percentage equivalent of a fraction, the numerator of which is the CTO Invested Amount and the denominator of which is the Invested Amount, in each case as of the last day of the Collection Period preceding that preceding Collection Period.

     "CTO Allocable Amount" means, for any Distribution Date, the CTO Default Amount for that Distribution Date plus the CTO Adjustment Amount for that Distribution Date.

     "CTO Available Funds" means, for any Collection Period:

     . the CTO Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] supplement; plus

     . the applicable PFA Allocation Percentage of all net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

     . the amount, if any, to be withdrawn from the Reserve Account and applied as CTO Available Funds on the following Distribution Date in accordance with the series 2002-[__] supplement; plus

     . the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as CTO Available Funds on that following Distribution Date in accordance with the series 2002-[__] supplement.

     "CTO Default Amount" means, for any Distribution Date, an amount equal to the product of the Default Amount for the preceding Collection Period and the CTO Floating Allocation Percentage for that preceding Collection Period.

     "CTO Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the CTO Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

     . the aggregate amount of Principal Receivables in the trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the CTO Fixed Allocation Percentage is being calculated; and

     . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

provided, however, that Tyler Funding may, by written notice to the trustee and the servicer and subject to the series 2002-[__] supplement, designate a different numerator to be used to calculate the CTO Fixed Allocation Percentage if:

     . the series 2002-[__] securities are paired with a Companion Series and the Early Amortization Period, as defined in the series supplement for that Companion Series, begins; and

     . the numerator designated by Tyler Funding is not less than the CTO Invested Amount as of the last day of the Revolving Period, as defined in the series supplement for that Companion Series.

     "CTO Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the CTO Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2002-[__], the CTO Initial Invested Amount and the denominator of which is equal to the greater of:

     . the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the trust as of that last day or, in the case of the initial Collection Period applicable to series 2002-[__], as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day plus the aggregate amount of Principal Receivables in all Designated Additional Accounts designated during the Collection Period for which the CTO Floating Allocation Percentage is being calculated; and

     . the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series.

     "CTO Initial Invested Amount" means $[____________].

     "CTO Invested Amount" means, as of any date, the CTO Initial Invested Amount minus the aggregate amount on deposit in the Principal Funding Account on that date in respect of CTO Monthly Principal minus the aggregate amount of principal payments made to the holders of the CTOs prior to that date minus the aggregate amount of CTO Investor Charge-Offs for all prior Distribution Dates minus the amount of Reallocated Principal Collections applied to fund payments in respect of the offered certificates on all prior Distribution Dates that have not resulted in a reduction in the Class E Invested Amount or the Class D Invested Amount minus, without duplication, the amount by which the CTO Invested Amount has been reduced on all prior Distribution Dates to fund the Class A Allocable Amount or the Class B Allocable Amount plus the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse CTO Investor Charge-Offs, Reallocated Principal Collections described above or other reductions in the CTO Invested Amount made to fund the Class A Allocable Amount or the Class B Allocable Amount plus, without duplication, the amount withdrawn from the Spread Account and applied on all prior Distribution Dates to reimburse CTO Investor Charge-Offs, Reallocated Principal Collections described above or reductions in the CTO Invested Amount made to fund the Class A Allocable Amount or the Class B Allocable Amount plus, without duplication, reductions of the CTO Adjustment Amounts for all prior Distribution Dates; provided, however, that the CTO Invested Amount may not be less than zero.

     "CTO Investor Charge-Offs" means, for any Distribution Date, the amount of any reduction in the CTO Invested Amount made to fund the CTO Allocable Amount for that Distribution Date as described under "Description of the Offered Certificates -- Reallocation of Cash Flows; Investor Charge-Offs -- CTO Investor Charge-Offs" beginning on page S-45 of this prospectus supplement.

     "CTO Monthly Interest" means, for any Distribution Date, the product of:

     .  the CTO interest rate for the preceding Interest Period;

     . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

     . the outstanding principal balance of the CTOs as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

     "CTO Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

     . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal for that Distribution Date;

     . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date minus the sum of the Class A Monthly Principal for that Distribution Date and the Class B Monthly Principal for that Distribution Date; and

     . the CTO Invested Amount as of that Distribution Date plus any portion of the Available Principal Collections for that Distribution Date previously deposited into the Principal Funding Account in respect of CTO Monthly Principal;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] supplement, CTO Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

     "CTO Servicing Fee" means, for any Distribution Date, one-twelfth of the product of 2.00% and the CTO Invested Amount as of the last day of the preceding Collection Period; provided, however, that the CTO Servicing Fee for the initial Distribution Date will equal $[____________].

     "CTOs" means the collateralized trust obligations issued by the trust under the series 2002-[__] supplement.

     "Distribution Date" means the 15th day of each Collection Period or, if that day is not a Business Day, the following Business Day, beginning [____________], 2002.

     "Early Amortization Event" means an event described under "Description of the Offered Certificates -- Early Amortization Events" beginning on page S-46 of this prospectus supplement or under "Description of the Securities -- Early Amortization Events" beginning on page 27 of the attached prospectus.

  "Early Amortization Period" means the period commencing on the date on which an Early Amortization Event occurs and ending on the earlier of the date on which the series 2002-[__] securities are paid in full and the Stated Series Termination Date.

  "Excess Spread" means, for any Distribution Date:

  . the Class A Available Funds for the preceding Collection Period remaining after application of those funds to the Class A Monthly Interest for that Distribution Date plus any unpaid Class A Monthly Interest for prior Distribution Dates plus any Class A Additional Interest for that Distribution Date plus any unpaid Class A Additional Interest for prior Distribution Dates plus, if FNANB is no longer the servicer, the Class A Servicing Fee for that Distribution Date plus any unpaid Class A Servicing Fees for prior Distribution Dates plus the Class A Allocable Amount for that Distribution Date as described under "Description of the Offered Certificates -- Application of Collections --Payment of Interest, Fees and Other Items" beginning on page S-38 of this prospectus supplement; plus

  . the Class B Available Funds for that preceding Collection Period remaining after application of those funds to the Class B Monthly Interest for that Distribution Date plus any unpaid Class B Monthly Interest for prior Distribution Dates plus any Class B Additional Interest for that Distribution Date plus any unpaid Class B Additional Interest for prior Distribution Dates plus, if FNANB is no longer the servicer, the Class B Servicing Fee for that Distribution Date plus any unpaid Class B Servicing Fees for prior Distribution Dates as described under "Description of the Offered Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" beginning on page S-38 of this prospectus supplement; plus

  . the CTO Available Funds for that preceding Collection Period remaining after application of those funds to, if FNANB is no longer the servicer, the CTO Servicing Fee for that Distribution Date plus any unpaid CTO Servicing Fees for prior Distribution Dates as described under "Description of the Offered Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" beginning on page S-38 of this prospectus supplement; plus

  . the Class D Available Funds for that preceding Collection Period remaining after application of those funds to, if FNANB is no longer the servicer, the Class D Servicing Fee for that Distribution Date plus any unpaid Class D Servicing Fees for prior Distribution Dates as described under "Description of the Offered Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" beginning on page S-38 of this prospectus supplement; plus

  . the Class E Available Funds for that preceding Collection Period remaining after application of those funds to, if FNANB is no longer the servicer, the Class E Servicing Fee for that Distribution Date plus any unpaid Class E Servicing Fees for prior Distribution Dates as described under "Description of the Offered Certificates -- Application of Collections -- Payment of Interest, Fees and Other Items" beginning on page S-38 of this prospectus supplement.

  "Expected Final Distribution Date" means the [____________] 20[__] Distribution Date.

  "Fixed Allocation Percentage" means, for any Collection Period, the Class A Fixed Allocation Percentage for that Collection Period plus the Class B Fixed Allocation Percentage for that Collection Period plus the CTO Fixed Allocation Percentage for that Collection Period plus the Class D Fixed Allocation Percentage for that Collection Period plus the Class E Fixed Allocation Percentage for that Collection Period.

  "Floating Allocation Percentage" means, for any Collection Period, the Class A Floating Allocation Percentage for that Collection Period plus the Class B Floating Allocation Percentage for that Collection Period plus the CTO Floating Allocation Percentage for that Collection Period plus the Class D Floating Allocation Percentage for that Collection Period plus the Class E Floating Allocation Percentage for that Collection Period.

  "Interest Period" means each period from and including a Distribution Date or, in the case of the initial Distribution Date, from and including the Closing Date, to but excluding the following Distribution Date.

  "Invested Amount" means, as of any date, the Class A Invested Amount as of that date plus the Class B Invested Amount as of that date plus the CTO Invested Amount as of that date plus the Class D Invested Amount as of that date plus the Class E Invested Amount as of that date.

  "LIBOR" means, for any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 A.M., London time, on that date; provided, however, that if that rate does not appear on Telerate Page 3750, LIBOR for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the principal London offices of four major banks in the London interbank market, selected by the servicer, at approximately 11:00 A.M., London time, on that date to prime banks in the London interbank market for a one-month period; provided further, that, if at least two quotations are provided by those major banks, LIBOR for that LIBOR Determination Date will be the arithmetic mean of those quotations; and, provided further, that, if fewer than two quotations are provided by those major banks, LIBOR for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the servicer, at approximately 11:00 A.M., New York City time, on that date for loans in United States dollars to leading European banks for a one-month period.

  "LIBOR Determination Date" means:

  . for the period from and including the Closing Date to and including [____________], 2002, [____________], 2002; and

  . for each subsequent Interest Period, the second Business Day preceding the commencement of that Interest Period;

provided, however, that, for purposes of determining LIBOR, Business Day means a day which is both a Business Day and a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "PFA Allocation Percentage" means, for any Collection Period:

  . in the case of the Class A certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account in respect of Class A Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the close of business on the last day of that Collection Period;

  . in the case of the Class B certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account in respect of Class B Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the close of business on the last day of that Collection Period;

  . in the case of the CTOs, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account in respect of CTO Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the close of business on the last day of that Collection Period; and

  . in the case of the Class D certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account in respect of Class D Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Funding Account, in each case as of the close of business on the last day of that Collection Period.

  "Portfolio Yield" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is:

  . the collections of Finance Charge Receivables received during that Collection Period and allocated to series 2002-[__], including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] supplement; plus

  . the amount of Shared Excess Finance Charge Collections allocated to series 2002-[__] for that Collection Period; plus

  . the net investment earnings, if any, on funds on deposit in the Spread Account received during that Collection Period; plus

  . the net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

  . the amount, if any, to be withdrawn from the Reserve Account and applied as Class A Available Funds, Class B Available Funds, CTO Available Funds or Class D Available Funds on the following Distribution Date in accordance with the series 2002-[__] supplement; minus

  . the portion of the Default Amount for that Collection Period allocated to series 2002-[__]; minus

  . the portion of the Adjustment Amount for that Collection Period allocated to series 2002-[__];

and the denominator of which is the Adjusted Invested Amount as of the last day of that Collection Period.

  "Qualified Institution" means:

  . a depository institution, which may be the trustee, organized under the laws of the United States or any state or the District of Columbia, or any domestic branch or agency of any foreign bank, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1 and P-1 by the applicable rating agency or has a long-term unsecured debt rating of at least AA or Aa2 by the applicable rating agency; or

  . a depository institution, which may be the trustee, otherwise acceptable to each rating agency.

  "Qualified Maturity Agreement" means a written agreement between Tyler Funding and a Qualified Institution under which the Qualified Institution agrees to deposit into the Principal Funding Account on or before the Expected Final Distribution Date an amount equal to the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates as of the Expected Final Distribution Date.

  "Reallocated Principal Collections" means collections of Principal Receivables allocated to the Class E certificateholders, the Class D certificateholders, the holders of the CTOs or the Class B certificateholders that have been reallocated to fund the Class A Required Amount, the Class B Required Amount, the CTO Allocable Amount or the Class D Allocable Amount for any Distribution Date as described under "Description of the Offered Certificates -- Reallocation of Cash Flows; Investor Charge-Offs" beginning on page S-43 of this prospectus supplement.

  "Required Reserve Account Amount" means, for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to [.50]% of the aggregate outstanding principal balance of the offered certificates, the CTOs and the Class D certificates as of the preceding Distribution Date or such other amount as may be designated by Tyler Funding; provided, however, that Tyler Funding may not designate a lower amount unless:

  . it receives written confirmation from each rating agency rating the offered certificates, the CTOs or the Class D certificates that the designation of that lower amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to the offered certificates, the CTOs or the Class D certificates; and

  . it delivers to the trustee an officer's certificate confirming that, in the reasonable belief of that officer, that designation will not cause an Early Amortization Event or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event to occur with respect to series 2002-[__].

  "Reserve Account" means an Eligible Deposit Account established by the servicer for the benefit of the certificateholders, the holders of the CTOs and the Class D certificateholders intended to help ensure the payment of interest on the offered certificates, the CTOs and the Class D certificates on each Distribution Date relating to the Accumulation Period.

  "Reserve Account Funding Date" means the Distribution Date following the Collection Period which begins three months prior to the commencement of the Accumulation Period or such earlier Distribution Date as may be required under the series 2002-[__] supplement.

  "Revolving Period" means the period commencing on the Closing Date and ending on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period.

  "Series Minimum Aggregate Principal Receivables" means, with respect to series 2002-[__], the initial Invested Amount or such lesser amount as may be designated by Tyler Funding; provided, however, that Tyler Funding may not designate a lesser amount unless it receives written confirmation from each rating agency that the designation of that lesser amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series.

  "Series Minimum Transferor Amount" means, with respect to series 2002-[__], zero or such greater amount as may be designated by Tyler Funding; provided, however, that Tyler Funding may not designate a greater amount unless, after giving effect to that designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount.

  "Spread Account" means an Eligible Deposit Account established by the servicer for the benefit of the holders of the CTOs and the Class D certificateholders intended to help ensure the payment of interest and principal on the CTOs and the Class D certificates on each Distribution Date.

  "Stated Series Termination Date" means the [____________] 20[__] Distribution Date.

  "Telerate Page 3750" means the display page designated as Telerate Page 3750 on the Bridge Telerate Market Report or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

                                    ANNEX I:
                            PREVIOUSLY ISSUED SERIES

     The following table sets forth the principal characteristics of the series previously issued by the trust and currently outstanding. You may obtain more specific information with respect to any series by contacting the servicer at
(770) 423-7900.

  Series 1998-2 (Group One)
     Initial Invested Amount.........................................  $113,000,000
     Maximum Invested Amount.........................................  $338,983,051
     Expected Invested Amount at End of Closing Date.................  $[_________]
     Interest Rate...................................................  Floating
     Servicing Fee Percentage........................................  2.00% Per Annum
     Stated Series Termination Date..................................  August 2005 Distribution Date
     Issuance Date...................................................  November 12, 1998

  Series 2000-1 (Group One)

  1. Class A Certificates
     Initial Invested Amount.........................................  $365,000,000
     Invested Amount as of December 31, 2001.........................  $365,000,000
     Expected Invested Amount at End of Closing Date.................  $365,000,000
     Interest Rate...................................................  One Month LIBOR + 0.23%
     Controlled Accumulation Amount (Subject to Adjustment)..........  $ 39,166,667
     Commencement of Accumulation Period (Subject to
        Adjustment)..................................................  January 31, 2002
     Expected Final Distribution Date................................  February 2003 Distribution Date
     Series Minimum Transferor Amount................................  Zero
     Series Minimum Aggregate Principal Receivables..................  Initial Invested Amount
     Initial CTO Invested Amount.....................................  $ 47,500,000
     Initial Class D Invested Amount.................................  $ 30,000,000
     Enhancement.....................................................  Interest Rate Cap; Subordination of Class B
                                                                       Certificates, Collateralized Trust
                                                                       Obligations and Class D Certificates
     Servicing Fee Percentage........................................  2.00% Per Annum
     Stated Series Termination Date..................................  February 2006 Distribution Date
     Issuance Date...................................................  February 28, 2000

  2. Class B Certificates
     Initial Invested Amount.........................................  $ 57,500,000
     Invested Amount as of December 31, 2001.........................  $ 57,500,000
     Expected Invested Amount at End of Closing Date.................  $ 57,500,000
     Interest Rate...................................................  One Month LIBOR + 0.59%
     Controlled Accumulation Amount (Subject to Adjustment)..........  $ 39,166,667
     Commencement of Accumulation Period (Subject to
      Adjustment.....................................................  January 31, 2002
     Expected Final Distribution Date................................  February 2003 Distribution Date
     Enhancement.....................................................  Interest Rate Cap; Subordination of
                                                                       Collateralized Trust Obligations and Class D
                                                                       Certificates
     Servicing Fee Percentage........................................  2.00% Per Annum
     Stated Series Termination Date..................................  February 2006 Distribution Date
     Issuance Date...................................................  February 28, 2000

Series 2000-2 (Group One)

1. Class A Certificates
   Initial Invested Amount...........................................  $200,750,000
   Invested Amount as of December 31, 2001...........................  $200,750,000
   Expected Invested Amount at End of Closing Date...................  $200,750,000
   Interest Rate.....................................................  One Month LIBOR + 0.23%
   Controlled Accumulation Amount (Subject to Adjustment)............  $ 21,541,667
   Commencement of Accumulation Period (Subject to
      Adjustment)....................................................  October 31, 2002
   Expected Final Distribution Date..................................  November 2003 Distribution Date
   Series Minimum Transferor Amount..................................  Zero
   Series Minimum Aggregate Principal Receivables....................  Initial Invested Amount
   Initial CTO Invested Amount.......................................  $ 26,125,000
   Initial Class D Invested Amount...................................  $ 16,500,000
   Enhancement.......................................................  Interest Rate Cap; Subordination of Class B
                                                                       Certificates, Collateralized Trust
                                                                       Obligations and Class D Certificates
   Servicing Fee Percentage..........................................  2.00% Per Annum
   Stated Series Termination Date....................................  November 2008 Distribution Date
   Issuance Date.....................................................  November 29, 2000

2. Class B Certificates
   Initial Invested Amount...........................................  $ 31,625,000
   Invested Amount as of December 31, 2001...........................  $ 31,625,000
   Expected Invested Amount at End of Closing Date...................  $ 31,625,000
   Interest Rate.....................................................  One Month LIBOR + 0.85%
   Controlled Accumulation Amount (Subject to Adjustment)............  $ 21,541,667
   Commencement of Accumulation Period (Subject to
      Adjustment)....................................................  October 31, 2002
   Expected Final Distribution Date..................................  November 2003 Distribution Date
   Enhancement.......................................................  Interest Rate Cap; Subordination of
                                                                       Collateralized Trust Obligations and Class D
                                                                       Certificates
   Servicing Fee Percentage..........................................  2.00% Per Annum
   Stated Series Termination Date....................................  November 2008 Distribution Date
   Issuance Date.....................................................  November 29, 2000

Series 2001-1 (Group One)

   Initial Invested Amount...........................................  $0
   Maximum Invested Amount...........................................  $225,000,000
   Expected Invested Amount at End of Closing Date...................  $[_________]
   Interest Rate.....................................................  Floating
   Servicing Fee Percentage..........................................  2.00% Per Annum
   Stated Series Termination Date....................................  March 2007 Distribution Date
   Issuance Date.....................................................  February 27, 2001

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+  The information in this prospectus is not complete and may be changed.      +
+  We may not sell these securities until the registration statement filed     +
+  with the Securities and Exchange Commission is effective. This prospectus   +
+  is not an offer to sell these securities and is not soliciting an offer     +
+  to buy these securities in any state where the offer or sale is not         +
+  permitted.                                                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED FEBRUARY [__], 2002

PROSPECTUS
----------

                     Circuit City Credit Card Master Trust
                                    Issuer

Tyler International Funding, Inc.             First North American National Bank
            Transferor                                        Servicer

                            Asset Backed Securities


  The offered securities      The trust:
  are highly structured.
  Before you purchase the     .  may from time to time issue asset backed
  offered securities,            securities in one or more series, each of
  please consider                which may include one or more classes of
  carefully the risk             securities; and
  factors described in the
  attached prospectus         .  will own the receivables created from
  supplement.                    time to time in a portfolio of consumer
                                 revolving credit card accounts originated
  The offered securities         by First North American National Bank,
  are not deposits, and          all monies due or to become due and all
  neither the offered            amounts received in payment of the
  securities nor the             receivables and the other property described
  accounts or the                in this prospectus and the attached prospectus
  receivables are insured        supplement.
  or guaranteed by the
  Federal Deposit             The securities:
  Insurance Corporation or
  any other governmental      .  will represent interests in the trust only
  agency.                        and will be paid only from the assets of the
                                 trust;

  The offered securities      .  offered through this prospectus and the
  represent interests in         attached prospectus supplement, which are
  the trust only and do          referred to in this prospectus as the
  not represent interests        offered securities, will be rated in one of
  in or obligations of           the four highest rating categories by at
  Tyler International            least one nationally recognized statistical
  Funding, Inc., First           rating organization;
  North American National
  Bank, Circuit City
  Stores, Inc. or any of      .  may benefit from one or more forms of credit
  their affiliates.              enhancement; and

  This prospectus may be      .  will be issued as part of a designated series
  used to offer and sell         that may include one or more classes of
  securities of a series         securities
  only if accompanied by
  the prospectus              The securityholders:
  supplement for that
  series.                     .  will receive interest and principal payments
                                 from a varying percentage of the amounts collected on the receivables.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              February [__], 2002

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT..     1

DESCRIPTION OF THE TRUST........................................................................     2

CHANGE IN TRANSFER STRUCTURE....................................................................     2

DESCRIPTION OF FIRST NORTH AMERICAN NATIONAL BANK...............................................     2

DESCRIPTION OF TYLER INTERNATIONAL FUNDING, INC.................................................     3

DESCRIPTION OF CIRCUIT CITY STORES, INC.........................................................     3

DESCRIPTION OF THE CIRCUIT CITY PRIVATE LABEL CREDIT CARD PROGRAM...............................     3

OVERVIEW OF THE ACCOUNTS AND THE RECEIVABLES....................................................     7

MATURITY CONSIDERATIONS.........................................................................     9

USE OF PROCEEDS.................................................................................    10

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT...............................................    11
  Purchase of Receivables.......................................................................    11
  Representations and Warranties................................................................    11
  Amendments....................................................................................    12

DESCRIPTION OF THE SECURITIES...................................................................    13
  Overview of the Securities....................................................................    13
  Interest Payments.............................................................................    14
  Principal Payments............................................................................    14
  Identification of the Receivables.............................................................    15
  Issuing New Series............................................................................    16
  Representations and Warranties................................................................    17
  Addition of Accounts..........................................................................    19
  Removal of Accounts...........................................................................    20
  Discount Option...............................................................................    21
  The Collection Account........................................................................    21
  Funding Period................................................................................    22
  Allocation of Collections.....................................................................    22
  Application of Collections....................................................................    23
  Shared Excess Finance Charge Collections......................................................    23
  Shared Principal Collections..................................................................    24
  The Excess Funding Account....................................................................    24
  Companion Series..............................................................................    24
  Allocation of Default Amount..................................................................    25
  Allocation of Adjustment Amount...............................................................    25
  Investor Charge-Offs..........................................................................    26
  Defeasance....................................................................................    26
  Optional Repurchase...........................................................................    27
  Series Termination............................................................................    27
  Early Amortization Events.....................................................................    27
  Additional Defaults and Remedies..............................................................    28
  Indemnification...............................................................................    28
  The Servicer..................................................................................    29
  Servicer Covenants............................................................................    29
  Servicing Compensation........................................................................    30
  Servicer Defaults.............................................................................    30
  Reports to Securityholders....................................................................    32
  Evidence as to Compliance.....................................................................    33
  Amendments....................................................................................    33
  List of Securityholders.......................................................................    35
  The Trustee...................................................................................    35
  Limitation on Rights of Securityholders.......................................................    35
  Termination of the Trust......................................................................    36

REGISTRATION AND TRANSFER OF THE SECURITIES.....................................................    37

CREDIT ENHANCEMENT..............................................................................    43

SECURITY RATINGS................................................................................    46

LEGAL MATTERS RELATING TO THE RECEIVABLES.......................................................    46
  Transfer of Receivables.......................................................................    46
  Insolvency Matters Relating to FNANB..........................................................    47
  Insolvency Matters Relating to Circuit City
     and Tyler Funding..........................................................................    48
  Consumer Protection Laws......................................................................    49

MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................................    50

ERISA CONSIDERATIONS............................................................................    55

PLAN OF DISTRIBUTION............................................................................    57

LEGAL MATTERS...................................................................................    58

REPORTS TO SECURITYHOLDERS......................................................................    58

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE TRUST AND THE SECURITIES..........................    58

INCORPORATION OF DOCUMENTS BY REFERENCE.........................................................    58

GLOSSARY OF DEFINED TERMS.......................................................................    59

            OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS
                     AND THE ATTACHED PROSPECTUS SUPPLEMENT

  We provide information to you about the securities in two documents: this prospectus, which provides general information about the trust and the securities issued by the trust, some of which may not apply to your series or class of securities, and the attached prospectus supplement, which provides specific information about your series or class of securities, including:

  .  information about the receivables;

  . the timing and amount of interest and principal payments for each class of securities;

  . information about the credit enhancement, if any, for each class of securities;

  .  the ratings, if any, assigned to each class of securities; and

  .  the method for selling the securities.

  You must read carefully this prospectus and the attached prospectus supplement in their entirety to understand fully the structure and terms of your series or class of securities. If the general information about the securities issued by the trust provided in this prospectus varies from the specific information about your series or class of securities provided in the attached prospectus supplement, you should rely on the information provided in the attached prospectus supplement.

  You should rely only on the information provided in, or incorporated by reference into, this prospectus and the attached prospectus supplement. We have not authorized anyone to provide you with additional or different information.

  We include in this prospectus and the attached prospectus supplement cross-references to captions under which you can find additional, related discussions. The preceding table of contents and the table of contents included in the attached prospectus supplement, as applicable, set forth the pages on which these captions are located.

  We include in this prospectus and the attached prospectus supplement capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page 59 of this prospectus and the glossary included in the attached prospectus supplement, as applicable, contain the definitions of these capitalized terms.

                            DESCRIPTION OF THE TRUST

  The trust was formed under a master pooling and servicing agreement dated as of October 4, 1994, as amended, between First North American National Bank, a national banking association referred to in this prospectus and the attached prospectus supplement as FNANB, as transferor and servicer, and Bankers Trust Company, a New York banking corporation, as trustee. The trust is a master trust under which multiple series of securities may be issued. Each series of securities is issued under a supplement to the master pooling and servicing agreement that sets forth the terms of that series.

  The trust will not engage in any activity other than:

  .  acquiring and holding the receivables and the other assets of the trust;

  .  obtaining one or more forms of credit enhancement for each series;

  .  issuing the securities of each series;

  . issuing an exchangeable transferor certificate evidencing an undivided interest in the assets of the trust not allocated to the securityholders or any other investor or credit enhancement provider;

  .  making payments on the securities; and

  .  engaging in related activities.

  The trust is not expected to have any need for, or sources of, additional capital resources other than the assets of the trust.

                          CHANGE IN TRANSFER STRUCTURE

  The process by which receivables are transferred from FNANB to the trust was restructured as of December 31, 2001 to interpose Tyler International Funding, Inc., a Delaware corporation referred to in this prospectus and the attached prospectus supplement as Tyler Funding, between FNANB and the trust. The master pooling and servicing agreement was amended and restated as of that date to substitute Tyler Funding for FNANB as transferor, and FNANB and Tyler Funding entered into a receivables purchase agreement as of that date to provide for the sale of receivables on a daily basis from FNANB to Tyler Funding. All receivables created prior to December 31, 2001 were transferred by FNANB to the trust under the master pooling and servicing agreement as in effect prior to its amendment and restatement. All receivables created on or after December 31, 2001 are sold by FNANB to Tyler Funding under the receivables purchase agreement and are transferred by Tyler Funding to the trust under the master pooling and servicing agreement as in effect after its amendment and restatement. See "Description of the Receivables Purchase Agreement" beginning on page 11 of this prospectus for a further discussion of the receivables purchase agreement.

                                 DESCRIPTION OF
                       FIRST NORTH AMERICAN NATIONAL BANK

  FNANB is a federally chartered limited purpose credit card bank headquartered in Kennesaw, Georgia. FNANB engages solely in credit card operations. FNANB does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others and does not accept savings or time deposits of less than $100,000. FNANB may accept deposits of under $100,000 as collateral for extensions of credit. FNANB maintains only one office that accepts deposits and does not engage in the business of making commercial loans.

  FNANB was chartered by the Office of the Comptroller of the Currency in October 1990 and commenced operations in November 1990. FNANB is regulated, supervised and examined by the OCC. OCC examinations include, among other procedures, a detailed review of underwriting policies and procedures, compliance with the federal Truth-in-Lending Act and other consumer credit laws, credit reporting, compliance with community reinvestment and other legal requirements, adequacy of financial reporting, adequacy of management, capital and earnings and adequacy of internal control systems.

  FNANB is a wholly-owned subsidiary of Circuit City Stores, Inc., a Virginia corporation referred to in this prospectus and the attached prospectus supplement as Circuit City. As of December 31, 2001, FNANB had assets of approximately $414 million and equity of approximately $371 million. The principal offices of FNANB are located at 225 Chastain Meadows Court, Kennesaw, Georgia 30144.

                                 DESCRIPTION OF
                       TYLER INTERNATIONAL FUNDING, INC.

  Tyler Funding is a Delaware corporation and a wholly-owned subsidiary of Circuit City. Tyler Funding was formed on December 13, 2001 for the limited purpose of acquiring, holding and transferring receivables and engaging in related activities. The principal offices of Tyler Funding are located at 3rd Floor, Suite 287, 2 Reid Street, Hamilton HM 11, Bermuda.

                    DESCRIPTION OF CIRCUIT CITY STORES, INC.

  Circuit City is a leading national retailer of brand-name consumer electronics, personal computers and entertainment software. As of December 31, 2001, the company operated 631 retail locations in 45 states and the District of Columbia. Circuit City uses selection, service and pricing to differentiate itself from its competition. As part of its competitive strategy, the company offers a broad selection of top-quality merchandise that includes 3,500 to 4,500 brand-name items, excluding entertainment software.

                        DESCRIPTION OF THE CIRCUIT CITY
                       PRIVATE LABEL CREDIT CARD PROGRAM

Credit Card Programs

  FNANB offers a private label credit card that can be used to purchase merchandise, repair services and service contracts at Circuit City retail stores and to finance credit insurance premiums related to customer accounts. FNANB also offers MasterCard(R) and VISA(R)/1/ credit cards that can be used to purchase goods or services or to obtain cash advances.

  The receivables transferred to the trust consist solely of receivables created from time to time under the Circuit City private label credit card program. The receivables transferred to the trust in the future may, however, subject to rating agency approval and various other conditions set forth in the master pooling and servicing agreement, include receivables created under MasterCard and VISA credit card accounts or other consumer revolving credit card accounts owned by FNANB. We cannot assure you that any such accounts will be of the same credit quality as the private label accounts.

New Account Underwriting

  Circuit City private label credit card account applications are currently available in all Circuit City retail stores. Circuit City sales associates offer account applications and provide information about the private label credit card program directly to customers. Circuit City sales associates enter application information into a proprietary point of sale terminal that is linked directly to an automated credit evaluation and account processing system developed by Total System Services, Inc. Total System uses this system to process all new private label credit card account applications in accordance with terms specified by FNANB.

  FNANB evaluates all private label credit card account applications using credit risk scores derived from proprietary scoring models. These application scorecards are heavily weighted to consider credit bureau information in addition to application data. FNANB will, in most cases, approve an account application if the applicant's credit

________________
/1/ MasterCard(R) and VISA(R) are federally registered service marks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

risk score is above the minimum score established by FNANB and the applicant has an active credit bureau file with satisfactory credit history.

  If a customer's application is approved, an account is established and an order for a new card is automatically transmitted to the Total System card production service department. This department uses special equipment to emboss the customer's name, card account number and expiration date on the face of the card and mails the card directly to the customer via first class mail. When a card is presented for the first time, the point of sale terminal prompts the Circuit City sales associate to request picture identification from the cardholder. This procedure is intended to reduce the risk that a stolen credit card will be accepted for use at a Circuit City retail store.

  Each extension of credit by FNANB to a cardholder is subject to the terms and conditions contained in the account agreement with FNANB in effect at that time. FNANB reserves the right to change or terminate various terms, conditions, services or features of the account, including increasing or decreasing periodic finance charges, late fees, returned check charges, other fees and charges or minimum payment requirements, subject to the conditions set forth in the account agreement. FNANB may, at any time and without prior notice to the cardholder, elect to preclude or restrict further credit card use by the cardholder, usually as a result of poor payment performance or concern over the cardholder's creditworthiness. FNANB has the ability to code an account within the credit operating system to prevent the cardholder from using his or her credit card until the reason for the restriction on use has been satisfactorily resolved.

Billing and Payments

  FNANB assesses periodic finance charges on an account based on the two cycle average daily balance, including new purchases, method. The average daily balance of an account for a billing cycle is determined by summing the daily balances for the account for each day during the billing cycle and by dividing that sum by the number of the days in the billing cycle. The daily balance for an account for any day during a billing cycle is equal to the beginning balance of the account for that day plus the amount of purchases (except interest free special purchases), unpaid finance charges on purchases, insurance charges, telephone check payment fee finance charges, returned check charges and any other charges (except late charges), minus the amount of payments and credits applied to the account on that day. FNANB charges an annual percentage rate on private label credit card accounts currently ranging from 20.5% to 24%. A fixed annual percentage rate of 26% is applied to accounts when the required minimum monthly payment is not made for two consecutive billing cycles. This fixed rate remains in effect until a least the minimum monthly payment has been made for six consecutive billing cycles. FNANB will not assess a finance charge on an account if the entire new balance shown on the billing statement is zero, is a credit balance or is paid in full within 25 days of the statement closing date. FNANB will assess finance charges on the average daily balance of previous cycle purchases in the manner described above if the new balance for the previous billing cycle was not paid in full and the grace period described above was in effect during that previous billing cycle.

  FNANB assesses a late fee, currently $29, if a cardholder does not remit the minimum payment due before the closing date of the next billing cycle. FNANB also assesses a returned check fee, currently $29, if a financial institution does not honor a cardholder payment.

  FNANB periodically offers interest free promotions under which holders of the Circuit City private label credit card are able to purchase designated products on an interest free basis for a specified period. The interest free period is usually six to twelve months. The cardholder is typically required to make regular monthly payments, and accumulated finance charges are assessed, retroactive to the date of the transaction, if the cardholder does not meet the terms and conditions of the interest free promotion. The use of interest free promotions may reduce the amount of finance charge receivables collected by the trust during the interest free period. We do not expect, however, that this reduction would cause a material reduction in the yield on the receivables.

  Approximately 80% of the private label cardholders are required to make minimum monthly payments equal to the greater of $20 or 4% of the account balance. Approximately 20% of the private label cardholders are required to make minimum monthly payments equal to the greater of $15 or 3.5% of the account balance.

Delinquencies and Collections

  FNANB classifies an account as delinquent when the minimum payment due on the account is not received by the payment due date specified in the cardholder's billing statement. The FNANB collections staff is segregated into teams specializing in different delinquency categories. The collections staff initiates collection efforts as early as the second day of delinquency, and no later than the 21st day of delinquency, when collectors attempt to establish telephone contact. FNANB uses behavioral risk scoring of all accounts to adjust its collection efforts based on the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account is cycled into a more advanced delinquency category.

  FNANB's collection strategy begins with an early delinquency calling program using state-of-the-art technology that includes predictive dialing for accounts that are up to 60 days past due and an internally developed collections platform that enables management to segment accounts based on risk assessments. FNANB also uses statement messaging and automatic letter dunning during the first 60 days of delinquency. The FNANB collections staff monitors delinquency levels on a daily basis, and aggregated delinquency information is reported to and reviewed by senior management.

  Accounts that are 61-180 days past due are assigned to specific members of the FNANB collections staff for accelerated collection efforts to be worked either in manual queues or on the predictive dialer. Collection strategies include demands for balance in full, settlement strategies based on risk and profitability criteria and assignment to local attorneys for legal action. Correspondence designed to educate the customer and encourage prompt payment may also be utilized. The FNANB collections staff pursues aggressive collection activities through the 180th day of delinquency. FNANB charges off an account as uncollectible no later than the earlier of the date on which the account becomes 181 days past due on a contractual basis and 30 days after FNANB receives notice of the death or bankruptcy of the cardholder.

  FNANB automatically re-ages delinquent accounts if the cardholder indicates payment of the past due amount is not financially viable, the account has been open for at least nine months, the customer is able to make three or fewer consecutive payments totaling 12% of the balance, the account balance is at least $300 and the account has not received an automated re-age once in the last twelve months or twice in the last five years. Accounts that are in a workout program are eligible for an additional re-age once the account enters that program. In general, FNANB will manually re-age a delinquent account only if billing errors, customer disputes or other account problems warrant that action. A sample of all re-aged accounts are audited monthly for compliance with FNANB's re-age procedures.

Customer Service and Account Management

  FNANB's customer service departments are located in Richmond, Virginia, and Kennesaw, Georgia. An automated voice response unit handles a substantial percentage of incoming calls and enables customers to receive account information 24 hours a day. Customers can receive balance, payment and credit information, request documents and make payments over the telephone without having to speak with a customer service representative.

   The FNANB customer service representatives are authorized to release information to a customer relating to the customer's account. Each customer service representative is also authorized to modify and update account data, including customer information such as addresses or telephone numbers, and to record account transactions. The ability to change data on a customer's file is restricted by established system security protocols. Each customer service representative is assigned access to customer files by an independent systems security administrator. In addition, every transaction performed by a customer service representative, whether the transaction modifies information on the account or merely allows the customer service representative to view a customer's information without making changes, is automatically logged in a computer file which can be reviewed at a later time. FNANB periodically audits financial transactions and maintenance transactions to confirm that customer service representatives are complying with applicable policies and procedures.

  The FNANB customer service areas are equipped with overhead monitors that provide current customer service information. The information provided includes the number of customers who are waiting to speak to a customer service representative, the number of calls that have been answered within time standards established by FNANB, the number of representatives active in the system to handle telephone calls and the number of representatives performing follow-up administrative functions to address customer requests.

  FNANB has implemented several other systems to increase the efficiency of its customer service areas, including a system that automatically displays the identity of a customer and related account information to a customer service representative based on the telephone number of the inbound call. FNANB also uses a system that allows customer service representatives to increase customer credit lines or decrease customer annual percentage rates within specified underwriting parameters with the push of a keystroke, reducing call handling time and attrition while increasing customer satisfaction.

  FNANB uses both a credit bureau risk model developed by an outside consultant and a credit risk monitoring system to adjust credit lines either up or down, as necessary. These systems evaluate credit bureau risk scores and historical experience to develop a composite risk score on each account. Increases in credit lines are usually granted in conjunction with a purchase that is outside of a customer's line availability. The decision to increase the credit line is currently based on a real time point of sale review of the customer's creditworthiness through a review of the customer's past payment behavior and credit bureau risk score.

FNANB.com Website

  FNANB has recently implemented the FNANB.com website hosted by Total Systems. The website is focused almost entirely on providing customer service and allows cardholders to view current and historical transactional information as well as make payments on their FNANB credit card accounts. In addition to providing these basic customer services, the website allows visitors to apply for a Circuit City private label credit card. We cannot assure you that private label credit card accounts established pursuant to website applications will be of same credit quality as private label accounts established pursuant to in-store applications.

  If customers have questions regarding either their credit card account or the website, they are able to view a database of frequently asked questions. If customers have questions not answered on the website, they may communicate with FNANB customer service representatives through e-mail.

Interchange Fees

  FNANB, through its participation in the MasterCard and VISA associations, receives certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accounts for a limited period prior to initial billing. Under the MasterCard and VISA systems, interchange in connection with cardholder charges for goods and services is collected by either the MasterCard or VISA system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although MasterCard and VISA may from time to time change the amount of interchange reimbursed. If the receivables transferred to the trust in the future include receivables created under MasterCard or VISA credit card accounts, the interchange paid to FNANB with respect to those receivables will be sold by FNANB to Tyler Funding under the receivables purchase agreement and will be transferred by Tyler Funding to the trust under the master pooling and servicing agreement.

Description of Total System Services, Inc.

  Total System performs various data processing and ministerial functions associated with the servicing of the private label credit card accounts on behalf of FNANB from its facilities in Columbus, Georgia. Total System is one of the world's largest processors of credit, debit, commercial and private label cards. Total System provides a variety of data processing services to FNANB, including processing and settlement of transactions, maintenance of individual cardholder accounts, processing of cardholder statements and issuance of plastic cards.

                  OVERVIEW OF THE ACCOUNTS AND THE RECEIVABLES

  The trust assets include all receivables created from time to time in a designated portfolio of consumer revolving credit card accounts originated by FNANB. The accounts were identified as of the Substitution Date in a computer file delivered by FNANB to Tyler Funding under the receivables purchase agreement and in a computer file delivered on behalf of Tyler Funding to the trustee under the master pooling and servicing agreement. FNANB delivers to Tyler Funding and Tyler Funding delivers or causes to be delivered to the trustee, on a monthly basis, an updated computer file or microfiche list reflecting the addition or removal of identified accounts or an officer's certificate stating that the computer file or microfiche list most recently delivered remains true and complete.

  The accounts identified in FNANB's master computer files by one of several specified code numbers or in the computer file or microfiche list most recently delivered to the trustee are sometimes referred to in this prospectus and the attached prospectus supplement as the Accounts included in the trust. You should note, however, that the property sold by FNANB to Tyler Funding under the receivables purchase agreement and transferred by Tyler Funding to the trust under the master pooling and servicing agreement includes the receivables created under the Accounts but not the Accounts. FNANB continues to own the Accounts included in the trust.

  As of the date of this prospectus, the Accounts included in the trust consist solely of accounts established under the Circuit City private label credit card program. The Accounts included in the trust fall into one of the following three categories:

  . Accounts designated by FNANB on the Initial Closing Date and included in the trust as of the Initial Closing Date;

  . Accounts automatically included in the trust, which Accounts are sometimes referred to in this prospectus and the attached prospectus supplement as Automatic Additional Accounts; and

  . Accounts designated by Tyler Funding after the Initial Closing Date and included in the trust as of the date of their designation, which Accounts are sometimes referred to in this prospectus and the attached prospectus supplement as Designated Additional Accounts.

  As of the date of this prospectus, the Accounts included in the trust did not include any Designated Additional Accounts.

  Each Account must satisfy the following eligibility criteria to be included in the trust:

  .  the Account must be in existence and owned by FNANB;

  .  the Account must be payable in United States dollars;

  . the related credit card must not have been reported lost or stolen or have been designated as fraudulent;

  . the Account must have been created in accordance with, or under standards no less stringent than, the policies and procedures of FNANB relating to the operation of its consumer credit card business;

  . the Account must not have been identified by FNANB in its computer files as having been canceled due to the bankruptcy, insolvency or death of the related obligor;

  . the receivables in the Account must not have been charged off as uncollectible in accordance with the policies and procedures of FNANB relating to the operation of its consumer credit card business;

  . the receivables in the Account must not have been assigned, pledged or sold other than under the receivables purchase agreement or the master pooling and servicing agreement;

  . the related obligor must have provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that up to 1% of the Accounts (based on the aggregate outstanding balance of the receivables in the Accounts as a percentage of the aggregate outstanding balance of all receivables) may have an obligor which has provided, as its most recent billing address, an address outside the United States and its territories and possessions which is not a United States military address; and

  . the related obligor must not be Tyler Funding or an affiliate of Tyler Funding.

  The account eligibility criteria must be satisfied as of the Initial Cut-Off Date, in the case of Accounts designated by FNANB on the Initial Closing Date, as of the related date of creation, in the case of Automatic Additional Accounts, and as of the related Additional Cut-Off Date, in the case of Designated Additional Accounts. See "Description of the Securities -- Addition of Accounts" beginning on page 19 of this prospectus for a further discussion of the circumstances under which Automatic Additional Accounts and Designated Additional Accounts will be included in the trust.

  Tyler Funding has the right to designate accounts previously included in the trust as Removed Accounts and to cause the receivables in the Removed Accounts to be retransferred to Tyler Funding under certain limited circumstances. See "Description of the Securities -- Removal of Accounts" beginning on page 20 of this prospectus for a further discussion of the circumstances under which Tyler Funding may designate Removed Accounts.

  The receivables included in the trust fall into one of the following two categories:

  . receivables representing amounts owed by cardholders for goods and services, cash advances, returned check charges, credit insurance premiums and service contract charges, which receivables are sometimes referred to in this prospectus and the attached prospectus supplement as Principal Receivables; or

  . receivables representing amounts owed by cardholders for periodic finance charges, cash advance fees, annual fees, late charges, overlimit charges or other fees or charges, other than returned check charges, credit insurance premiums and service contract charges, which receivables are sometimes referred to in this prospectus and the attached prospectus supplement as Finance Charge Receivables;

provided, however, that, if Tyler Funding exercises the Discount Option, an amount equal to the product of the Discount Percentage and the amount of receivables created in the Accounts on or after the date the Discount Option is exercised that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Securities -- Discount Option" beginning on page 21 of this prospectus for a further discussion of the Discount Option.

  Each receivable must satisfy the following eligibility criteria to be included in the trust:

  .  the receivable must have been created under an Eligible Account;

  . the receivable must have been created in compliance with all applicable requirements of law and pursuant to an account agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon the securityholders;

  . all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by FNANB in connection with the creation of the receivable or the execution, delivery and performance by FNANB of the related account agreement must have been duly obtained or given and must be in full force and effect as of the date of that creation;

  . the receivable must have been the subject of a valid sale by FNANB to Tyler Funding of all of FNANB's right, title and interest in the receivable, and, at the time of the transfer of the receivables to the trust, the trust must have had good and marketable title to the receivable, free and clear of all liens other than limited tax or other governmental liens permitted under the master pooling and servicing agreement;

  . the receivable must have been the subject of either a valid transfer and assignment by Tyler Funding to the trust of all of Tyler Funding's right, title and interest in the receivable or the grant of a first priority perfected security interest in the receivable and in the proceeds of the receivable to the extent set forth in Section 9-315 of the Uniform Commercial Code, effective until the termination of the trust;

  . the receivable must at all times be the legal, valid and binding payment obligation of the related obligor enforceable against that obligor in accordance with its terms, subject to bankruptcy and equity related exceptions;

  . the receivable must constitute an account under and as defined in Article 9 of the UCC;

  . the receivable, at the time of its transfer to the trust, must not have been waived or modified other than as permitted under the master pooling and servicing agreement;

  . the receivable, at the time of its transfer to the trust, must not have been subject to any setoff, right of rescission, counterclaim or other defense, including the defense of usury, other than bankruptcy related defenses;

  . Tyler Funding must have satisfied all obligations to be fulfilled with respect to the receivable at the time of the transfer of the receivable to the trust;

  . Tyler Funding must have done nothing to impair the rights of the trust or the securityholders in the receivable at the time of the transfer of the receivable to the trust; and

  . FNANB must have originated the receivable in the ordinary course of business.

  Tyler Funding may be required to accept the retransfer of receivables included in the trust that were ineligible at the time of their transfer to the trust, whether those receivables were transferred to the trust by FNANB or Tyler Funding. In addition, Tyler Funding may be required to replace retransferred receivables with Eligible Receivables or to pay the value of retransferred receivables to the trust. See "Description of the Securities -- Representations and Warranties" and "-- Addition of Accounts" beginning on page 17 and page 19, respectively, of this prospectus for a discussion of the circumstances under which Tyler Funding will be required accept the retransfer of ineligible receivables or to replace or pay for ineligible receivables.

                            MATURITY CONSIDERATIONS

  We expect that each series will include an Accumulation Period, in which case collections of Principal Receivables will be used to make a single principal payment to securityholders on a Scheduled Distribution Date, or an Amortization Period, in which case collections of Principal Receivables will be used to make a series of principal payments to securityholders commencing on a Principal Commencement Date. The attached prospectus supplement describes the structure and material terms of any Accumulation Period or Amortization Period applicable to your series or class of securities.

  If a series includes an Accumulation Period, we expect that:

  . all or a portion of the collections of Principal Receivables allocated to that series or any class of that series plus any other amounts specified in the related series supplement will be deposited on or before each Distribution Date relating to the Accumulation Period into a Principal Funding Account for that series or class;

  . the amount of each deposit will not exceed a specified amount, in the case of a Controlled Accumulation Period, or will equal the collections of Principal Receivables allocated to that series or class plus any other amounts specified in the related series supplement, in the case of a Rapid Accumulation Period; and

  . the amount accumulated in the Principal Funding Account will be used to make a single principal payment to the related securityholders on the Scheduled Distribution Date for that series or class;

provided, however, that, if an Early Amortization Event occurs with respect to that series or if the actual payment rate on the receivables is substantially lower than the payment rate assumed in structuring the Accumulation Period, securityholders may begin to receive principal payments earlier than the Scheduled Distribution Date or may not be paid in full on the Scheduled Distribution Date. If your series includes an Accumulation Period, the attached prospectus supplement may describe circumstances under which Tyler Funding may postpone the commencement of that period or suspend that period.

  If a series includes an Amortization Period, we expect that:

  . all or a portion of the collections of Principal Receivables allocated to that series or any class of that series plus any other amounts specified in the related series supplement will be used to make a series of principal payments to the related securityholders on each Distribution Date commencing on the Principal Commencement Date for that series or class; and

  . the amount of each principal payment will not exceed a specified amount, in the case of a Controlled Amortization Period, or will equal the collections of Principal Receivables allocated to that series or class plus any other amounts specified in the related series supplement, in the case of a Principal Amortization Period;

provided, however, that, if an Early Amortization Event occurs with respect to that series or if the actual payment rate on the receivables is substantially lower than the payment rate assumed in structuring the Amortization Period, the related securityholders may begin to receive principal payments earlier than the Principal Commencement Date for that series or class or may not receive the full amount scheduled to be paid on any Distribution Date.

  If a series has more than one class of securities, a different method of making principal payments, or a different Scheduled Distribution Date or Principal Commencement Date, may be assigned to each class. See "Description of the Securities -- Application of Collections" beginning on page 23 of this prospectus for a further discussion of the different Accumulation Periods or Amortization Periods that may be used with respect to the securities.

  The principal payment structure for a series will provide for the accelerated accumulation or payment of principal upon the occurrence of an Early Amortization Event with respect to that series. If an Early Amortization Event occurs with respect to your securities, you may receive principal payments earlier than expected.

  The principal payment structure for a series will be established based upon various assumptions as to the payment rate on the receivables. These assumptions will be based upon a review of historical payment rates and other information relating to the Circuit City private label credit card program. The attached prospectus supplement provides historical performance information with respect to the receivables in the trust, including payment rate information. We cannot assure you, however, that the future payment rate experience for the receivables in the trust will be similar to the historical payment rates reviewed in structuring the Accumulation Period or the Amortization Period for your securities. The payment rate on the receivables is influenced by a number of factors, including seasonal variations in consumer spending, the availability of competing sources of credit, general economic conditions and the payment habits of individual cardholders. If the actual payment rate on the receivables is substantially lower than the payment rate assumed in structuring the Accumulation Period or the Amortization Period for your securities, you may receive principal payments later than expected.

                                USE OF PROCEEDS

  The net proceeds from the sale of each series of securities will, in most cases, be paid to Tyler Funding and used to purchase additional receivables from FNANB and for general corporate purposes, including the repayment of amounts borrowed by Tyler Funding from Circuit City to finance the purchase of additional receivables. The attached prospectus supplement may provide that all or a portion of the net sale proceeds will be used for other purposes, including the full or partial repayment of other series or the funding of one or more trust accounts.

                                 DESCRIPTION OF
                       THE RECEIVABLES PURCHASE AGREEMENT

Purchase of Receivables

  The receivables created on or after the Substitution Date are sold on a daily basis by FNANB to Tyler Funding under a receivables purchase agreement dated as of December 31, 2001 between FNANB, as seller, and Tyler Funding, as purchaser. FNANB has sold to Tyler Funding under the receivables purchase agreement:

  . all right, title and interest of FNANB in and to the receivables created on or after the Substitution Date in the Accounts included in the trust on the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, and all proceeds of those receivables, including credit insurance proceeds;

  . all right, title and interest of FNANB in and to the receivables in the Automatic Additional Accounts designated on or after the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, and all proceeds of those receivables, including credit insurance proceeds; and

  . all interchange fees paid to FNANB, in its capacity as credit card issuer, with respect to any MasterCard or VISA credit card accounts included in the trust on or after the Substitution Date.

  FNANB will sell to Tyler Funding under a separate written assignment all right, title and interest of FNANB in and to the receivables created on or after the related Additional Cut-Off Date in the Designated Additional Accounts designated on or after the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, all proceeds of those receivables, including credit insurance proceeds, and all interchange fees paid to FNANB, in its capacity as credit card issuer, with respect to any MasterCard or VISA credit card accounts included in the Designated Additional Accounts.

  Tyler Funding will immediately transfer to the trust under the master pooling and servicing agreement all receivables and related property purchased from FNANB under the receivables purchase agreement. Tyler Funding has assigned to the trust under the master pooling and servicing agreement all rights of Tyler Funding under the receivables purchase agreement. The receivables purchase agreement may be terminated by FNANB and Tyler Funding following the earlier of the date on which the trust is terminated in accordance with the master pooling and servicing agreement and the date on which the receivables purchase agreement is amended to replace Tyler Funding as transferor under the master pooling and servicing agreement.

Representations and Warranties

  FNANB represents and warrants to Tyler Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to Tyler Funding in a separate written assignment that:

  . each Automatic Additional Account designated on or after the Substitution Date is an Eligible Account as of the date of that designation;

  . each Designated Additional Account designated on or after the Substitution Date is an Eligible Account as of the related Additional Cut-Off Date;

  . no selection procedures believed by FNANB to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Substitution Date;

  . each receivable created on or after the Substitution Date is an Eligible Receivable as of the related creation date; and

  . each computer file or microfiche list of the Accounts delivered by FNANB to Tyler Funding under the receivables purchase agreement is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

  If any representation and warranty of FNANB described above or contained in the master pooling and servicing agreement as in effect prior to the Substitution Date is breached and, as a result, Tyler Funding is required to accept retransfer of a receivable under the master pooling and servicing agreement, FNANB is required to repurchase that receivable from Tyler Funding under the receivables purchase agreement. See "Description of the Securities -- Representations and Warranties" beginning on page 17 of this prospectus for a further discussion of the representations and warranties made by FNANB in the master pooling and servicing agreement as in effect prior to the Substitution Date.

  FNANB represents and warrants to Tyler Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to Tyler Funding in a separate written assignment, as of the Substitution Date or the related Designated Additional Account closing date, as applicable, that:

  . FNANB is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the authority to execute, deliver and perform its obligations under the receivables purchase agreement or the separate written assignment, as applicable;

  . the execution, delivery and performance by FNANB of the receivables purchase agreement or the separate written assignment, as applicable, and the consummation by FNANB of the transactions provided for in the receivables purchase agreement or the separate written assignment, as applicable, have been duly authorized by FNANB;

  . the receivables purchase agreement or the separate written assignment, as applicable, constitutes a legal, valid, binding and enforceable obligation of FNANB, subject to bankruptcy and equity related exceptions; and

  . the receivables purchase agreement or the separate written assignment, as applicable, constitutes a valid sale to Tyler Funding of all right, title and interest of FNANB in and to the receivables created on or after the Substitution Date or the related Additional Cut-Off Date, as applicable, free and clear of any lien of any person claiming through or under FNANB or any of its affiliates subject only to limited tax or other governmental liens permitted under the receivables purchase agreement.

  If any representation and warranty of FNANB described above or contained in the master pooling and servicing agreement as in effect prior to the Substitution Date is breached or if a material amount of receivables are not Eligible Receivables and, in either case, as a result, Tyler Funding is required to accept retransfer of all of the receivables in the trust under the master pooling and servicing agreement, FNANB is required to repurchase the receivables from Tyler Funding under the receivables purchase agreement. See "Description of the Securities -- Representations and Warranties" beginning on page 17 of this prospectus for a further discussion of the representations and warranties made by FNANB in the master pooling and servicing agreement as in effect prior to the Substitution Date.

Amendments

  The receivables purchase agreement may be amended from time to time by FNANB and Tyler Funding; provided, however, that no such amendment will be effective unless:

  . FNANB has given prior written notice of the proposed amendment to the trustee and each rating agency;

  . each rating agency has confirmed in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series, except that this confirmation will not be required if the sole effect of the proposed amendment is to add additional code numbers to those used to identify the Accounts; and

  . FNANB has delivered to Tyler Funding and the trustee an officer's certificate stating that FNANB reasonably believes that the proposed amendment will not cause an Early Amortization Event to occur with respect to any series.

                         DESCRIPTION OF THE SECURITIES

Overview of the Securities

  The securities will be issued in series. Each series of securities will be issued by the trust under the master pooling and servicing agreement and a series supplement related to that series. A copy of the master pooling and servicing agreement and a form of the series supplement are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. This prospectus describes the material provisions common to each series of securities. The attached prospectus supplement provides additional information specific to your securities.

  Each series of securities may include one or more classes, one or more of which may be senior securities and one or more of which may be subordinated securities. The Invested Amount of a series with more than one class will be allocated among the classes of that series as described in the related prospectus supplement. The securities of each class included in a series may have different terms, including different interest rates, principal payment structures, maturity dates, allocation terms and access to credit enhancement.

  Each series of securities may be included in a designated group. Each series of securities included in a designated group will be entitled to share amounts collected on the receivables and allocated to other series in that group to the extent those amounts are not needed to make required deposits or payments with respect to other series in that group, in each case in the manner and to the extent provided in the series supplements for those other series.

  Each series of securities will represent an undivided interest in the assets of the trust. The assets of the trust not allocated to the securityholders will be allocated among the holder of the Exchangeable Transferor Certificate and, to the extent described in the series supplement for any series, the provider of any credit enhancement for that series. Tyler Funding currently holds the Exchangeable Transferor Certificate.

  Each series of securities:

  . will represent the right to receive a varying percentage of the amounts collected on the receivables during each Collection Period;

  . will be allocated a varying percentage of the receivables, if any, charged off as uncollectible during each Collection Period; and

  . will be allocated a varying percentage of any unreimbursed deficiency in trust assets attributable to downward adjustments in the amount of the receivables made for non-credit reasons during each Collection Period.

  Each series of securities:

  . will represent the right to receive interest at a specified rate per annum on each Distribution Date in the manner and to the extent provided in the related series supplement;

  . if that series includes an Accumulation Period, will represent the right to receive principal on a Scheduled Distribution Date in the manner and to the extent provided in the related series supplement; and

  . if that series includes an Amortization Period, will represent the right to receive principal commencing on a Principal Commencement Date in the manner and to the extent provided in the related series supplement.

  The series supplement for a series may provide that the securities of that series will initially be represented by securities registered in the name of Cede & Co., as nominee of The Depository Trust Company, and that beneficial interests in those securities will be available for purchase in book-entry form only. If the securities of a series are registered in the name of Cede & Co., all references in this prospectus or the attached prospectus supplement to actions taken by securityholders refer to actions taken by DTC, upon instructions from its participants, and all references in this prospectus or the attached prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the securities, as the case may be, for distribution to the Security Owners in accordance with DTC procedures. See "Registration and Transfer of the Securities" beginning on page 37 of this prospectus for a further discussion of the book-entry registration system and the limited circumstances under which Definitive Securities will be issued.

  The series supplement for a series may specify that application will be made to list the securities of that series, or all or a portion of any class of that series, on the Luxembourg Stock Exchange or any other specified exchange.

Interest Payments

  Each series or class of securities will accrue interest from the date specified in the related series supplement on the outstanding principal amount of that series or class at the interest rate specified for that series or class in that series supplement. Each interest rate may be a fixed rate, a floating rate or any other type of rate specified in the related series supplement. Interest will be paid to securityholders on the Distribution Dates specified in the related series supplement.

  Interest payments for any series or class of securities will be funded on each Distribution Date from collections of Finance Charge Receivables received during the preceding Collection Period and allocated to that series or class plus any other sources specified in the related series supplement. If the Distribution Dates for a series or class occur less frequently than monthly, an Interest Funding Account may be established to accumulate the required interest payment amount. If a series includes more than one class of securities, each class of that series may have a separate Interest Funding Account.

  Your securities will pay interest on the Distribution Dates and at the interest rate specified in the attached prospectus supplement. If your securities bear interest at a floating rate, the attached prospectus supplement describes the initial interest rate and the method for calculating subsequent interest rates.

Principal Payments

  Each series of securities will include a Revolving Period during which principal will not be accumulated for or paid to the securityholders of that series. The Revolving Period for a series will begin on the related closing date and will end on the earlier of the close of business on the day preceding the commencement of the Accumulation Period for that series and the close of business on the day preceding the commencement of the Amortization Period for that series. All collections of Principal Receivables allocated to a series during the Revolving Period for that series will, to the extent specified in the related series supplement, be applied as reallocated collections of Principal Receivables, shared with other series, deposited in the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate.

  At the end of the Revolving Period for a series, one or more of the following types of principal accumulation periods or principal payment periods will commence:

  .  a Controlled Accumulation Period;

  .  a Rapid Accumulation Period;

  .  a Controlled Amortization Period;

  .  a Principal Amortization Period; or

  .  an Early Amortization Period.

  The Controlled Accumulation Period, Rapid Accumulation Period, Controlled Amortization Period or Principal Amortization Period, as applicable, for a series will begin on the date specified in or determined in the manner specified in the related series supplement. The Early Amortization Period for a series will begin upon the occurrence of an Early Amortization Event with respect to that series.

  During the Controlled Accumulation Period or Rapid Accumulation Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement will be used on or before each Distribution Date to make deposits into a Principal Funding Account for that series. At the end of the Accumulation Period, the amount on deposit in the Principal Funding Account will be used to make a single principal payment to the securityholders of that series. The series supplement for each series that includes an Accumulation Period will specify the Scheduled Distribution Date for that series and the frequency and amount of the scheduled deposits.
The series supplement for each series that includes an Accumulation Period may also specify circumstances under which Tyler Funding may postpone the commencement of the Accumulation Period or suspend the Accumulation Period.

  The funds held in any Principal Funding Account for a series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related series supplement intended to assure a minimum rate of return on the investment of those funds. A series or class that includes an Accumulation Period may be subject to a principal guaranty or other similar arrangement specified in the related series supplement to enhance the likelihood that the principal amount of that series or class will be paid in full at the end of the Accumulation Period.

  During the Controlled Amortization Period or Principal Amortization Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement will be used on each Distribution Date to make principal payments to the securityholders of that series. The series supplement for each series that includes a Controlled Amortization Period or a Principal Amortization Period will specify the Principal Commencement Date for that series and the frequency and amount of the scheduled principal payments.

  During the Early Amortization Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement will be used each month to make principal payments to the securityholders of that series. The series supplement for each series will specify the Early Amortization Events applicable to that series. See "Description of the Securities -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the Early Amortization Events applicable to all series.

  If your class of securities is subordinated to one or more senior classes, you will receive principal payments only after the more senior classes are paid in full. You may receive principal payments earlier or later than expected. See "Maturity Considerations" beginning on page 9 of this prospectus for a further discussion of the circumstances under which principal payments could be made earlier or later than expected.

Identification of the Receivables

  FNANB has indicated in its records, including its computer files, that the receivables have been sold by FNANB to Tyler Funding and has provided to Tyler Funding a computer file showing the account number of each related Account as of the Substitution Date. In addition, so long as the receivables in Automatic Additional Accounts are being sold by FNANB to Tyler Funding under the receivables purchase agreement, FNANB has agreed to deliver to Tyler Funding, on or before each Distribution Date, a new computer file or microfiche list showing the account number of each Account subject to that agreement as of the last day of the preceding Collection Period or an officer's certificate stating that the computer file or microfiche list most recently delivered by FNANB to Tyler Funding remains true and complete.

  Tyler Funding has indicated in its records, including its computer files, that the receivables have been transferred by Tyler Funding to the trust and has provided to the trustee a computer file showing the account number of each Account included in the trust as of the Substitution Date. In addition, so long as Automatic Additional Accounts are being included in the trust, Tyler Funding has agreed to deliver to the trustee, on or before each Distribution Date, a new computer file or microfiche list showing the account number of each Account included in the trust as of the last day of the preceding Collection Period or an officer's certificate stating that the computer file or microfiche list most recently delivered by Tyler Funding to the trustee remains true and complete.

  FNANB, as initial servicer, will retain all other records or agreements relating to the Accounts or the receivables. The records and agreements relating to the Accounts or the receivables will not be segregated from those relating to other credit card accounts or receivables owned or serviced by FNANB and will not be stamped or otherwise marked to reflect the transfer of the receivables to Tyler Funding or the trust. The trustee will have reasonable access to these records and agreements as required by applicable law or to enforce the rights of the securityholders. FNANB has filed UCC financing statements in accordance with Georgia law to perfect the interest of Tyler Funding in the receivables, and Tyler Funding has filed UCC financing statements in accordance with Delaware law to perfect the interest of the trust in the receivables. See "Legal Matters Relating to the Receivables" beginning on page 46 of this prospectus for a discussion of the limited circumstances under which a creditor of FNANB could acquire an interest in the receivables.

Issuing New Series

  Tyler Funding may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the securities of one or more series, to the trustee in exchange for one or more newly issued series of securities and a reissued Exchangeable Transferor Certificate. Tyler Funding will specify the principal terms of each new series in the related series supplement. The master pooling and servicing agreement does not limit the number of exchanges that Tyler Funding may perform.

  Tyler Funding must notify the trustee at least three Business Days in advance of the date on which it proposes to issue a new series of securities. Tyler Funding must also notify the trustee of the designation of the new series, the initial Invested Amount of the new series or the method for calculating that initial Invested Amount and the interest rates applicable to the new series or the method for allocating interest payments or other cash flows to the new series, if any. On the date of the issuance of a new series of securities, Tyler Funding must deliver to the trustee the following:

  . a series supplement in form satisfactory to the trustee signed by Tyler Funding and specifying the terms of the new series;

  . an opinion of counsel to the effect that, unless otherwise specified in the related series supplement, securities of the new series, other than any class required to be retained by Tyler Funding, will be characterized either as indebtedness or an interest in a partnership that is not taxable as a corporation under existing law for federal income tax purposes and that the issuance of the new series will not have a material adverse effect on the federal income tax characterization of any outstanding series that has been the subject of a previous opinion of tax counsel or result in the trust being taxable as an association or as a publicly traded partnership taxable as a corporation for federal or applicable state tax purposes;

  .  any applicable credit enhancement agreement;

  . written confirmation from each rating agency that the issuance of the new series will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series; and

  . the existing Exchangeable Transferor Certificate and, if applicable, the securities of the series to be exchanged.

  Upon satisfaction of these conditions, the trustee will cancel the existing Exchangeable Transferor Certificate and the securities of the exchanged series, if applicable, and issue the new series of securities and a new Exchangeable Transferor Certificate. Tyler Funding, the servicer, the trustee and the trust are not required to obtain, and do not intend to obtain, the consent of any securityholder to the issuance of a new series of securities. The issuance of a new series of securities could affect the timing or amount of payments on your securities.

Representations and Warranties

  FNANB has represented and warranted to the trustee, on behalf of the trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that:

  . each receivable was an Eligible Receivable as of the Initial Cut-Off Date, in the case of receivables in the initial Accounts, as of the related creation date, in the case of receivables in Automatic Additional Accounts included in the trust prior to the Substitution Date, and as of the related Additional Cut-Off Date, in the case of receivables in Designated Additional Accounts designated prior to the Substitution Date;

  . each computer file or microfiche list of the Accounts delivered by FNANB to the trustee under the master pooling and servicing agreement prior to the Substitution Date was an accurate and complete listing of the Accounts in all material respects as of the Initial Cut-Off Date, in the case of the initial Accounts, as of the related creation date, in the case of Automatic Additional Accounts designated prior to the Substitution Date, and as of the related Additional Cut-Off Date, in the case of Designated Additional Accounts designated prior to the Substitution Date; and

  . no selection procedures believed by FNANB to be adverse to the interests of the securityholders were used in selecting the Accounts included in the trust prior to the Substitution Date.

  Tyler Funding represents and warrants to the trustee in the master pooling and servicing agreement and, in the case of Designated Additional Accounts, will represent and warrant to the trustee in a separate written assignment, in each case on behalf of the trust, that:

  . each Automatic Additional Account designated on or after the Substitution Date is an Eligible Account as of the date of that designation;

  . each Designated Additional Account designated on or after the Substitution Date is an Eligible Account as of the related Additional Cut-Off Date;

  . no selection procedures believed by Tyler Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Substitution Date;

  . each receivable created on or after the Substitution Date is an Eligible Receivable as of the related creation date; and

  . each computer file or microfiche list of the Accounts delivered by Tyler Funding to the trustee under the master pooling and servicing agreement on or after the Substitution Date is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

  If any representation and warranty of FNANB or Tyler Funding described above is breached and, as a result, any receivable is charged off or the trust's rights in that receivable or its proceeds are materially impaired or the proceeds of that receivable are not available for any reason to the trust free and clear of any lien, other than limited tax or other governmental liens permitted under the master pooling and servicing agreement, and that breach continues unremedied for 60 days, or for such longer period as may be agreed to by the trustee not to exceed an additional 90 days, after Tyler Funding discovers or receives notice of that breach, then Tyler Funding will be obligated to accept retransfer of the principal amount of that receivable by directing the servicer to deduct the principal amount of that receivable from the aggregate amount of Principal Receivables in the trust and to decrease the Transferor Amount by that amount; provided, however, that Tyler Funding will not be obligated to accept retransfer of the principal amount of a receivable as a result of a breach described above if, within the applicable grace period, the breach is remedied and the related Account is no longer charged off as a result of the breach, the trust's rights in the receivable or its proceeds are no longer materially impaired as a result of the breach and the proceeds of the receivable are available to the trust free and clear of all liens, other than limited tax or other governmental liens permitted under the master pooling and servicing agreement.

  If the deduction of the principal amount of any retransferred receivable from the Transferor Amount would cause the Transferor Amount to be reduced below zero, Tyler Funding will deposit into the Excess Funding Account on the date of the retransfer an amount equal to the amount by which the Transferor Amount would have been reduced below zero. This deposit will be treated as a repayment in full of the related receivable and will be applied as collections in accordance with the master pooling and servicing agreement and each series supplement. Tyler Funding will also be obligated to accept retransfer of receivables that are subject to various types of liens immediately upon the discovery or receipt of notice of those liens. If, on any day within 60 days, or such longer period as may be agreed to by the trustee not to exceed an additional 90 days, after the date on which a receivable is retransferred to Tyler Funding as described above, the applicable representations and warranties with respect to the receivable are true and correct in all material respects, the receivable is an Eligible Receivable and the trust's rights in the receivable or its proceeds are no longer materially impaired as a result of the related breach and the proceeds of the receivable are available to the trust free and clear of all liens that resulted in the related breach, Tyler Funding may direct the servicer to include the receivable in the trust. Tyler Funding's obligation to accept retransfer of a receivable is the only remedy available to the securityholders with respect to any breach of a representation or warranty concerning the eligibility of that receivable.

  FNANB has represented and warranted to the trustee, on behalf of the trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date, as of each closing date prior to the Substitution Date with respect to each series, that:

  . FNANB was duly organized, validly existing and in good standing under the laws of the United States and had the authority to execute, deliver and perform its obligations under the master pooling and servicing agreement and the related series supplement and to execute and deliver the securities of that series;

  . the execution, delivery and performance of the master pooling and servicing agreement and the related series supplement by FNANB and the execution and delivery of the securities of that series and the consummation by FNANB of the transactions provided for in the master pooling and servicing agreement and the related series supplement were duly authorized by FNANB by all necessary action on the part of FNANB;

  . the master pooling and servicing agreement and the related series supplement constituted legal, valid, binding and enforceable obligations of FNANB, subject to bankruptcy and equity related exceptions; and

  . the trust owned or had a first priority perfected security interest in the receivables in existence as of that closing date, subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement.

  Tyler Funding represents and warrants to the trustee, on behalf of the trust, in the master pooling and servicing agreement, as of the Substitution Date and as of each closing date on or after the Substitution Date with respect to each series, that:

  . Tyler Funding is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to execute, deliver and perform its obligations under the master pooling and servicing agreement and the related series supplement and to execute and deliver the securities of that series;

  . the execution, delivery and performance of the master pooling and servicing agreement and the related series supplement by Tyler Funding and the execution and delivery of the securities of that series and the consummation by Tyler Funding of the transactions provided for in the master pooling and servicing agreement and the related series supplement have been duly authorized by Tyler Funding by all necessary action on the part of Tyler Funding;

  . the master pooling and servicing agreement and the related series supplement constitute legal, valid, binding and enforceable obligations of Tyler Funding, subject to bankruptcy and equity related exceptions; and

  . the trust owns or has a first priority perfected security interest in the receivables subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement.

  If any representation and warranty of FNANB or Tyler Funding described above is breached or if a material amount of receivables are not Eligible Receivables and, in either case, that event has a material adverse effect on the securityholders then the trustee or the holders of securities representing more than 50% of the aggregate Invested Amount of all outstanding series may, in a written notice, direct Tyler Funding to accept retransfer of all of the receivables in the trust within 60 days of that notice, or within such longer period, not to exceed an additional 90 days, as may be specified in that notice, on a Distribution Date specified by Tyler Funding occurring within that period by depositing into the Collection Account an amount equal to the aggregate Invested Amount of all outstanding series minus any amount then on deposit in the Excess Funding Account or any Principal Funding Account relating to any series plus all accrued but unpaid interest on the securities of all outstanding series; provided, however, that Tyler Funding will not be obligated to accept retransfer of all of the receivables in the trust if, on the Business Day preceding that Distribution Date, the representations and warranties described above are true and correct in all material respects or there is no longer a material amount of receivables that are not Eligible Receivables, as the case may be. Any deposit made in connection with a retransfer of all of the receivables in the trust will be treated as a prepayment in full of the receivables and will be allocated in the same manner as payments received from cardholders under the Accounts. Tyler Funding's obligation to accept retransfer of all of the receivables in the trust is the only remedy available to the securityholders with respect to any breach of these representations or warranties.

  The attached prospectus supplement may specify additional representations and warranties made by Tyler Funding with respect to your securities. The trustee is not required to make any initial or periodic examination of the receivables or any records relating to the receivables. The servicer, however, is required to deliver to the trustee once each year an opinion of counsel as to the validity of the security interest of the trust in the receivables.

Addition of Accounts

  Automatic Additional Accounts

  All Eligible Accounts will be automatically included as Accounts upon the identification of those accounts in FNANB's master computer files by one of several specified code numbers or in a computer file or microfiche list delivered to the trustee; provided, however, that each Automatic Additional Account must be of a type previously included in the trust or otherwise consented to in writing by each rating agency and the number of Automatic Additional Accounts that may be included during any calendar quarter or any period of twelve consecutive collection periods is limited. The receivables in the Automatic Additional Accounts will be automatically transferred to the trust. Tyler Funding can discontinue the Automatic Additional Account feature at any time and for any reason. The Automatic Additional Account feature allows Tyler Funding to transfer additional receivables to the trust more efficiently than through the designation of Designated Additional Accounts.

  The securityholders will not incur any costs in connection with the addition of Automatic Additional Accounts. We cannot assure you, however, that the Automatic Additional Accounts will be of the same credit quality as the initial Accounts.

  Designated Additional Accounts

  Tyler Funding may from time to time in its discretion designate additional Eligible Accounts to be included as Accounts. In addition, Tyler Funding is required to designate additional Eligible Accounts to be included as Accounts if, as of the end of any Collection Period, the Transferor Amount is less than the Minimum Transferor Amount or the aggregate amount of Principal Receivables in the trust is less than the Minimum Aggregate Principal Receivables; provided, however, that Tyler Funding is not required to designate additional Eligible Accounts if the applicable deficiency has been eliminated on or before the Business Day preceding the following Distribution Date through reductions in the aggregate Invested Amount or through increases in the amount on deposit in the Excess Funding Account.

  Tyler Funding will transfer the receivables in the new Accounts to the trust upon satisfaction of various conditions, including the following:

  . Tyler Funding must deliver to the trustee a written assignment to be accepted by the trustee and a computer file or microfiche list containing a true and complete list of the new Accounts;

  . Tyler Funding must represent and warrant that each new Account was an Eligible Account as of the related Additional Cut-Off Date, that no selection procedures believed by Tyler Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting the new Accounts and that Tyler Funding was not insolvent as of the related Additional Cut-Off Date and will not be rendered insolvent by the transfer of the receivables in the new Accounts;

  . Tyler Funding must represent and warrant that the trust will own or have a first priority perfected security interest in the receivables then existing and thereafter created in each new Account subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement;

  . Tyler Funding must deliver to the trustee and each rating agency an opinion of counsel with respect to the authorization, execution, delivery and enforceability of the written assignment and with respect to various security interest matters, in each case as specified in the master pooling and servicing agreement;

  . Tyler Funding must record and file financing statements to the extent necessary to perfect the transfer of the receivables in the new Accounts to the trust; and

  . Tyler Funding must deliver prior written notice of the designation of the new Accounts to each rating agency, the trustee and the servicer and, unless Tyler Funding is required to designate the new Accounts, must receive written confirmation from each rating agency that the designation of the new Accounts will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series.

  The Designated Additional Account feature requires Tyler Funding to transfer additional receivables to the trust if there would otherwise be insufficient receivables to support all outstanding series. If Tyler Funding fails to designate new Eligible Accounts within the period required by any series supplement, an Early Amortization Event will occur with respect to the related series.

  The securityholders will not incur any costs in connection with the addition of Designated Additional Accounts. We cannot assure you, however, that the Designated Additional Accounts will be of the same credit quality as the initial Accounts.

Removal of Accounts

  Tyler Funding has the right to designate, from time to time, Accounts the receivables in which will be removed from the trust. The trust will retransfer the receivables in Removed Accounts to Tyler Funding upon satisfaction of various conditions, including the following:

  . Tyler Funding must deliver to the trustee a written instrument of reassignment to be signed by the trustee and a computer file or microfiche list containing a true and complete list of the Removed Accounts;

  . Tyler Funding must represent and warrant that no selection procedures believed by Tyler Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting the Removed Accounts;

  . the retransfer of the receivables in the Removed Accounts must not, in the reasonable belief of Tyler Funding, cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur, cause the Transferor Interest Percentage to be less than the Minimum Transferor Interest Percentage, cause the aggregate amount of Principal Receivables in the trust to be less than the Minimum Aggregate Principal Receivables or result in the failure to make any payments specified in any series supplement; and

  . Tyler Funding must deliver prior written notice of the designation of the Removed Accounts to each rating agency and must receive written confirmation from each rating agency that the retransfer of the receivables in the Removed Accounts will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series;

provided, however, that, if Tyler Funding has designated for removal Accounts with a receivables balance of zero or Accounts the receivables in which have been charged off as uncollectible, the trust will retransfer the receivables in the Removed Accounts to Tyler Funding upon delivery by Tyler Funding to the trustee of a computer file or microfiche list containing a true and complete list of the Removed Accounts and:

  . in the case of Accounts with a receivables balance of zero, upon delivery by Tyler Funding to the trustee and each rating agency of an officer's certificate stating that the retransfer of the receivables will not, in the reasonable belief of Tyler Funding, cause an Early Amortization Event to occur; and

  . in the case of Accounts the receivables in which have been charged off as uncollectible, unless the Removed Accounts have been designated in accordance with a procedure approved by the rating agencies, upon receipt by Tyler Funding of written confirmation from each rating agency that the rating agency approves of the retransfer of the receivables in the Removed Accounts.

Discount Option

  Tyler Funding has the right, without notice to or consent of the securityholders, to cause a specified percentage of receivables in the trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables, a right which is referred to in this prospectus and the attached prospectus supplement as the Discount Option. Tyler Funding may only exercise, increase, reduce or discontinue the Discount Option upon satisfaction of various conditions, including receipt of written confirmation from each rating agency that the proposed action will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series. Tyler Funding may use the Discount Option to reduce the likelihood that an Early Amortization Event would occur as a result of a decrease in the yield on the receivables. The use of the Discount Option will increase the likelihood that Tyler Funding will be required to add Principal Receivables to the trust.

The Collection Account

  The trustee has established and will maintain with an Eligible Institution, for the benefit of the securityholders of all series, a segregated trust account designated as the Collection Account. Funds on deposit in the Collection Account will be invested in Eligible Investments selected by the servicer or Tyler Funding. On each Distribution Date, all net investment earnings on funds on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the holder of the Exchangeable Transferor Certificate. The servicer has the revocable power to make withdrawals and payments from the Collection Account and to instruct the trustee to make withdrawals and payments from the Collection Account, in each case in accordance with the master pooling and servicing agreement and any series supplement.

  The servicer will deposit all amounts collected on the receivables that are allocated to a series into the Collection Account no later than the second Business Day following the date those collections are processed; provided, however, that the series supplement for a series may provide that the collections processed during each Collection Period and allocated to that series need to be deposited into the Collection Account only up to a specified amount; and, provided further, that, unless otherwise specified in the series supplement for a series, the servicer will not be required to deposit collections into the Collection Account until the Business Day before each Distribution Date if FNANB or an affiliate of FNANB is the servicer and:

  . the servicer maintains certain short-term debt ratings required by the rating agencies;

  . the servicer obtains and maintains in force a letter of credit or other surety covering collection risk of the servicer, which letter of credit or other surety is approved in writing by the rating agencies and the holders of 66-2/3% of the Invested Amount of each class of securityholders of any then outstanding series which is not assigned a rating by any rating agency; or

  . the servicer obtains the consent of the holders of 66-2/3% of the Invested Amount of each class of securityholders of any then outstanding series which is not assigned a rating by any rating agency and written confirmation from each rating agency that the monthly deposit of collections will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series.

  If amounts collected on the receivables are deposited into the Collection Account on a monthly basis, the servicer may use those collections for its own purposes until the deposit date, the servicer need not segregate those collections from its other assets until the deposit date and the servicer may invest those collections in investments that mature on or before the deposit date and may retain for its own account any net investment earnings on those collections. We cannot assure you that collections held by the servicer will be available to the securityholders if the servicer becomes insolvent or a receiver or conservator is appointed for the servicer.

  The servicer will remit amounts collected on the receivables that are allocated to the Transferor Interest to the holder of the Exchangeable Transferor Certificate on each Business Day. If FNANB or an affiliate of FNANB is the servicer and a Servicer Default shall not have occurred and be continuing, the servicer may make deposits into the Collection Account on any date net of amounts payable to Tyler Funding or the servicer on that date and may make deposits into the Collection Account on the Business Day before each Distribution Date net of amounts payable to Tyler Funding or the servicer on that Distribution Date.

Funding Period

  The series supplement for a series may provide for a Funding Period during which the aggregate amount of Principal Receivables in the trust that are allocated to that series may be less than the aggregate principal amount of the securities of that series. If a series includes a Funding Period, the amount of that deficiency will be deposited into a Pre-Funding Account pending the transfer of additional receivables to the trust or the reduction of the Invested Amounts of one or more other series. During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to Tyler Funding to the extent of any increase in the aggregate amount of Principal Receivables in the trust. On each Distribution Date during the Funding Period, all net investment earnings on funds on deposit in the Pre-Funding Account will be withdrawn from the Pre-Funding Account and deposited into the Collection Account and will be used to pay interest on the securities of the related series in the manner specified in the related series supplement.

  The series supplement for a series that includes a Funding Period will specify the initial Invested Amount of that series, the initial aggregate principal amount of the securities of that series, the date by which the Invested Amount of that series is expected to equal the initial aggregate principal amount of the securities of that series and the date on which that Funding Period will end. If the Funding Period for a series does not end by the date specified in the related series supplement, any amount remaining in the Pre-Funding Account on that date and any other amounts specified in the related series supplement will be paid to securityholders.

Allocation of Collections

  On each Determination Date, the servicer will allocate all amounts collected on the receivables during the preceding Collection Period among each outstanding series or, if a series has multiple classes, each class of that series, the Transferor Interest and, to the extent provided in the series supplement for any outstanding series, any provider of credit enhancement for that series. The servicer will allocate these amounts based on the applicable Invested Percentage of each series or the Transferor Percentage. The series supplement for each series will specify how the Invested Percentages are calculated for that series and, if that series has multiple classes, how allocations will be made among those classes. The Invested Percentage for a series may be based on an amount other than the Invested Amount of that series. The servicer will allocate collections processed with respect to any Account first to Finance Charge Receivables, to the extent of the Finance Charge Receivables then outstanding with respect to that Account, and then to Principal Receivables.

Application of Collections

  On each Distribution Date, the servicer will apply or cause the trustee to apply all amounts collected on the receivables during the preceding Collection Period as follows:

  . Finance Charge Receivables During All Periods. All collections of Finance Charge Receivables allocated to a series will be applied as specified in the related series supplement;

  . Principal Receivables During the Revolving Period. All collections of Principal Receivables allocated to a series will be shared with other series, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related series supplement;

  . Principal Receivables During the Controlled Accumulation Period. All collections of Principal Receivables allocated to a series, up to a specified amount, will be deposited into the Principal Funding Account for that series as specified in the related series supplement; provided, however, that, if the available amount exceeds the amount to be deposited into the Principal Funding Account, that excess will be shared with other series, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related series supplement;

  . Principal Receivables During the Rapid Accumulation Period. All collections of Principal Receivables allocated to a series will be deposited into the Principal Funding Account for that series as specified in the related series supplement; provided, however, that, if the available amount exceeds the amount remaining to be accumulated with respect to that series, that excess will be shared with other series, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related series supplement;

  . Principal Receivables During the Controlled Amortization Period. All collections of Principal Receivables allocated to a series, up to a specified amount, will be paid to the securityholders of that series as specified in the related series supplement; provided, however, that, if the available amount exceeds the amount to be paid to securityholders, that excess will be shared with other series, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related series supplement; and

  . Principal Receivables During the Principal Amortization Period or the Early Amortization Period. All collections of Principal Receivables allocated to a series will be paid to the securityholders of that series as specified in the related series supplement; provided, however, that, if the available amount exceeds the amount remaining to be paid with respect to that series, that excess will be shared with other series, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related series supplement.

  If a series of securities includes more than one class, the amounts collected on the receivables and allocated to that series will be applied to each class in the manner and order of priority specified in the related series supplement.

Shared Excess Finance Charge Collections

  If a series is included in a group, collections of Finance Charge Receivables allocated to that series in excess of the amount needed to make all required deposits or payments with respect to that series may be shared with other series in that group. If only one series in a group requires additional collections of Finance Charge Receivables, that series will have access to all of the excess collections available to the series in that group. If two or more series in a group require additional collections of Finance Charge Receivables, the excess collections available to the series in that group will be allocated among those series pro rata based on the amount required by each series. In all cases, any excess collections of Finance Charge Receivables remaining after covering amounts required by other series in a group will be paid to the holder of the Exchangeable Transferor Certificate.

  The sharing of excess collections of Finance Charge Receivables may prevent the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in collections of Finance Charge Receivables allocated to one or more series. We cannot assure you, however, that excess collections will exist or be allocated to any particular series on any Distribution Date.

Shared Principal Collections

  If a series is included in a group, collections of Principal Receivables allocated to that series in excess of the amount needed to make all required deposits or payments with respect to that series may be shared with other series in that group. If only one series in a group requires additional collections of Principal Receivables, that series will have access to all of the excess collections available to the series in that group. If two or more series in a group require additional collections of Principal Receivables, the excess collections available to the series in that group will be allocated among those series pro rata based on the amount required by each series. In all cases, any excess collections of Principal Receivables remaining after covering amounts required by other series in a group will be deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as provided in the related series supplement.

  The sharing of excess collections of Principal Receivables may prevent the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in collections of Principal Receivables allocated to one or more series. We cannot assure you, however, that excess collections will exist or be allocated to any particular series on any Distribution Date.

The Excess Funding Account

  The trustee has established and will maintain with an Eligible Institution, for the benefit of the securityholders of all series, a segregated trust account designated as the Excess Funding Account. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments selected by the servicer. On each Distribution Date, all net investment earnings on funds on deposit in the Excess Funding Account will be withdrawn from the Excess Funding Account, deposited into the Collection Account and applied as collections of Finance Charge Receivables.

  If the Transferor Amount is less than the Minimum Transferor Amount on any Business Day, the servicer will deposit into the Excess Funding Account from any collections of Principal Receivables that would otherwise be distributed to the holder of the Exchangeable Transferor Certificate on that Business Day an amount equal to that deficiency or, if less, the amount of those collections. If the Transferor Amount exceeds the Minimum Transferor Amount on any Business Day, the servicer will instruct the trustee to withdraw from the Excess Funding Account and pay to the holder of the Exchangeable Transferor Certificate on that Business Day an amount equal to that excess or, if less, the amount then on deposit in the Excess Funding Account.

  If the Accumulation Period or the Amortization Period has commenced for a series included in a group, all or a portion of the amount on deposit in the Excess Funding Account may be shared with other series to the extent specified in the related series supplement.

Companion Series

  The series supplement for a series may provide for that series to be paired with one or more Companion Series. A Companion Series may be used to finance the increase in the Transferor Amount that would otherwise occur as principal is deposited into a Principal Funding Account for another series or paid to the securityholders of another series. As principal is allocated to the series with which the Companion Series is paired, the Invested Amount of the Companion Series will increase and either:

  . an equal amount of funds on deposit in a Pre-Funding Account for the Companion Series will be released to Tyler Funding; or

  . an interest in a variable funding series that is equal to the principal allocated to the series with which the Companion Series is paired will be sold and the proceeds will be distributed to Tyler Funding.

  If a Companion Series includes a Pre-Funding Account, that account will be funded on the related closing date with the proceeds from the sale of the Companion Series. Any Pre-Funding Account will be held for the benefit of the Companion Series and not for the benefit of any other series.

  We cannot assure you that the terms of a Companion Series will not have an adverse impact on the timing or amount of payments allocated to the series with which the Companion Series is paired. If an Early Amortization Event occurs with respect to a Companion Series while the series with which it is paired is outstanding, the percentage of receivables allocated to the series with which the Companion Series is paired may be reduced if the series supplement relating to the Companion Series requires that the Companion Series also receive its share of collections of Principal Receivables. In addition, if an Early Amortization Event occurs with respect to the series with which a Companion Series is paired, the percentage of receivables allocated to the Companion Series may be reduced until the series with which the Companion Series is paired is paid in full.

  A Companion Series may be issued privately or sold publicly. A Companion Series sold publicly will be registered under the registration statement we have filed with the SEC relating to the securities. The series supplement for a Companion Series and the series supplement for each series with which a Companion Series is paired will specify the relationship between those series.

Allocation of Default Amount

  On each Determination Date, the servicer will calculate the Default Amount for the preceding Collection Period. The Default Amount for any Collection Period represents, in general, the aggregate amount of Principal Receivables charged-off as uncollectible during that Collection Period minus the aggregate amount of recoveries received by the servicer during that Collection Period with respect to charged-off receivables. A receivable will be considered charged off for purposes of the master pooling and servicing agreement on the earliest of the date on which the related Account is charged off under the customary and usual servicing procedures of the servicer, the last day of the month in which the related Account becomes 180 days delinquent on a contractual basis and 30 days after receipt of notice by the servicer that the related obligor has died or declared bankruptcy.

  On each Determination Date, the servicer will allocate the Default Amount for the preceding Collection Period among each outstanding series, or, if a series has multiple classes, among each class of that series, the Transferor Interest and, to the extent provided in the series supplement for any outstanding series, any provider of credit enhancement for that series. The servicer will allocate the Default Amount based on the applicable Invested Percentage of each series and the Transferor Percentage. If a series includes one or more classes of subordinated securities, the related series supplement may provide that all or a portion of any collections otherwise allocable to the subordinated securities are to be allocated to the senior securities to cover any Default Amount allocated to the senior securities.

Allocation of Adjustment Amount

  On each Determination Date, the servicer will calculate the Adjustment Amount for the preceding Collection Period. The Adjustment Amount for any Collection Period represents, in general, the amount of any deficiency in trust assets as of the last day of that Collection Period attributable to downward adjustments in the amount of Principal Receivables in the trust made by the servicer for non-credit reasons. The servicer may adjust downward the amount of a Principal Receivable because of a rebate, refund or billing error or because goods or services were refused, returned or not received by a cardholder. In addition, the servicer will adjust downward the amount of any Principal Receivable which was created through a fraudulent or counterfeit charge or which becomes subject to certain liens arising through or under Tyler Funding. If the servicer adjusts downward the amount of a Principal Receivable for any of these reasons, or if the servicer makes any other downward adjustment in the amount of a Principal Receivable without collecting the amount of that adjustment or charging off that amount as uncollectible, the aggregate amount of Principal Receivables in the trust will be reduced by the amount of the adjustment as of the last day of the Collection Period in which the adjustment occurs. If that reduction would cause the Transferor Amount as of that last day to be less than the Minimum Transferor Amount, Tyler Funding is obligated to pay to the servicer within two Business Days after the adjustment, for deposit into the Excess Funding Account, the amount of that deficiency. If Tyler Funding fails to make that payment and, as a result of that failure, the Transferor Amount as of the last day of any Collection Period is less than zero, the Adjustment Amount for that Collection Period will equal the amount of that deficiency and any collections of Principal Receivables processed after that date that would otherwise be distributed to Tyler Funding will, to the extent of any remaining Adjustment Amount, be deposited into the Excess Funding Account.

  On each Determination Date, the servicer will allocate the Adjustment Amount for the preceding Collection Period, to the extent that adjustment amount is not otherwise reduced, among each outstanding series or, if a series has multiple classes, each class of that series and, to the extent provided in the series supplement for any outstanding series, any provider of credit enhancement for that series. The Adjustment Amount for any Collection Period may be reduced through deposits to the Excess Funding Account, an increase in the aggregate amount of Principal Receivables in the trust or a reduction, other than as a result of the allocation of an Adjustment Amount, in the aggregate Invested Amount. The servicer will allocate the Adjustment Amount based on the applicable Invested Percentage of each series. If a series includes one or more classes of subordinated securities, the related series supplement may provide that all or a portion of any collections otherwise allocable to the subordinated securities are to be allocated to the senior securities to cover any Adjustment Amount allocated to the senior securities.

Investor Charge-Offs

  On each Distribution Date, the servicer will apply all collections of Finance Charge Receivables allocated to each series and any other amounts specified in the related series supplement to pay or cover various amounts, including, to the extent specified in that series supplement:

  .  the interest payable on that series on that Distribution Date;

  . the servicing fee payable to a successor servicer with respect to that series;

  . the Default Amount allocated to that series for the preceding Collection Period;

  . the Adjustment Amount allocated to that series for the preceding Collection Period; and

  .  any other required amounts.

  If the available funds for any series are insufficient to pay or cover the required amounts for that series, the Invested Amount of that series will be reduced in the manner and to the extent specified in the related series supplement. The amount of this reduction on any Distribution Date will be limited to the Default Amount allocated to that series for the preceding Collection Period plus the Adjustment Amount allocated to that series for the preceding Collection Period. The Invested Amount of a series may be increased through reimbursement of Investor Charge-Offs and reductions in Adjustment Amounts, in each case as specified in the related series supplement.

  If a series includes one or more classes of subordinated securities, the related series supplement may provide that all or a portion of any collections otherwise allocable to the subordinated securities are to be allocated to the senior securities to cover any Investor Charge-Offs that would otherwise be applied to the senior securities.

Defeasance

  Tyler Funding may terminate its obligations with respect to a series by depositing with the trustee funds adequate to make all remaining scheduled interest and principal payments on that series. Tyler Funding may defease an outstanding series upon satisfaction of various conditions, including the following:

  . Tyler Funding must deliver to the trustee an opinion of counsel that the defeasance will not have a material adverse impact on the federal income tax characterization of any outstanding series that has been the subject of a previous opinion of tax counsel or result in the trust being taxable as an association for federal or applicable state tax purposes;

  . Tyler Funding must deliver to the trustee an opinion of counsel that the defeasance will not require the trust to register as an investment company under the Investment Company Act of 1940, as amended;

  . Tyler Funding must deliver to the trustee an officer's certificate confirming that, in the reasonable opinion of Tyler Funding, the defeasance will not cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur with respect to any outstanding series; and

  . Tyler Funding must receive written confirmation from each rating agency that the defeasance will not result in a reduction or withdrawal of the rating assigned by that rating agent to any outstanding series.

  If Tyler Funding terminates its obligations with respect to a defeased series, the securityholders may lose the benefit of any credit enhancement for that series.

Optional Repurchase

  If specified in the related series supplement, Tyler Funding may repurchase the securities of any series on any Distribution Date after the Invested Amount of that series is reduced to an amount equal to or less than 5% of the initial Invested Amount of that series or such other amount as may be specified in that series supplement. The repurchase price for any series will equal the Invested Amount of that series plus all accrued but unpaid interest on the securities of that series plus such other amounts as may be specified in the related series supplement or such other repurchase price as may be specified in the related series supplement.

Series Termination

  The securities of each series will be retired on the earliest of the date on which the Invested Amount of that series is reduced to zero, the Stated Series Termination Date for that series and the date on which the trust terminates. If the Invested Amount of a series is greater than zero on the related Stated Series Termination Date, the trustee will sell an amount of receivables not to exceed 110% of that Invested Amount and apply the proceeds of that sale to repay the Invested Amount of that series plus all accrued but unpaid interest on the securities of that series plus such other amounts as may be specified in the related series supplement; provided, however, that the amount of receivables sold may not exceed that Invested Amount plus an amount equal to the product of the Transferor Percentage, the aggregate amount of Principal Receivables in the trust and a fraction, the numerator of which is the Invested Percentage used to allocate collections of Finance Charge Receivables to that series and the denominator of which is the sum of the Invested Percentages used to allocate collections of Finance Charge Receivables to all outstanding series.

Early Amortization Events

  An Early Amortization Event will occur with respect to all series if:

  . certain events of insolvency or receivership occur with respect to FNANB or FNANB becomes unable for any reason to sell receivables to Tyler Funding in accordance with the receivables purchase agreement;

  . certain events of bankruptcy, insolvency or receivership occur with respect to Tyler Funding or Tyler Funding becomes unable for any reason to transfer receivables to the trust in accordance with the master pooling and servicing agreement; or

  . the trust becomes an investment company within the meaning of the Investment Company Act.

  Each series may have additional Early Amortization Events applicable only to that series as specified in the related series supplement. If an Early Amortization Event occurs with respect to a series, the Early Amortization Period will begin on the date specified in the related series supplement and the securityholders of that series may receive principal payments earlier than expected.

  If an insolvency or receivership event occurs with respect to FNANB, FNANB will immediately stop selling receivables to Tyler Funding under the receivables purchase agreement and Tyler Funding will be unable to continue to transfer receivables to the trust under the master pooling and servicing agreement. If a bankruptcy, insolvency or receivership event occurs with respect to Tyler Funding, Tyler Funding will immediately stop transferring receivables to the trust under the master pooling and servicing agreement. In either case, Tyler Funding is required promptly to notify the trustee of the occurrence of that event. The trustee will publish a notice of any bankruptcy, insolvency or receivership event within 15 days of its receipt of the notice of that event. The notice published by the trustee will state that the trustee intends to liquidate the receivables in the trust in a commercially reasonable manner.

  The trustee will liquidate the receivables unless instructed to do otherwise by the holders of interests aggregating more than 50% of each class of each outstanding series, each holder of an interest in the Transferor Interest other than Tyler Funding and any other person specified in any series supplement. The proceeds from a liquidation of the receivables will be treated as collections allocable to the applicable securityholders or other holders of interests in the trust and will be distributed with respect to each series in the manner specified in the related series supplement. If the proceeds from a liquidation of the receivables distributed with respect to a series are insufficient to pay the Invested Amount of that series in full, the related securityholders will suffer a loss. If a bankruptcy trustee, receiver or conservator is appointed for FNANB or Tyler Funding, the bankruptcy trustee, receiver or conservator may have the power to delay or prevent an early liquidation of the receivables.

Additional Defaults and Remedies

  The series supplement for a series may provide that additional defaults and remedies apply to one or more classes included in that series. The additional defaults applicable to a class may include the failure to pay interest owed to the holders of that class on one or more Distribution Dates, the failure to reimburse Investor Charge-Offs applicable to that class for one or more Distribution Dates or such other defaults as may be specified in the related series supplement. The additional remedies applicable to a class may include the right, following the payment in full of all senior securities, to cause the trustee to liquidate an amount of receivables not to exceed a specified percentage of the Invested Amount of that class or such other remedies as may be specified in the related series supplement. The attached prospectus supplement describes any additional defaults or remedies applicable to your class of securities.

Indemnification

  The servicer will indemnify the trust, for the benefit of the securityholders, and the trustee for any losses arising out of or relating to the actions or omissions of the servicer under the master pooling and servicing agreement or any series supplement; provided, however, that the servicer will not indemnify the trust or the trustee for any losses relating to:

  .  any action taken by the trustee at the request of the securityholders;

  . any taxes required to be paid by the trust, the trustee or the securityholders;

  . with respect to the trustee, any wrongful actions taken by or omissions of the trustee or any fraud, negligence or willful misconduct by the trustee; or

  . with respect to any securityholder, the performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks.

  The servicer will not be liable to the trust, Tyler Funding, the trustee, the securityholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action under the master pooling and servicing agreement or any series supplement except as described above and except for any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the master pooling and servicing agreement or that series supplement or by reason of its reckless disregard of its obligations or duties under the master pooling and servicing agreement or that series supplement.

  Tyler Funding will be liable to each injured party for any losses, other than losses incurred by a securityholder in the capacity of an investor in the securities as a result of the performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks, arising out of or based on the arrangement created by the master pooling and servicing agreement or the actions taken by the servicer under the master pooling and servicing agreement as though the master pooling and servicing agreement created a partnership under the Uniform Partnership Act. In addition, Tyler Funding will indemnify each securityholder for any of these losses, other than losses incurred by a securityholder in the capacity of an investor in the securities as a result of the

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

performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks and except to the extent that those losses arise from any action by any securityholder.

  Tyler Funding will not be liable to the trust, the servicer, the trustee, the securityholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action under the master pooling and servicing agreement or any series supplement except as described above and except for any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the master pooling and servicing agreement or that series supplement or by reason of its reckless disregard of its obligations or duties under the master pooling and servicing agreement or that series supplement. Amounts payable by Tyler Funding under the indemnification provisions will not be paid from the trust assets and will be paid only to the extent that Tyler Funding has funds available for that purpose. If Tyler Funding does not have funds available to make an indemnification payment, no person will be entitled to assert a claim against Tyler Funding for the unpaid amount.

The Servicer

  The servicer will be responsible for servicing and administering the receivables and for collecting payments due under the receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the receivables. The servicer may modify its servicing procedures from time to time. The servicer is required to maintain fidelity bond coverage against losses incurred through wrongdoing of its servicing officers in amounts that the servicer believes to be reasonable from time to time.

  The servicer may not resign from its obligations and duties under the master pooling and servicing agreement unless it determines that the performance of those obligations and duties is impermissible under applicable law. Any resignation of the servicer will be effective only when the trustee or a successor servicer assumes the servicer's obligations and duties under the master pooling and servicing agreement. The servicer may delegate some of its servicing duties to a person who agrees to perform those duties in accordance with the usual and customary servicing policies and procedures of the servicer, but the servicer will remain liable for the performance of those duties.

Servicer Covenants

  The servicer makes various covenants to the securityholders, including that:

  . the servicer will fulfill in all material respects its obligations with respect to each receivable and the related Account;

  . the servicer will maintain in effect all material qualifications required to service properly each receivable and the related Account;

  . the servicer will comply in all material respects with all laws relating to the servicing of each receivable and the related Account the failure to comply with which would have a material adverse effect on the securityholders;

  . the servicer will not permit any rescission or cancellation of a receivable, except pursuant to a court order or in the ordinary course of business and in accordance with its written servicing policies and procedures;

  . the servicer will do nothing to impair the rights of the securityholders or any credit enhancement provider in a receivable;

  . except in connection with the enforcement or collection of an Account, the servicer will not take any action that causes a receivable to be evidenced by an instrument or chattel paper under the UCC; and

  . the servicer will not reschedule, revise, waive or defer payments due on a receivable except in accordance with its written servicing policies and procedures.

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

  If the servicer breaches any of these covenants and that breach:

  . has a material adverse effect on the interests of the securityholders in a receivable; and

  . continues unremedied for 60 days, or for such longer period as may be agreed to by the trustee not to exceed an additional 90 days, after the servicer discovers or receives notice of that breach;

then the servicer will be obligated to accept transfer of that receivable by depositing the amount of that receivable into the Collection Account. The servicer will make this deposit prior to the Distribution Date following the Collection Period during which the obligation to make the deposit arises. This deposit will be treated as a repayment in full of the related receivable and will be allocated in the same manner as payments received from cardholders under the Accounts. The servicer's obligation to accept transfer of a receivable is the only remedy available to the securityholders with respect to any breach of the covenants of the servicer.

Servicing Compensation

  The servicer receives a monthly fee for its servicing activities under the master pooling and servicing agreement and as reimbursement for various expenses incurred in servicing the receivables and in administering the trust. The servicing fee is allocated among each outstanding series, or, if a series has multiple classes, among each class of that series, and the Transferor Interest and accrues for each outstanding series in the manner specified in the related series supplement. The servicing fee allocable to each series is payable from collections of Finance Charge Receivables allocated to that series. If a series includes multiple classes of securities, each class will be responsible for a portion of the servicing fee allocated to that series. The trust and the securityholders are not responsible for any servicing fee allocable to the Transferor Interest. The share of the monthly servicing fee to be paid by Tyler Funding will be paid only to the extent that Tyler Funding has funds available for that purpose. If Tyler Funding does not have funds available to pay the monthly servicing fee, the servicer will not be entitled to assert a claim against Tyler Funding for the unpaid amount.

  The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables and the Accounts, including expenses related to enforcement of the receivables, payment of fees and disbursements of the trustee and independent accountants and all other fees and expenses which are not expressly stated in the master pooling and servicing agreement to be payable by the trust or the securityholders, other than income or franchise taxes, if any, of the trust or the securityholders.

Servicer Defaults

  A Servicer Default will occur with respect to all series if any of the following events occurs:

  . the servicer fails to make, or to instruct the trustee to make, any payment, transfer or deposit under the master pooling and servicing agreement or any series supplement or fails to give the trustee notice of any required drawing or payment under any credit enhancement, in each case when required or within a five Business Day grace period;

  . the servicer fails to observe or perform any of its other covenants or agreements under the master pooling and servicing agreement or any series supplement, that failure has a material adverse effect on the securityholders of any outstanding series and continues unremedied for 60 days after written notice of that failure, requiring that it be remedied, is given to the servicer by the trustee or Tyler Funding, or to the servicer, Tyler Funding and the trustee by the holders of more than 50% of the Invested Amount of any series adversely affected by that failure, and that failure continues to materially adversely affect the rights of the securityholders of any outstanding series; provided however, that any such failure that relates to any particular receivable or group of receivables will not constitute a Servicer Default if the servicer has made a deposit into the Collection Account with respect to such failure in accordance with the master pooling and servicing agreement;

  . the servicer delegates its duties under the master pooling and servicing agreement, except as specifically permitted under the master pooling and servicing agreement;

     . any representation, warranty or certification made by the servicer in the master pooling and servicing agreement or any series supplement or in any certificate delivered under those agreements proves to have been incorrect when made, that incorrectness has a material adverse effect on the rights of the securityholders of any outstanding series and that representation or warranty continues to be incorrect in any material respect and to affect materially and adversely the rights of the securityholders of any outstanding series for 60 days after written notice of that incorrectness, requiring that it be remedied, is given to the servicer by the trustee or Tyler Funding, or to the servicer, Tyler Funding and the trustee by the holders of more than 50% of the Invested Amount of any series adversely affected by that incorrectness; or

     . certain events of bankruptcy, insolvency or receivership occur with respect to the servicer;

provided, however, that a Servicer Default will not result from:

     . a failure to make, or to instruct the trustee to make, any payment, transfer or deposit or to give the trustee notice of any required drawing or payment under any credit enhancement which continues for a period of 10 Business Days after the applicable grace period; or

     . a failure to observe or perform any other covenant or agreement or a breach of a representation or warranty which, in each case, continues for a period of 60 Business Days after the applicable grace period;

if the failure could not have been prevented by the exercise of reasonable diligence by the servicer and the failure was caused by an act of God or the public enemy, an act of declared or undeclared war, a natural disaster or other similar event. The servicer must still use its best efforts to perform its obligations in a timely manner under the master pooling and servicing agreement or any series supplement. The servicer will give prompt notice to the trustee, Tyler Funding, the securityholders and any providers of credit enhancement of any failure caused by an act of God or the public enemy, an act of declared or undeclared war, a natural disaster or other similar event and will include with that notice a description of its efforts to remedy that failure.

     The servicer will immediately notify the trustee in writing of any Servicer Default. The holders of securities representing more than 66-2/3% of the Invested Amount of any outstanding series affected by a Servicer Default may, on behalf of all securityholders of that series, waive that default and its consequences, except a default resulting from a failure to make any required deposit or any required interest or principal payment. If a Servicer Default is waived, that default will be deemed to have been remedied for all purposes of the master pooling and servicing agreement.

     If a Servicer Default occurs and is not remedied, the trustee, Tyler Funding, or the holders of securities representing more than 50% of the aggregate Invested Amount of all outstanding series may remove the existing servicer. After termination of the servicer, the trustee will as promptly as possible appoint a successor servicer. Tyler Funding will have the right to nominate to the trustee the name of a potential successor servicer, which nomination must be accepted by the trustee as successor servicer. If a new servicer has not been appointed or has not accepted its appointment by the time the outgoing servicer ceases to act as servicer, the trustee will become the servicer. If the trustee is legally unable to act as servicer, the trustee will petition a court of competent jurisdiction to appoint an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit card receivables as the successor servicer.

     If the trustee is unable to obtain a new servicer and the outgoing servicer certifies that it cannot in good faith cure the related Servicer Default, the trustee may offer each credit enhancement provider the opportunity to bid on and purchase the receivables. Tyler Funding will have a right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the trustee, but in no event for an amount less than:

     .    the aggregate Invested Amount of all outstanding series; minus

     . the aggregate principal amount on deposit in the Excess Funding Account and any Principal Funding Account for any series; plus

     . all accrued but unpaid interest on the securities of all outstanding series; plus

     .    any other amounts required to be paid under any series supplement.

     If a bankruptcy trustee, receiver or conservator is appointed for the servicer, the bankruptcy trustee, receiver or conservator may have the power to prevent the appointment of a successor servicer.

Reports to Securityholders

     On each Determination Date, the servicer will deliver to the trustee a statement setting forth various information about the trust and the securities of each series. This information will include:

     . the aggregate amount of collections, the aggregate amount of collections of Finance Charge Receivables and the aggregate amount of collections of Principal Receivables processed during the immediately preceding Collection Period;

     .    the Invested Percentages for each series for that Collection Period;

     .    the receivables in the trust broken out by delinquency status;

     . the portion of the Default Amount allocated to each series for that Distribution Date;

     . the amount of any Investor Charge-Offs and any reimbursements of Investor Charge-Offs for that Distribution Date;

     . the amount of the servicing fee allocable to each series for that Distribution Date;

     . the aggregate amount of receivables in the trust at the close of business on the last day of the immediately preceding Collection Period;

     . the Invested Amount of each series as of the close of business on the last day of the immediately preceding Collection Period;

     .    whether an Early Amortization Event has occurred; and

     . information relating to floating interest rates, if applicable, for the immediately preceding Collection Period.

     On each Distribution Date, the trustee will deliver or cause to be delivered to each securityholder of each series a statement prepared by the servicer setting forth various information about that series. This information will include the information about that series set forth in the related monthly statement delivered by the servicer to the trustee and will also include, to the extent specified in the related series supplement, the total amount distributed on that Distribution Date, the amount of that distribution allocable to principal, the amount of that distribution allocable to interest and the amount, if any, by which the aggregate principal amount of the securities exceeds the aggregate Invested Amount of all outstanding series.

     On or before January 31 of each year, the trustee will deliver or cause to be delivered to each person who was a securityholder of record at any time during the preceding calendar year a statement summarizing the distributions made to the related series during that calendar year. This information is intended to help securityholders prepare their tax returns.

     If the securities are held in book-entry form, each monthly securityholders statement will be delivered to DTC or its nominee, Cede & Co., as the registered holder of the securities. DTC and its participants will deliver each monthly securityholders statement to the Security Owners in accordance with DTC rules and the rules and policies of the DTC participants.

Evidence as to Compliance

     On or before June 30 of each year, the servicer will cause a firm of nationally recognized independent accountants to deliver to the trustee, the rating agencies and, if required by the related series supplement, the provider of any credit enhancement:

     . a report to the effect that, in the opinion of the firm, the monthly statements delivered by the servicer to the trustee during the preceding fiscal year of the trust conform in all material respects with the requirements of the master pooling and servicing agreement;

     . a report to the effect that, in connection with their examination of the monthly statements delivered by the servicer to the trustee during the preceding fiscal year of the trust, nothing came to the attention of the firm that caused them to believe that the servicer failed to comply with specified terms and conditions of the master pooling and servicing agreement; and

     . a report to the effect that the firm has applied certain procedures agreed upon with the servicer to certain documents and records relating to the administration and servicing of the Accounts.

     The report delivered by the accountants in connection with their examination of the monthly statements delivered by the servicer to the trustee:

     . will be based on a comparison of the mathematical calculations of each amount set forth in those statements with the servicer's computer reports that were the source of those amounts; and

     . will state that, on the basis of that comparison, the accountants are of the opinion that those amounts are in agreement except for such exceptions as the accountants believe are immaterial and such other exceptions as are set forth in the report.

     On or before June 30 of each year, an officer of the servicer will deliver to the trustee and the rating agencies a certificate stating that, to the best knowledge of the officer, based on a review of the activities of the servicer during the preceding fiscal year of the trust, the servicer has fully performed its obligations under the master pooling and servicing agreement during that fiscal year or, if an event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred, specifying that event and the nature and status of that event. A securityholder or Security Owner may obtain a copy of this certificate from the trustee upon written request.

Amendments

     The master pooling and servicing agreement and any series supplement may be amended from time to time by the servicer, Tyler Funding and the trustee, without securityholder consent, to do the following:

     .    cure any ambiguity;

     . correct or supplement any provision in the master pooling and servicing agreement or any series supplement that may be inconsistent with any other provision in the master pooling and servicing agreement or that series supplement;

     .    add additional code numbers to those used to identify the Accounts;

     . add any other provisions with respect to matters or questions arising under the master pooling and servicing agreement or any series supplement which are not inconsistent with the provisions of the master pooling and servicing agreement or that series supplement; or

     . to add to or change any of the provisions of the master pooling and servicing agreement to accommodate the issuance of securities in bearer form;

provided, however, that the proposed amendment may not adversely affect in any material respect the interests of any of the securityholders and may not effect a significant change in the permitted activities of the trust.

     The master pooling and servicing agreement and any series supplement may also be amended from time to time by the servicer, Tyler Funding and the trustee, without securityholder consent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master pooling and servicing agreement or that series supplement or modifying in any manner the rights of the securityholders; provided, however, that:

     . the servicer must deliver to the trustee an opinion of counsel to the effect that the proposed amendment will not materially and adversely affect the interests of the securityholders of any outstanding series, other than the securityholders of any class as to which 100% of the securityholders so affected have consented to the proposed amendment, which opinion may rely on rating agency confirmation of the ratings for any rated series;

     . the servicer must deliver to the trustee an opinion of counsel to the effect that the proposed amendment will not cause any outstanding series as to which a tax opinion was delivered to fail to qualify as debt for federal income tax purposes, cause the trust to be subject to corporate taxation or have any other materially adverse effect on the federal income characterization of any outstanding series or the federal income taxation of any securityholders; and

     . each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series;

and; provided further, that the proposed amendment may not

     .    effect a significant change in the permitted activities of the trust;

     . reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions required to be made on the securities of a series without the consent of the related securityholders;

     . change the definition of or the manner of calculating the interest of the securities of any series without the consent of the related securityholders; or

     . reduce the percentage of the Invested Amount of that series that is required to consent to an amendment to the master pooling and servicing agreement without the consent of the related securityholders.

     The master pooling and servicing agreement and any series supplement may also be amended from time to time by the servicer, Tyler Funding and the trustee, with the consent of the holders of securities representing not less than 66-2/3% of the aggregate Invested Amount of all series adversely affected by the proposed amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master pooling and servicing agreement or modifying in any manner the rights of the securityholders of any outstanding series; provided, however, that the proposed amendment may not:

     . reduce in any manner the amount of, or delay the timing of, distributions required to be made on the securities of that series without the consent of the related securityholders;

     . change the definition of or the manner of calculating the Invested Amount of that series, the Invested Percentage of that series, the amount available under any credit enhancement for that series or the Default Amount allocated to that series without the consent of the related securityholders; or

     . reduce the percentage of the Invested Amount of that series that is required to consent to an amendment to the master pooling and servicing agreement or the series supplement for that series without the consent of the related securityholders;

and; provided further, that each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series.

     The trustee will furnish written notice of the substance of any amendment to the master pooling and servicing agreement or any series supplement, other than an amendment not requiring securityholder consent or rating agency confirmation, to each securityholder promptly after the execution of that amendment.

List of Securityholders

     The holders of securities representing not less than 10% of the Invested Amount of a series may request access to the trustee's current list of securityholders for purposes of communicating with other securityholders of that series about their rights under the master pooling and servicing agreement. The requesting securityholders must cover any costs and expenses of the trustee relating to this request.

The Trustee

     Bankers Trust Company is the trustee under the master pooling and servicing agreement. Tyler Funding, the servicer and their respective affiliates may from time to time have banking and trust relationships with the trustee and its affiliates. The trustee, Tyler Funding, the servicer and their respective affiliates may hold securities of any series in their own names. The trustee's address is Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance.

     In addition, where required by local law, the trustee may appoint a co-trustee or separate trustee of all or any part of the trust. If this occurs, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed jointly on the trustee and any separate trustee or co-trustee or, in any jurisdiction where the trustee will be incompetent or unqualified to perform required acts, singly on any separate trustee or co-trustee. In each case, a separate trustee or co-trustee will exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time. If the trustee resigns, Tyler Funding will be obligated to appoint a successor trustee. In addition, Tyler Funding may remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue in that role under the master pooling and servicing agreement or becomes legally unable to act as trustee or if certain events of bankruptcy, insolvency or receivership occur with respect to the trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee and payment of all fees and expenses owed to the resigning or removed trustee.

Limitation on Rights of Securityholders

     A securityholder may not institute any action, suit or proceeding in equity or at law with respect to the master pooling and servicing agreement unless:

     . that securityholder previously shall have given notice to the trustee of that action, suit or proceeding;

     . the holders of securities representing more than 66-2/3% of the Invested Amount of any outstanding series which may be adversely affected but for the institution of that action, suit or proceeding shall have made written request upon the trustee to institute that action, suit or proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in connection with that action, suit or proceeding; and

     . the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute that action, suit or proceeding.

     No securityholder may affect, disturb or prejudice the rights of the securityholders of any other series, obtain or seek to obtain priority over or preference to any other securityholder or enforce any right under the master pooling and servicing agreement except in the manner provided in the master pooling and servicing agreement and for the equal, ratable and common benefit of all securityholders.

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

Termination of the Trust

     The trust is scheduled to terminate on the earliest of:

     . the day following the date on which funds are deposited in the Collection Account sufficient to pay in full the aggregate Invested Amount of all outstanding series and the aggregate Enhancement Invested Amount, if any, of all outstanding series plus interest accrued through the last day of the preceding interest accrual period on all outstanding series;

     . the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the Substitution Date; and

     .    September 1, 2094.

     If the Invested Amount of a series would be greater than zero on the Distribution Date in the month preceding the month in which the trust is scheduled to terminate, after giving effect to all transfers, withdrawals, deposits and drawings to occur on that Distribution Date and all principal payments to be made on that Distribution Date, the servicer will sell within 30 days after that Distribution Date all of the receivables in the trust and apply the proceeds of that sale as collections in accordance with the master pooling and servicing agreement and each series supplement. Tyler Funding or any of its affiliates may bid for the receivables in any such sale and will have a right of first refusal to purchase the receivables on terms equivalent to the best purchase offer.

     Upon the termination of the trust and the surrender of the Exchangeable Transferor Certificate, the trustee will convey to Tyler Funding the receivables and all other assets of the trust, other than amounts held in bank accounts maintained by the trust for the final payment of interest and principal to securityholders.

                  REGISTRATION AND TRANSFER OF THE SECURITIES

Book-Entry Securities

     We expect that the offered securities will initially be issued in book-entry form. If the offered securities are issued in book-entry form, you may hold your securities through DTC in the United States or through Clearstream or Euroclear in Europe.

The Depository Trust Company

     DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a clearing agency registered under the Exchange Act.
DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among direct participants, including transfers and pledges of deposited securities, through electronic book-entry changes in direct participants' accounts, eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

     The information set forth in this section concerning DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We make no representations as to the accuracy or completeness of this information.

Clearstream

     Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for organizations participating in Clearstream's book-entry system and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include the underwriters of any series of securities offered through this prospectus. Clearstream customers in the U.S. are limited to securities brokers and dealers and banks. Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear

     The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC. The Euroclear system is operated by Euroclear Bank S.A./N.V. under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of any series of securities offered through this prospectus. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts under these terms and conditions only on behalf of Euroclear customers and has no record of or relationship with persons holding through those organizations.

Book-Entry Registration

     Cede & Co., as DTC's nominee, will hold the global securities. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. These cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers or Euroclear participants may not deliver instructions directly to the Clearstream or Euroclear depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through a Clearstream customer or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     All purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each Security Owner is in turn recorded on the records of the direct participant or, in the case of a purchase made through an indirect participant, on the records of the indirect participant. The Security Owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which they entered into the transaction. Transfers of ownership interests in the securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of the Security Owners.

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

     To facilitate subsequent transfers, all securities deposited with DTC by its direct participants are registered in the name of Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the identity of the Security Owners. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the Security Owners. Direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

     Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and various banks, the ability of the Security Owners to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action relating to the securities, may be limited due to the lack of a physical certificate for the securities.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts these securities are credited on the relevant record date as identified in a listing attached to the omnibus proxy.

     Principal and interest payments on the securities will be made to Cede & Co. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding information from the issuer or its agent on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records. Payments by DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the relevant DTC participant and not of DTC, the trustee, Tyler Funding or the servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest to DTC will be the responsibility of the trustee, disbursement of these payments to DTC participants will be the responsibility of DTC, and disbursement of these payments to securityholders will be the responsibility of DTC participants and indirect participants. Accordingly, the actual owners of the securities may experience some delay in their receipt of principal and interest payments.

     Distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations as described under " -- Material U.S. Federal Income Tax Documentation Requirements" beginning on page 42 of this prospectus and "Material Federal Income Tax Consequences" beginning on page 50 of this prospectus. Clearstream or the operator of the Euroclear system, as applicable, will take any other action permitted to be taken by a securityholder under the master pooling and servicing agreement or any series supplement, as applicable, on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Securities

     If the securities are initially issued in book-entry form, Definitive Securities will not be issued to any party other than DTC or its nominee unless:

     . Tyler Funding advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a series, and the trustee or Tyler Funding is unable to locate a qualified successor;

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

     . Tyler Funding, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC; or

     . after the occurrence of a Servicer Default, Security Owners representing beneficial interests aggregating more than 50%, or such other percentage as may be specified in the related series supplement, of the Invested Amount of any series advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the Security Owners.

     If any of these events occurs, the trustee will notify the Security Owners, through the DTC participants, of the availability of Definitive Securities.
Upon surrender by DTC of the physical certificate representing the securities and receipt of instructions for re-registration, the trustee will issue the securities as Definitive Securities. The trustee will recognize the holders of the Definitive Securities as securityholders under the master pooling and servicing agreement.

     Principal and interest payments on the Definitive Securities will be made on each Distribution Date directly to the holders in whose names the Definitive Securities were registered at the close of business on the related Record Date; provided, however, that the final payment on any Definitive Security will be made only upon presentation and surrender of that security at the office or agency specified in the notice of final distribution to securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of Definitive Securities for a period of fifteen days before the due date for any payment of the Definitive Securities.

Initial Settlement

     Investors who elect to hold securities through DTC will follow the settlement procedures applicable to U. S. corporate debt obligations. The custody accounts of investors who elect to hold securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors who elect to hold securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. The securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between investors holding securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between investors holding securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant, as applicable, at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream customer or Euroclear participant. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued as of the actual settlement date.

     Clearstream customers and Euroclear participants must make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. Interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the cost of funds for the related Clearstream customer or Euroclear participant.

     Because settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Therefore, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream customers or Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant, as applicable, at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and the receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which will be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     . borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     . borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

Material U.S. Federal Income Tax Documentation Requirements

     A Security Owner holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons unless:

     . each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Security Owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     . the Security Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption For Non-U.S. Persons. A Security Owner that is a Non-U.S. Person can obtain a complete exemption from the withholding tax by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption For Non-U.S. Persons With Effectively Connected Income. A Security Owner that is a Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing
Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States, to obtain an exemption for interest payments that are effectively connected with the conduct of a trade or business in the U.S.

     Exemption or Reduced Rate For Non-U.S. Persons Resident in Treaty Countries. A Security Owner that is a Non-U.S. Person and resides in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the Security Owner files a Form W-8BEN to claim the benefit of an applicable tax treaty.

     Exemption for U.S. Persons. A Security Owner that is a U.S. Person can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. A Security Owner or, in the case of a Form W-8ECI or Form W-8BEN filer, its agent files by submitting the appropriate form to the person through whom it holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective for three calendar years.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign Security Owners. We suggest that each foreign Security Owner consult its own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the securities.

                               CREDIT ENHANCEMENT

     Each series or class of securities may benefit from one or more forms of credit enhancement available only to that series or class. The trustee will hold each form of credit enhancement only on behalf of the series or class to which that credit enhancement relates. The form of credit enhancement for any series or class may be different from the form of credit enhancement for any other series or class. The attached prospectus supplement describes the structure and material terms of any credit enhancement applicable to your securities and the material provisions of any agreement relating to that credit enhancement.

     The structure and terms of the credit enhancement applicable to any series or class of securities will be determined based on several factors, including:

     . the characteristics of the receivables and the Accounts included in the trust as of the closing date for that series or class;

     .    the cost of the credit enhancement;

     .    the desired rating for the securities of that series or class, and

     . the requirements of each rating agency rating the securities of that series or class.

     In most cases, credit enhancement will not provide protection against all risks of loss and will not guarantee the timely payment of interest or repayment of the entire principal amount of the related securities. If losses occur which are not covered by credit enhancement or which exceed the amount covered by credit enhancement, the securityholders will bear their allocable share of those losses.

     If your securities benefit from one or more forms of credit enhancement, the attached prospectus supplement may provide information with respect to the provider of that credit enhancement, including:

     .    a brief description of its principal business activities;

     . its principal place of business, the jurisdiction of its incorporation or organization and the jurisdictions under which it is licensed to do business;

     . if applicable, the identity of the regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     . its total assets, its stockholders' equity or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If any credit enhancement for your securities is available to make principal payments following the occurrence of an Early Amortization Event, the provider of that credit enhancement may hold an interest in amounts collected on the receivables.

     The securities issued by the trust may benefit from one or more of the following forms of credit enhancement. The attached prospectus supplement describes the extent, if any, to which these forms of credit enhancement are applicable to your securities.

Subordination

     The securities of one or more classes of a series may be subordinated to the extent necessary to fund payments with respect to the securities of one or more other classes of that series. The rights of the holders of the subordinated securities to receive interest payments or principal payments on any Distribution Date may be subordinated in right and priority to the rights of the holders of the senior securities. The prospectus supplement for any series that includes subordination will provide the following information:

     . the designation and amount of each class of subordinated securities and the circumstances, if any, under which that amount will increase or decrease;

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     .    the circumstances, if any, under which amounts that would otherwise be paid to the holders of the subordinated securities will instead be paid to the holders of the senior securities; and

     . the circumstances, if any, under which losses that would otherwise be allocated to the holders of the senior securities will instead be allocated to the holders of the subordinated securities.

     If collections that would otherwise be paid to the holders of the securities of one series will instead be used as support for the securities of another series, the related prospectus supplement will describe the structure and terms of this cross-support feature.

Letter of Credit

     The securities of one or more classes may benefit from one or more letters of credit. The issuer of a letter of credit will be obligated to honor drawings made in accordance with the terms of the letter of credit to the extent of the amount available under the letter of credit. The prospectus supplement for any series that includes a letter of credit will provide the following information:

     .    the classes that will benefit from the letter of credit;

     . the initial stated amount of the letter of credit and the circumstances, if any, under which that amount will increase or decrease;

     . the circumstances under which drawings may be submitted under the letter of credit and the manner in which amounts drawn under the letter of credit will be applied; and

     . the expiration date of the letter of credit and the circumstances, if any, under which the letter of credit may be extended or replaced.

Cash Collateral Guaranty or Cash Collateral Account

     The securities of one or more classes may benefit from a cash collateral guaranty secured by the deposit of cash or permitted investments in a cash collateral account or from a cash collateral account. The prospectus supplement for any series that includes a cash collateral guaranty or a cash collateral account will provide the following information:

     . the classes that will benefit from the cash collateral guaranty or the cash collateral account;

     . the amount required to be on deposit in the cash collateral account on the closing date for that series and the circumstances, if any, under which the required amount will increase or decrease;

     . the mechanism by which additional amounts, if any, will be deposited in the cash collateral account;

     . the amount available under the cash collateral guaranty or the cash collateral account, which amount will not exceed the amount on deposit in the cash collateral account or such lesser amount as may be specified in the related series supplement;

     . the circumstances under which payments will be made under the cash collateral guaranty or from the cash collateral account and the manner in which those payments will be applied; and

     . the circumstances, if any, under which the cash collateral guaranty may be replaced.

Collateral Interest or Collateralized Trust Obligation

     The securities of one or more classes may benefit from the issuance of an undivided interest in the trust referred to as a collateral interest or a collateralized trust obligation. The prospectus supplement for any series that includes a collateral interest or a collateralized trust obligation will provide the following information:

     . the classes that will benefit from the collateral interest or the collateralized trust obligation;

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

     . the amount of the collateral interest or the collateralized trust obligation and the circumstances, if any, under which that amount will increase or decrease;

     . the structure and terms of any cash collateral guaranty or cash collateral account established in combination with the collateral interest or the collateralized trust obligation, including the circumstances, if any, under which the amount required to be on deposit in the cash collateral account will increase or decrease, the mechanism by which additional amounts, if any, will be deposited in the cash collateral account, the circumstances under which payments will be made under the cash collateral guaranty or from the cash collateral account and the manner in which those payments will be applied;

     . the circumstances, if any, under which amounts that would otherwise be paid to the holders of the collateral interest or the collateralized trust obligation will instead be paid to the holders of one or more other classes of securities; and

     . the circumstances, if any, under which losses that would otherwise be allocated to the holders of the collateral interest or the collateralized trust obligation will instead be allocated to the holders of one or more other classes of securities.

     The total amount of credit enhancement available from the collateral interest or the collateralized trust obligation and, if applicable, the related cash collateral guaranty or cash collateral account will equal the sum of the collateral interest or the collateralized trust obligation, as applicable, and the amount on deposit in the cash collateral account or such lesser amount as may be specified in the related series supplement.

Surety Bond or Insurance Policy

     The securities of one or more classes may benefit from a surety bond or insurance policy. The prospectus supplement for any series that includes a surety bond or an insurance policy will provide the following information:

     . the classes that will benefit from the surety bond or the insurance policy;

     . the initial amount of the surety bond or the insurance policy and the circumstances, if any, under which that amount will increase or decrease;

     . the circumstances under which claims may be submitted under the surety bond or the insurance policy and the manner in which amounts paid under the surety bond or the insurance policy will be applied; and

     . the expiration date, if any, of the surety bond or the insurance policy and the circumstances, if any, under which the surety bond or the insurance policy may be extended or replaced.

Spread Account or Reserve Account

     The securities of one or more classes may benefit from a spread account or a reserve account. The prospectus supplement for any series that includes a spread account or a reserve account will provide the following information:

     . the classes that will benefit from the spread account or the reserve account;

     . the amount, if any, required to be on deposit in the spread account or the reserve account on the closing date for that series and the circumstances, if any, under which that amount will increase or decrease;

     . the mechanism by which additional amounts, if any, will be deposited in the spread account or the reserve account;

     . the amount available under the spread account or the reserve account, which amount will not exceed the amount on deposit in that account or such lesser amount as may be specified in the related series supplement; and

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

     . the circumstances under which payments will be made from the spread account or the reserve account and the manner in which those payments will be applied.

                                SECURITY RATINGS

     Tyler Funding will request one or more nationally recognized statistical rating organizations to assign a rating to the offered securities. The offered securities will not be issued unless they are rated in one of the four highest rating categories by at least one rating agency. The attached prospectus supplement sets forth each rating assigned to your securities. A rating agency not requested to rate the offered securities could assign a rating to those securities and that rating could be lower than any rating assigned to those securities at the request of Tyler Funding.

     A security rating indicates the rating agency's view on the likelihood that securityholders will receive required interest and principal payments and the rating agency's evaluation of the receivables and the sufficiency of any credit enhancement for the offered securities. A security rating does not address:

     . the likelihood that principal payments will be made on a scheduled date;

     . the likelihood that an Early Amortization Event will occur with respect to the offered securities;

     . the likelihood that a U.S. withholding tax will be imposed on non-U.S. holders of the offered securities;

     .    the price of the offered securities;

     .    the marketability of the offered securities; or

     .    whether the offered securities are an appropriate investment for you.

     A security rating is not a recommendation to buy, sell or hold the offered securities. A security rating may be lowered or withdrawn at any time by the related rating agency.

                   LEGAL MATTERS RELATING TO THE RECEIVABLES

Transfer of Receivables

     The transfer of receivables by FNANB to the trust under the master pooling and servicing agreement as in effect prior to the Substitution Date constituted either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constituted the grant of a security interest in the receivables, FNANB has perfected that security interest through the filing of all necessary financing statements under the UCC. FNANB has represented and warranted to the trustee, on behalf of the trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that the trust has a first priority perfected ownership interest or security interest in the receivables transferred prior to the Substitution Date subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement. If the trust does not have a first priority perfected interest in these receivables, the trust may direct Tyler Funding to accept retransfer of the receivables in accordance with the master pooling and servicing agreement. See "Description of the Securities -- Representations and Warranties" beginning on page 17 of this prospectus for a further discussion of the circumstances under which the trust may direct Tyler Funding to accept retransfer of the receivables.

     The transfer of receivables by FNANB to Tyler Funding under the receivables purchase agreement is intended to constitute a sale. FNANB represents and warrants to Tyler Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to Tyler Funding in a separate written assignment, that each transfer of receivables created on or after the Substitution Date or the related Additional Cut-Off Date, as applicable, constitutes a valid sale of the receivables from FNANB to Tyler Funding. If Tyler Funding does not have a first priority perfected ownership interest in these receivables, Tyler Funding may require FNANB to repurchase the receivables in accordance with the receivables purchase agreement. If the transfer of receivables by FNANB to Tyler Funding under the receivables purchase agreement constitutes the grant of a security interest in the receivables, FNANB has perfected that security interest through the filing of all necessary financing statements under the UCC. See "Description of the Receivables Purchase Agreement -- Representations and Warranties" beginning on page 11 of this prospectus for a further discussion of the circumstances under which Tyler Funding may require FNANB to repurchase the receivables.

     The transfer of receivables by Tyler Funding to the trust under the master pooling and servicing agreement as in effect on and after the Substitution Date constitutes either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constitutes the grant of a security interest in the receivables, Tyler Funding has perfected that security interest through the filing of all necessary financing statements under the UCC. Tyler Funding has represented and warranted to the trustee, on behalf of the trust, in the master pooling and servicing agreement as in effect on and after the Substitution Date that the trust has a first priority perfected ownership interest or security interest in the receivables transferred on or after the Substitution Date subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement. If the trust does not have a first priority perfected interest in these receivables, the trust may direct Tyler Funding to accept retransfer of the receivables in accordance with the master pooling and servicing agreement. See "Description of the Securities --Representations and Warranties" beginning on page 17 of this prospectus for a further discussion of the circumstances under which the trust may direct Tyler Funding to accept retransfer of the receivables.

     A creditor of FNANB or Tyler Funding could, under limited circumstances, acquire an interest in the receivables that would have priority over the interest of the trust in the receivables. In addition, a tax, governmental or other nonconsensual lien on property of FNANB or Tyler Funding that arises before the transfer of receivables to the trust might have priority over the interest of the trust in those receivables. If the OCC were to appoint the FDIC as receiver or conservator for FNANB, administrative expenses of the receiver or conservator might also have priority over the interest of the trust in the receivables.

Insolvency Matters Relating to FNANB

     FNANB is chartered as a national banking association and is subject to regulation and supervision by the OCC. If FNANB were to become insolvent or be in an unsound condition, or if it were to violate its bylaws or various federal regulations, the OCC would be authorized to appoint the FDIC as receiver or conservator for FNANB.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC would be authorized by statute to repudiate any contract of FNANB, including the receivables purchase agreement or the master pooling and servicing agreement, upon payment of actual direct compensatory damages. An FDIC regulation dealing with the issuance of asset-backed securities indicates, however, that the FDIC would not seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to Tyler Funding or the trust if various conditions were met, including that the transfer qualified for sale accounting treatment under GAAP, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud FNANB or its creditors. FNANB believes that the conditions of the FDIC regulation will be met in connection with each transfer of receivables to Tyler Funding or the trust.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB and the conditions of the FDIC regulation were not met in connection with a transfer of receivables by FNANB to Tyler Funding or the trust, the FDIC could seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to Tyler Funding or the trust. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as receiver or conservator for FNANB and payments on your securities could be delayed or reduced. In addition, the FDIC could delay its decision whether to seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to Tyler Funding or the trust for a reasonable period following its appointment as receiver or conservator for FNANB, in which case payments on your securities could be delayed or reduced.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC could, even if the conditions of the FDIC regulation were met in connection with a transfer of receivables by FNANB to Tyler Funding or the trust:

     . repudiate FNANB's ongoing obligations under the receivables purchase agreement or the master pooling and servicing agreement, such as the duty to collect payments or otherwise service the receivables;

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

     . require Tyler Funding or the trustee to go through an administrative claims procedure to establish its right to amounts collected on the receivables; or

     . request a stay of proceedings with respect to the claims of Tyler Funding or the trust against FNANB.

     If the FDIC were to take any of these actions, or if the receivables purchase agreement or the pooling and servicing agreement or a transfer of receivables by FNANB to Tyler Funding or the trust was found to violate the regulatory requirements of the FDIA, payments on your securities could be delayed or reduced.

     If FNANB were to become insolvent or a receiver or conservator were to be appointed for FNANB, an Early Amortization Event would occur with respect to all outstanding series, newly created receivables would not be transferred to Tyler Funding and the trustee would proceed to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms unless otherwise instructed by the securityholders or otherwise required by the FDIC. The proceeds from a liquidation of the receivables would be treated as collections on the receivables and would be distributed to securityholders in accordance with the master pooling and servicing agreement. See "Description of the Securities -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the circumstances under which the securityholders may instruct the trustee not to liquidate the receivables.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC might have the power to delay or prevent the early sale of the receivables and the commencement of the Early Amortization Period. In addition, the FDIC might have the power to cause the early sale of the receivables and the early retirement of the securities or to prohibit the continued transfer of receivables to Tyler Funding. See "Description of the Securities -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the Early Amortization Events applicable to all series and the circumstances under which the receivables may be liquidated.

     If the OCC were to appoint the FDIC as receiver or conservator for the servicer, the FDIC might have the power to prevent the appointment of a successor servicer. See "Description of the Securities -- Servicer Defaults" beginning on page 30 of this prospectus for a discussion of the Servicer Defaults applicable to all series and the circumstances under which a successor servicer may be appointed.

Insolvency Matters Relating to Circuit City and Tyler Funding

     Each of Circuit City and Tyler Funding is subject to the United States Bankruptcy Code and similar state insolvency laws. FNANB has taken steps in structuring the transactions contemplated by the receivables purchase agreement and the master pooling and servicing agreement to reduce the risk that a bankruptcy filing with respect to Circuit City would adversely affect your securities or that Tyler Funding would become a debtor in a voluntary or involuntary bankruptcy case. We cannot assure you, however, that payments on your securities will not be delayed or reduced as a result of a bankruptcy proceeding.

     If Circuit City were to become a debtor in a voluntary or involuntary bankruptcy case, a creditor or trustee-in-bankruptcy of Circuit City, or Circuit City as debtor-in-possession, might take the position that:

     . the transfer of receivables by Tyler Funding to the trust under the master pooling and servicing agreement as in effect on and after the Substitution Date should be characterized as the grant of a security interest in the receivables; and

     . the assets and liabilities of Tyler Funding, which would include the receivables transferred to the trust if that transfer were to be characterized as the grant of a security interest, should be substantively consolidated with the assets and liabilities of Circuit City.

     The amended and restated certificate of incorporation of Tyler Funding contains provisions restricting the activities of Tyler Funding and requiring Tyler Funding to follow specific operating procedures designed to support its treatment as a separate corporate entity. FNANB has been advised by counsel that the assets and liabilities of Tyler Funding would not be consolidated with the assets and liabilities of Circuit City if Circuit City were to become a debtor in a voluntary or involuntary case under the United States Bankruptcy Code. This conclusion is based on various assumptions as to factual matters and future events, however, and we cannot assure you that a court would not reach a different conclusion. If a bankruptcy court in such a proceeding were to characterize the transfer of receivables by Tyler Funding to the trust as the grant of a security interest and were to order that the assets and liabilities of Circuit City and Tyler Funding be substantively consolidated, payments on your securities could be delayed or reduced.

     Each of the servicer and the trustee has agreed in the master pooling and servicing agreement that it will not institute any bankruptcy proceeding against Tyler Funding prior to the date that is one year and one day after the date on which the master pooling and servicing agreement is terminated. Each of FNANB and Circuit City has agreed, in the receivables purchase agreement and in a separate loan agreement, respectively, that it will not institute any bankruptcy proceeding against Tyler Funding prior to the date that is one year and one day after the date on which the securities are paid in full. In addition, the amended and restated certificate of incorporation of Tyler Funding provides that Tyler Funding will not file a voluntary petition for relief under the United States Bankruptcy Code without the unanimous consent of its directors, including its independent directors, and prohibits Tyler Funding from incurring third party indebtedness not contemplated by the master pooling and servicing agreement. If, notwithstanding these provisions, Tyler Funding were to become a debtor in a voluntary or involuntary bankruptcy case, payments on your securities could be delayed or reduced.

     If Tyler Funding were to become a debtor in a voluntary or involuntary bankruptcy case, an Early Amortization Event would occur with respect to all outstanding series, newly created receivables would not be transferred to the trust and the trustee would proceed to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms unless otherwise instructed by the securityholders or otherwise required by the bankruptcy court. The proceeds from a liquidation of the receivables would be treated as collections on the receivables and would be distributed to securityholders in accordance with the master pooling and servicing agreement. See "Description of the Securities -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the circumstances under which the securityholders may instruct the trustee not to liquidate the receivables.

Consumer Protection Laws

     The relationship between the credit card issuer and the cardholder is extensively regulated by federal and state consumer protection laws. The most significant laws include the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and the Electronics Funds Transfer Act. These statutes and various state consumer protection laws:

     . impose disclosure requirements when a credit card account is advertised, when an account is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year end;

     .    limit cardholder liability for unauthorized use;

     . prohibit unfair, deceptive or discriminatory practices in extending credit;

     .    limit the type of account-related charges that may be assessed; and

     .    regulate collection practices.

     In addition, cardholders are entitled under these laws to have payments and credits applied to their credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     The trust may be liable for violations of consumer protection laws that apply to the receivables. In addition, a cardholder may be entitled to assert violations of consumer protection laws by way of set off against his or her obligation to pay outstanding receivables. FNANB has represented and warranted to the trustee, on behalf of the trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that all receivables created prior to the Substitution Date were created in compliance in all material respects with all federal and state consumer protection laws. Tyler Funding has represented and warranted to the trustee, on behalf of the trust, in the master pooling and servicing agreement as in effect on and after the Substitution Date that all receivables created on or after the Substitution Date will be created in compliance in all material respects with all federal and state consumer protection laws. In addition, the servicer has agreed in the master pooling and servicing agreement to indemnify the trust from and against, among other things, any liability arising from any violation of federal or state consumer protection laws caused by the servicer. If a receivable was not or is not created in compliance in all material respects with the consumer protection laws, the trustee may direct Tyler Funding to accept retransfer of that receivable in accordance with the master pooling and servicing agreement. See "Description of the Securities -- Representations and Warranties" beginning on page 17 of this prospectus for a further discussion of the circumstances under which the trust may direct Tyler Funding to accept retransfer of the receivables.

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows an individual on active duty in the military to require that the interest rate on debts incurred by that individual before the call to active duty be reduced to and capped at 6% per annum for the duration of the military service. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if that individual's rights would otherwise be prejudiced. If obligors with respect to a material amount of receivables were to be called to active military duty, payments on your securities could be delayed or reduced as a result of the application of this act.

     There have been numerous attempts at the federal, state and local level to regulate further the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and other fees on credit card accounts. These ceilings are substantially below the rate at which periodic finance charges and other fees are currently assessed on the Accounts. Although the proposed legislation has not been enacted, we cannot assure you that similar legislation will not become law in the future. If ceilings on periodic finance charges or other fees are enacted, the yield on the receivables could be reduced and this reduction could result in the commencement of the Early Amortization Period.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion and the tax discussion in the attached prospectus supplement summarize the material federal income tax consequences of the purchase, ownership and disposition of the offered securities. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and published rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. Any changes in these provisions, regulations, rulings or decisions could modify or adversely affect the tax consequences summarized below. We will not seek a ruling from the IRS with respect to any of the federal income tax consequences discussed in this prospectus and cannot assure you that the IRS will not challenge the conclusions reached in this prospectus.

     The opinion of McGuireWoods LLP, special tax counsel to FNANB and Tyler Funding, described in this prospectus assumes that all relevant parties will comply with the terms of the master pooling and servicing agreement and all related documents. If the relevant parties fail to comply with the terms of the master pooling and servicing agreement or any related document, the conclusions of special tax counsel reached in the opinion and the discussion of the federal income tax consequences set forth in this prospectus may not be accurate.

     This discussion does not address every aspect of the federal income tax laws that may be relevant to Security Owners in light of their personal investment circumstances or to Security Owners subject to special treatment under the federal income tax laws, such as banks and other financial institutions, insurance companies, dealers in securities, tax-exempt organizations and persons holding offered securities as part of a hedging or conversion transaction. We suggest that each prospective Security Owner consult its own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the offered securities.

     This discussion assumes that the offered securities will be issued in registered form, that all payments on the offered securities will be in U.S. dollar denominations, that the offered securities will have a term exceeding one year, that the offered securities' interest formula meets the requirements for qualified stated interest under Treasury regulations relating to original issue discount and that any OID does not exceed a de minimis amount. This discussion also assumes that the offered securities will be treated as debt for federal income tax purposes. See "-- Classification of the Transaction" beginning on page 51 of this prospectus for a further discussion of the possibility that the offer ed securities would not be treated as debt.

Tax Treatment of the Offered Securities

     McGuireWoods LLP, special tax counsel, will render its opinion in the attached prospectus supplement as to the federal income tax treatment applicable to the offered securities.

Tax Treatment of the Trust

     McGuireWoods LLP, special tax counsel, is of the opinion that, under current law, the trust will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Classification of the Transaction

     Any opinion of special tax counsel with respect to the federal income tax treatment of the offered securities or the trust is not binding on the courts or the IRS. The IRS could assert that, for purposes of the Internal Revenue Code, some or all of the offered securities are not debt obligations for federal income tax purposes and that the proper classification of the legal relationship between Tyler Funding, any other holders of equity interests in the trust and the Security Owners resulting from the transaction contemplated by the master pooling and servicing agreement is that of a partnership, a publicly traded partnership taxable as a corporation or an association taxable as a corporation. Tyler Funding currently does not intend to comply with the federal income tax reporting requirements that would apply if the offered securities were treated as interests in a partnership or corporation unless, as is permitted by the master pooling and servicing agreement, an interest in the trust is issued or sold that is intended to be classified as an interest in a partnership.

     If the trust were treated in whole or in part as a partnership in which some or all Security Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if any of its equity interests are traded on an established securities market or are readily tradable on a secondary market or its substantial equivalent, unless certain exceptions apply. One exception that would apply is if the trust is not engaged in a financial business and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a financial business for this purpose, it is unclear whether this exception applies. Tyler Funding has taken and intends to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership taxable as a corporation. We cannot assure you, however, that the trust will not become a publicly traded partnership.

     If the transaction contemplated by the master pooling and servicing agreement were treated as creating a partnership between Tyler Funding and the Security Owners whose interests in the trust were treated as equity, the partnership would not be subject to federal income tax unless it were classified as a publicly traded partnership taxable as a corporation. If the transaction were treated as creating a partnership, the partners of the partnership, including the Security Owners whose interests in the trust were treated as equity, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Security Owner could differ if the offered securities were held to constitute partnership interests rather than indebtedness. In addition, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent they exceeded 2% of the individual's adjusted gross income and would be subject to reduction under Section 68 of the Internal Revenue Code if the individual's adjusted gross income exceeded certain limits. As a result, an individual might be taxed on a greater amount of income than the stated rate on the offered securities. Finally, if the partnership were classified as a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Security Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, might, under certain circumstances, constitute unrelated business taxable income which in most cases would be taxable to that Security Owner.

     If the transaction contemplated by the master pooling and servicing agreement were treated as creating an entity classified as an association or as a publicly traded partnership taxable as a corporation, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the receivables, which would reduce the amounts available for distribution to the Security Owners, possibly including holders of a series that is treated as indebtedness. That classification might also have adverse state and local tax consequences that would reduce amounts available for distribution to Security Owners. In most cases, cash distributions to the Security Owners, other than the Security Owners of any class not recharacterized as an equity interest in an association, would be treated as dividends for tax purposes to the extent deemed part of the corporation's earnings and profits and, in the case of Non-U.S. Security Owners, would be subject to withholding tax.

U.S. Security Owners

     If the offered securities are treated as debt obligations for federal income tax purposes, interest on the offered securities will be includible in income by a U.S. Security Owner as ordinary income in accordance with its method of tax accounting. In addition, interest received on the offered securities may constitute investment income for purposes of certain limitations of the Internal Revenue Code concerning deductibility of investment interest expense.

     Although it is not anticipated that the offered securities will be issued at a greater than de minimis discount, the offered securities may nevertheless be deemed to have been issued with original issue discount under applicable Treasury regulations. This could be the case, for example, if interest payments are not treated as qualified stated interest because the IRS determines that:

     .    no reasonable legal remedies exist to compel timely payment; and

     . the offered securities do not have terms and conditions that make the likelihood of late payment, other than a late payment that occurs within a reasonable grace period, or nonpayment a remote contingency.

     The applicable Treasury regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency or similar circumstances is ignored. Although this provision does not directly apply to the offered securities because the offered securities have no actual default provisions, Tyler Funding intends to take the position that, because nonpayment can occur only as a result of a substantial deterioration in receivable performance, nonpayment is a remote contingency. Based on the foregoing, and on the fact that interest will accrue on the offered securities at a qualified rate, Tyler Funding intends to take the position that interest payments on the offered securities constitute qualified stated interest. If interest payments on the offered securities were not qualified stated interest, all of the taxable income to be recognized with respect to the offered securities would be includible in income as OID but would not be includible again when the interest payments were actually received.

     If the offered securities are issued at a greater than de minimis discount or are treated as having been issued with OID under applicable Treasury regulations, the excess of the stated redemption price at maturity of an offered security over the initial offering price at which a substantial amount of the offered securities are sold to the public will constitute OID. A U.S. Security Owner must include OID in income as interest over the term of the offered security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing that debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing that debt instrument and the actual prepayment experience. If this provision is applied to the offered securities, the amount of OID which will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Under the applicable Treasury regulations, if an offered security is issued with de minimis OID, a U.S. Security Owner must include the OID in income proportionately as principal payments are made. We suggest that each U.S. Security Owner consult its own tax advisors regarding the effect of the OID rules if the offered securities are issued with OID.

     A U.S. Security Owner who purchases an offered security at a discount from its adjusted issue price after its original issuance may be subject to the market discount rules of the Internal Revenue Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or upon the sale or other disposition of the offered security and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount offered security.

     A U.S. Security Owner who purchases an offered security after its original issuance for an amount in excess of the sum of all amounts payable on the offered security after the purchase date other than payment of qualified stated interest will be considered to have purchased the offered security at a premium. The Security Owner may in most cases elect to amortize the premium, as an offset to interest income, using a constant yield method, over the remaining term of the offered security.

     A U.S. Security Owner who purchases an offered security that was issued with OID after its original issuance for an amount less than or equal to the sum of all amounts payable on the offered security after the purchase date other than payment of qualified stated interest but in excess of its adjusted issue price is in most cases permitted to reduce the daily portion of OID otherwise includible in the Security Owner's taxable income.

Disposition of the Offered Securities

     In general, a U.S. Security Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an offered security measured by the difference between:

     . the amount of cash and the fair market value of any property received, other than amounts attributable to, and taxable as, accrued interest; and

     . the U.S. Security Owner's tax basis in the offered security, which is equal, in general, to the purchase price of the offered security increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to the offered security.

     In general, subject to the market discount rules and to the one-year holding requirement for long-term capital gain treatment, any gain or loss will be long-term capital gain; provided, however, that the offered security was held as a capital asset; and, provided further, that, if the rules applicable to prepayable instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates and trusts exceeds the maximum long-term capital gains tax rate for those taxpayers. In addition, capital losses may, in general, be used only to offset capital gains.

Non-U.S. Security Owners

     This section describes the U.S. federal income tax treatment of Non-U.S. Security Owners if the offered securities are treated as indebtedness.

     Interest, including OID, paid to a Non-U.S. Security Owner will be subject to U.S. withholding taxes at a rate of 30% unless:

     . the income is effectively connected with the conduct by the Non-U.S. Security Owner of a trade or business carried on in the United States and the Non-U.S. Security Owner evidences this fact by delivering an IRS Form W-8ECI; or

     . the Non-U.S. Security Owner and each securities clearing organization, bank or other financial institution that holds the offered securities on behalf of the Non-U.S. Security Owner in the ordinary course of its trade or business in the chain between the Non-U.S. Security Owner and the U.S. person otherwise required to withhold the U.S. tax complies with applicable identification requirements; and

     . the Non-U.S. Security Owner does not actually or constructively own 10% or more of the voting stock of Tyler Funding or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of that interest;

     . the Non-U.S. Security Owner is not a controlled foreign corporation with respect to Tyler Funding or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of that interest;

     . the Non-U.S. Security Owner is not a bank whose receipt of interest on an offered security is described in Section 881(c)(3)(A) of the Internal Revenue Code;

     . the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and

     . the Non-U.S. Security Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than Tyler Funding or any holder of the securities of any series not properly characterized as debt.

     In general, applicable identification requirements will be satisfied if there is delivered to a securities clearing organization:

     . IRS Form W-8BEN signed under penalties of perjury by the Security Owner stating that the Security Owner is not a U.S. Security Owner and providing the Security Owner's name and address; or

     . IRS Form W-8BEN, signed under penalties of perjury by the Security Owner or the Security Owner's agent claiming exemption from withholding under an applicable tax treaty;

provided, however, that, in each case, the applicable form must be delivered under applicable procedures and must be properly transmitted to the United States entity otherwise required to withhold tax and none of the entities receiving that form may have actual knowledge that the Security Owner is a U.S. Security Owner.

     Recently finalized Treasury regulations affect the procedures to be followed by a Non-U.S. Security Owner in complying with U.S. federal withholding, backup withholding and information reporting rules. We suggest that you consult your own tax advisors regarding the effect, if any, of these regulations on the purchase, ownership and disposition of the offered securities.

     If a Non-U.S. Security Owner is engaged in a trade or business in the United States and interest on the offered security is effectively connected with the conduct of that trade or business, the Non-U.S. Security Owner, although exempt from U.S. withholding tax, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if the Non-U.S. Security Owner were a U.S. Security Owner. In addition, a Non-U.S. Security Owner that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A Non-U.S. Security Owner will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or redemption of an offered security if:

     . the gain is not effectively connected with the conduct of a trade or business in the United States;

     . in the case of a Non-U.S. Security Owner that is an individual, the Non-U.S. Security Owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs; and

     . in the case of gain representing accrued but unpaid interest, the conditions described with respect to interest and OID are satisfied.

     If the interests of a Non-U.S. Security Owner were classified as interests in a partnership, not taxable as a corporation, that classification could cause a Non-U.S. Security Owner to be treated as engaged in a trade or business in the United States. If a Non-U.S. Security Owner were to be treated as engaged in a trade or business in the United States, the Non-U.S. Security Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax, including branch profits tax in the case of a Non-U.S. Security Owner that is a corporation, unless eliminated under an applicable tax treaty, on its net income from the partnership. In addition, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of the foreign partner's distributive share of effectively connected income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would, in general, be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

Backup Withholding

     A Security Owner may be subject to backup withholding with respect to interest paid on the offered securities if the Security Owner fails to supply the trustee or the Security Owner's broker with the Security Owner's taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends or other reportable payments properly or, under certain circumstances, fails to provide the trustee or the Security Owner's broker with a certified statement that the Security Owner is not subject to backup withholding. Pursuant to the Economic Growth and Tax Reconciliation Act of 2001, a backup withholding rate of 30% is in effect for the taxable years 2002 and 2003, is reduced to 29% for the taxable years 2004 and 2005 and is further reduced to 28% for the taxable years 2006 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each Security Owner setting forth the amount of interest paid on the offered securities owned by that Security Owner and the amount of tax withheld on those payments.

State and Local Tax Consequences

     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the offered securities under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the offered securities.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. A Plan fiduciary considering an investment in the offered securities should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus and the attached prospectus supplement.

     ERISA and the Internal Revenue Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Internal Revenue Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include PTCE 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the offered securities should consider whether that investment might constitute a prohibited transaction under ERISA or the Internal Revenue Code and whether exemptive relief is available.

     A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the offered securities without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Prohibited Transaction Considerations

     Treatment of Trust Assets as Plan Assets. A transaction involving the operation of the trust might constitute a prohibited transaction under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as the trust, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

  If the assets of the trust are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the trust assets, and any person who provides investment advice for a fee with respect to trust assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Internal Revenue Code.

  Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the trust will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by FNANB, Tyler Funding, the trustee or any of their affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the trust.

  Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is freely transferable, part of a class of securities that is owned, at the conclusion of the initial offering of that class, by 100 or more investors independent of the issuer and of one another and either:

  .  part of a class of securities registered under the Exchange Act; or

  . sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

  The attached prospectus supplement states whether Tyler Funding expects the conditions of this exception to be met with respect to your securities.

  We suggest that Plan fiduciaries or other persons considering an investment in the offered securities on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the trust were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Internal Revenue Code.

Additional Considerations for Insurance Company General Accounts

  In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
(1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company's general account may be deemed to be assets of Plans that were issued policies supported by that general account.

  The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Internal Revenue Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose.
The general account regulations became generally applicable on July 5, 2001.
The general account regulations provide that, if a Plan holds a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company's general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied.
The general account regulations do not apply to any general account policies issued after December 31, 1998.

  We suggest that Plan fiduciaries or other persons considering an investment in the offered securities on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

                              PLAN OF DISTRIBUTION

  Tyler Funding may sell the offered securities through underwriters or dealers, directly to one or more purchasers or through agents. The attached prospectus supplement sets forth the terms on which your securities are offered, including, without limitation:

  .  the names of any underwriters;

  . the purchase price of your securities and the resulting proceeds to Tyler Funding;

  . any underwriting discounts or other items constituting underwriters' compensation;

  .  the initial public offering price for your securities; and

  .  any discounts or commissions allowed or reallowed or paid to dealers.

  The underwriters of any underwritten securities will purchase the securities for their own account. The underwriters may sell any securities they purchase in one or more transactions at a fixed public offering price or at varying prices to be determined at the time of sale. The terms of any sale of your securities will be set forth or described in the attached prospectus supplement. If Tyler Funding sells any securities to dealers as principals, those dealers may re-sell those securities to the public at varying prices set by those dealers from time to time. Tyler Funding also may sell the securities through agents on a best-efforts basis at varying prices.

  Each underwriting agreement will provide that Tyler Funding, as transferor of the receivables, will indemnify the underwriters against liabilities under the federal securities laws or will contribute to any amounts the underwriters may be required to pay with respect to those liabilities. Dealers and agents may also be entitled to indemnification or contribution with respect to liabilities under the federal securities laws.

  Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Exchange Act:

  . over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

  . stabilizing transactions, which permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum;

  . syndicate covering transactions, which involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions; and

  . penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

  Any over allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered securities to be higher than they would be in the absence of such transactions. Neither the trust nor any of the underwriters makes any representation or prediction as to the effect, if any, that these transactions could have on the prices of the offered securities. In addition, neither the trust nor any of the underwriters represents that the underwriters will engage in any of these transactions or that any of these transactions, once commenced, will not be discontinued without notice.

  The underwriters or their affiliates may engage in transactions with, or perform services for, FNANB, Tyler Funding, Circuit City or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  We expect that legal matters relating to the issuance of the offered securities will be passed upon for FNANB and Tyler Funding by McGuireWoods LLP, Richmond, Virginia, and for the underwriters by Mayer, Brown & Platt, Chicago, Illinois. We expect that federal income tax matters relating to the trust and the offered securities will be passed upon for FNANB and Tyler Funding by McGuireWoods LLP.

                           REPORTS TO SECURITYHOLDERS

  Unless and until the securities are issued in definitive form, monthly and annual reports containing information concerning the trust and prepared by the servicer will be sent on behalf of the trust to Cede & Co., as nominee of DTC and as registered holder of the securities. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Tyler Funding is not required and does not intend to send any of its financial reports to the securityholders or to the owners of beneficial interests in the securities. The servicer will file with the SEC those periodic reports with respect to the trust that are required to be filed under the Exchange Act and under the SEC rules and regulations under the Exchange Act.
See "Registration and Transfer of the Securities" beginning on page 37 of this prospectus for a further discussion of the circumstances under which the securities will be issued in definitive form.

                      WHERE YOU CAN FIND MORE INFORMATION
                       ABOUT THE TRUST AND THE SECURITIES

  We have filed a registration statement relating to the trust and the securities with the SEC. The registration statement includes information with respect to the trust and the securities not included in this prospectus.

  We have filed with the SEC periodic and special reports and other information with respect to the trust and the securities. You may review these filings, without charge, at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Washington, DC 20549. You may obtain copies of these filings, for a fee, at the public reference facility maintained by the SEC in Washington, DC. You may call the SEC at (800) SEC-0330 for further information about the operation of the public reference facilities. You may also view SEC filings with respect to the trust and the securities on the SEC Internet site at http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The SEC allows us to incorporate by reference into this prospectus information contained in documents we file with the SEC. Any information that we incorporate by reference into this prospectus is considered part of this prospectus. All information that we file later with the SEC will automatically update the information in this prospectus. If the information provided in, or incorporated by reference into, this prospectus or the attached prospectus supplement differs from later information incorporated by reference into this prospectus or the attached prospectus supplement, you should rely on the later information. We incorporate by reference into this prospectus all periodic and special reports and all other information filed with the SEC by or on behalf of the trust after the date of this prospectus and before the termination of the offering of the securities.

  You may obtain a copy of any document we incorporate by reference into this prospectus, without exhibits unless the exhibits are specifically incorporated by reference, without charge, by writing or calling us c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department, (804) 527-4000.

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

                           GLOSSARY OF DEFINED TERMS

  "Account" means a consumer revolving credit card account originated by FNANB and included in the trust in accordance with the master pooling and servicing agreement; provided, however, that:

  . an Automatic Additional Account will be included as an Account only from and after the date that account is created;

  . a Designated Additional Account will be included as an Account only from and after the date that account is designated; and

  . a Removed Account will be included as an Account only until the receivables in that Removed Account are retransferred to Tyler Funding.

  "Accumulation Period" means, with respect to any series, a Controlled Accumulation Period, a Rapid Accumulation Period or such other type of accumulation period as may be specified in the related series supplement.

  "Additional Cut-Off Date" means, with respect to a Designated Additional Account, the related cut-off date.

  "Adjustment Amount" means, for any Collection Period, the amount, if any, by which the Transferor Amount is less than zero as of the last day of that Collection Period; provided, however, that this deficiency will only constitute an Adjustment Amount:

  . to the extent attributable to downward adjustments in the amount of Principal Receivables in the trust made by the servicer for non-credit reasons as described under "Description of the Securities -- Allocation of Adjustment Amount" beginning on page 25 of this prospectus; and

  . to the extent Tyler Funding fails to pay to the servicer, for deposit into the Excess Funding Account, the amount of that deficiency as described under "Description of the Securities -- Allocation of Adjustment Amount" beginning on page 25 of this prospectus.

  "Amortization Period" means, with respect to any series, a Controlled Amortization Period, a Principal Amortization Period, an Early Amortization Period or such other type of amortization period as may be specified in the related series supplement.

  "Automatic Additional Account" means an Eligible Account automatically included in the trust as of the date of its creation in accordance with the master pooling and servicing agreement.

  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Richmond, Virginia, Atlanta, Georgia or New York, New York, or, with respect to any series, any other city specified in the related series supplement, are authorized or obligated by law or executive order to be closed.

  "Collection Account" means a segregated trust account established by the trustee with an Eligible Institution, for the benefit of the securityholders, into which the servicer deposits amounts collected on the receivables.

  "Collection Period" means, with respect to any series, the period from and including the first day of a month to and including the last day of that month or such other period as may be specified in the related series supplement.

  "Companion Series" means a series that is paired with a previously issued series and that has an Invested Amount that increases as the Invested Amount of the previously issued series decreases.

  "Controlled Accumulation Period" means, with respect to any series, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement, up to a specified amount, are deposited on or before each Distribution Date into a Principal Funding Account.

  "Controlled Amortization Period" means, with respect to any series, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement, up to a specified amount, are used on each Distribution Date to make principal payments to the securityholders of that series or any class of that series then scheduled to receive principal payments.

  "Definitive Securities" means securities issued in fully registered, certificated form.

  "Default Amount" means, for any Collection Period, the aggregate amount of Principal Receivables, other than Principal Receivables that are not Eligible Receivables, in all Accounts that were charged-off during that Collection Period minus all amounts recovered with respect to charged-off Accounts during that Collection Period.

  "Designated Additional Account" means an Eligible Account other than an Automatic Additional Account designated by Tyler Funding after the Initial Closing Date and included in the trust upon its designation in accordance with the master pooling and servicing agreement.

  "Determination Date" means the eighth day of each month, or, if that eighth day is not a Business Day, the next succeeding Business Day, or such other day as may be specified in the related series supplement.

  "Discount Option" means the option of Tyler Funding to designate a percentage of receivables in the trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables.

  "Discount Percentage" means a specified fixed or variable percentage specified by Tyler Funding in accordance with the master pooling and servicing agreement.

  "Distribution Date" means, with respect to any series, the fifteenth day of each month, or, if that fifteenth day is not a Business Day, the next succeeding Business Day, or such other date specified in the related series supplement on which payments are scheduled to be made to the securityholders of that series.

  "Early Amortization Event" means, with respect to any series, an event or condition described under "Description of the Securities -- Early Amortization Events" beginning on page 27 of this prospectus and any other event identified as an Early Amortization Event in the related prospectus supplement.

  "Early Amortization Period" means, with respect to any series, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement are used on each Distribution Date to make principal payments to the securityholders of that series or any class of that series then scheduled to receive principal payments.

  "Eligible Account" means a consumer revolving credit card account that satisfies the eligibility criteria described under "Overview of the Accounts and the Receivables" beginning on page 7 of this prospectus.

  "Eligible Institution" means:

  . a depository institution, which may be the trustee, organized under the laws of the United States or any state or the District of Columbia, or any domestic branch or agency of any foreign bank, which maintains certain long-term and short-term debt ratings required by the rating agencies and the deposits in which are insured by the FDIC; or

  . a depository institution, which may be the trustee, otherwise acceptable to each rating agency.

  "Eligible Investments" means:

  . direct obligations of, or obligations fully guaranteed as to timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

  . demand deposits, time deposits, bankers' acceptances and certificates of deposit of financial institutions having an unsecured short-term debt rating in the highest rating category from each rating agency;

  . commercial paper having a rating in the highest rating category from each rating agency;

  . demand deposits, time deposits and certificates of deposit insured by the FDIC and having a rating in the highest rating category from each rating agency;

  . money market funds having a rating in the highest rating category from each rating agency; and

  .  any other investment approved by each rating agency.

  "Eligible Receivable" means a receivable that satisfies the eligibility criteria described under "Overview of the Accounts and the Receivables" beginning on page 7 of this prospectus.

  "Enhancement Invested Amount" means, with respect to any series or class, the aggregate amount of Principal Receivables in the trust allocated to the provider of any credit enhancement for that series or class, in each case as specified in the related series supplement.

  "Excess Funding Account" means a segregated trust account established by the trustee with an Eligible Institution, for the benefit of the securityholders, in which collections of Principal Receivables are held as collateral if the Transferor Amount is less than the Minimum Transferor Amount.

  "Exchangeable Transferor Certificate" means a certificate evidencing an undivided interest in the assets of the trust not evidenced by the securities of any outstanding series or, to the extent provided in any series supplement for any outstanding series, any provider of credit enhancement for that series.

  "FDIA" means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

  "Finance Charge Receivables" means receivables representing amounts owed by cardholders for periodic finance charges, cash advance fees, annual fees, late charges, overlimit charges or other fees or charges, other than returned check charges, credit insurance premiums and service contract charges; provided, however, that, if Tyler Funding exercises the Discount Option, an amount equal to the product of the Discount Percentage and the amount of receivables created under the Accounts on or after the date the Discount Option is exercised that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables.

  "Funding Period" means, with respect to any pre-funded series, a period during which the aggregate amount of Principal Receivables in the trust allocated to that series may be less than the aggregate principal amount of the securities of that series.

  "Initial Closing Date" means October 4, 1994.

  "Initial Cut-Off Date" means September 30, 1994.

  "Interest Funding Account" means, with respect to any series that provides for the payment of interest less frequently than monthly, a segregated trust account established by the trustee with an Eligible Institution, for the benefit of the securityholders of that series, into which collections of Finance Charge Receivables allocated to that series and any other amounts specified in the related series supplement are deposited.

  "Invested Amount" means, with respect to any series or class, the aggregate amount of Principal Receivables in the trust allocated to that series or class, in each case as specified in the related series supplement.

  "Invested Percentage" means, with respect to any series or class, the percentage used to allocate collections of Finance Charge Receivables, collections of Principal Receivables or Default Amounts, as applicable, to that series or class, in each case as specified in the related series supplement.

  "Investor Charge-Off" means, with respect to any series or class, a reduction in the Invested Amount of that series or class resulting from a shortfall in available funds; provided, however, that the amount of that reduction for any series on any Distribution Date may not exceed the Default Amount allocated to that series for the preceding Collection Period.

  "Minimum Aggregate Principal Receivables" means the aggregate of the Series Minimum Aggregate Principal Receivables for all outstanding series.

  "Minimum Transferor Amount" means the aggregate of the Series Minimum Transferor Amounts for all outstanding series.

  "Non-U.S. Security Owner" means a beneficial owner of a security who is not a U.S. Security Owner.

  "Plan" means:

  . an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA;

  . a plan, as defined in Section 4975(e)(1) of the Internal Revenue Code, that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans; and

  . an entity whose underlying assets include plan assets by reason of a plan's investment in that entity, including insurance company general accounts.

  "Pre-Funding Account" means, with respect to any series that includes a Funding Period, a segregated trust account established by the servicer with an Eligible Institution, for the benefit of the related securityholders, into which the difference between the aggregate amount of Principal Receivables in the trust allocated to that series and the aggregate principal amount of the securities of that series, and any other amounts specified in the related series supplement, are deposited.

  "Principal Amortization Period" means, with respect to any series, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement are used on each Distribution Date to make principal payments to the securityholders of that series or any class of that series then scheduled to receive principal payments.

  "Principal Commencement Date" means, with respect to any series that includes an Amortization Period or any class of that series, the date on which principal payments on the related securities are scheduled to commence.

  "Principal Funding Account" means, with respect to any series that includes an Accumulation Period or any class of that series, a segregated trust account established by the servicer with an Eligible Institution, for the benefit of the related securityholders, into which collections of Principal Receivables allocated to that series or class and any other amounts specified in the related series supplement are deposited.

  "Principal Receivables" means receivables representing amounts owed by cardholders for goods and services, cash advances, returned check charges, credit insurance premiums and service contract charges; provided, however, that, if Tyler Funding exercises the Discount Option, an amount equal to the product of the Discount Percentage and the amount of receivables created under the Accounts on or after the date the Discount Option is exercised that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables.

  "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

  "Rapid Accumulation Period" means, with respect to any series, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related series supplement are deposited on or before each Distribution Date into a Principal Funding Account.

  "Record Date" means, with respect to any Distribution Date for any series, the last Business Day of the preceding month or such other date as may be specified in the related series supplement.

  "Removed Account" means an Account the receivables in which are to be retransferred to Tyler Funding.

  "Revolving Period" means, with respect to any series, a period during which collections of Principal Receivables allocated to that series are not accumulated for or paid to the securityholders of that series.

  "Scheduled Distribution Date" means, with respect to any series that includes an Accumulation Period or any class of that series, the date on which a single principal payment on the related securities is scheduled to occur.

  "Security Owner" means the beneficial owner of a security.

  "Series Minimum Aggregate Principal Receivables" means, with respect to any series, the amount specified as the minimum aggregate principal receivables in the related series supplement, which amount is described with respect to the previously issued series that are currently outstanding under "Annex I:
Previously Issued Series" in the attached prospectus supplement, or such lesser amount as may be designated by Tyler Funding; provided, however, that Tyler Funding may not designate a lesser amount unless it receives written confirmation from each rating agency that the designation of that lesser amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series.

  "Series Minimum Transferor Amount" means, with respect to any series, the amount specified as such in the related series supplement, which amount is described with respect to the previously issued series that are currently outstanding under "Annex I: Previously Issued Series" in the attached prospectus supplement, or such greater amount as may be designated by Tyler Funding; provided, however, that Tyler Funding may not designate a greater amount unless, after giving effect to that designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount.

  "Servicer Default" means, with respect to any series, an event or condition described under "Description of the Securities -- Servicer Defaults" beginning on page 30 of this prospectus.

  "Shared Excess Finance Charge Collections" means collections of Finance Charge Receivables allocated to a series included in a group that are not needed to make required deposits or payments with respect to that series.

  "Shared Principal Collections" means collections of Principal Receivables allocated to a series included in a group that are not needed to make required deposits or payments with respect to that series.

  "Stated Series Termination Date" means, for any series, the date specified in the related series supplement as the last day on which interest and principal will be distributed to the securityholders of that series.

  "Substitution Date" means December 31, 2001, the date on which Tyler Funding was substituted for FNANB as transferor under the master pooling and servicing agreement.

  "Transferor Amount" means, as of any date:

  . the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged off as uncollectible, in the trust at the end of the day preceding that date; plus

  . the amount on deposit in the Excess Funding Account at the end of the day preceding that date; minus

  . the aggregate Invested Amount of all outstanding series at the end of the day preceding that date; minus

  . without duplication, the aggregate Enhancement Invested Amount, if any, for all outstanding series at the end of the day preceding that date.

  "Transferor Interest" means the undivided interest in the assets of the trust evidenced by the Exchangeable Transferor Certificate.

  "Transferor Percentage" means the percentage used to allocate collections of Finance Charge Receivables, collections of Principal Receivables or Default Amounts, as applicable, to Tyler Funding, which percentage equals 100% minus the sum of the Invested Percentages for all outstanding series.

  "U.S. Security Owner" means a beneficial owner of a security that is:

  .  a citizen or resident of the United States;

  . a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

  . an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  . a trust that is subject to the supervision of a court within the Unites States and the control of a United States person as described in Section 7701(a)(30) of the Internal Revenue Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

  "U.S. Person" means:

  .  a citizen or resident of the United States;

  . a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any state, unless, in the case of a partnership, Treasury regulations provide otherwise;

  . an estate the income of which is includible in gross income for federal income taxation regardless of its source; or

  . a trust the income of which is subject to federal income taxation regardless of its source, if a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons has authority to control all substantial decisions of the trust.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

     Expenses in connection with the offering of the securities being registered herein are estimated as follows:

               Registration Fee (actual)..................  $   92
               Printing and Engraving.....................       *
               Trustee's Fees and Expenses................       *
               Legal Fees and Expenses....................       *
               Accounting Fees and Expenses...............       *
               Blue Sky Fees and Expenses.................       *
               Rating Agency Fees.........................       *
               Miscellaneous..............................       *
                                                            ------

                 Total....................................  $    *
                                                            ======
               ________________________________
               * To be added by amendment.

Item 15.   Indemnification of Directors and Officers.

     Tyler International Funding, Inc.'s amended and restated certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees and agents of Tyler International Funding, Inc. to the full extent that may be permitted by Delaware law from time to time. Certain provisions of Tyler International Funding, Inc.'s amended and restated certificate of incorporation protect Tyler International Funding, Inc.'s directors against personal liability for monetary damages resulting from breaches of their fiduciary duty as a director; however, Tyler International Funding, Inc.'s directors remain liable for breaches of their duty of loyalty to Tyler International Funding, Inc., as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Section 145 of the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

     Tyler International Funding, Inc.'s parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.

     The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16.   Exhibits.

Exhibit No.         Description of Document

1.1                 Form of Underwriting Agreement relating to the asset backed securities.*
4.1 Receivables Purchase Agreement dated as of December 31, 2001 between First North American National Bank, as Seller, and Tyler International Funding, Inc., as Purchaser (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-26172) filed with the SEC by the Circuit City Credit Card Master Trust on January 31,
                    2002).
4.2 Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2002 among Tyler International Funding, Inc., as Transferor, First North American National Bank, as Transferor under the Prior Agreement and as Servicer, and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-26172) filed with the SEC by the Circuit City Credit Card Master Trust on January 31,
                    2002).
4.3                 Form of Series Supplement (including form of asset backed
                    securities).*
5.1 Opinion of McGuireWoods LLP with respect to validity of the asset backed securities.
8.1                 Opinion of McGuireWoods LLP with respect to federal tax
                    matters.
23.1                Consent of McGuireWoods LLP (included in its opinion filed as Exhibit 5.1).
23.2                Consent of McGuireWoods LLP (included in its opinion filed as Exhibit 8.1).
24.1                Powers of Attorney (included on the signature page hereto).
________________________________
* To be filed by amendment.

Item 17.   Undertakings.

       Each of the undersigned registrants hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant agrees that it will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement set forth in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 1st day of February, 2002.

                                    TYLER INTERNATIONAL FUNDING, INC.,
                                    as originator of the Circuit City Credit
                                    Card Master Trust and Co-Registrant and as
                                    Transferor on behalf of the Circuit City
                                    Credit Card Master Trust as Co-Registrant


                                    By:_______________________________________
                                       Michael T. Chalifoux
                                       President

     Each of the officers and directors whose signatures appear below hereby constitutes and appoints Michael T. Chalifoux and Philip J. Dunn, and each of them, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement (and any and all related exhibits) making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional asset backed securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable each registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st of February, 2002.

       Signature              Title
       ---------              -----

________________________      President
W. Alan McCollough            (Principal Executive Officer)


________________________      Treasurer and Director
Philip J. Dunn                (Principal Financial Officer and Principal
                              Accounting Officer)


________________________      Director
Michael T. Chalifoux


________________________      Director
Lisa J. Baldyga


________________________      Director
Paige H. Wilson


________________________      Director
John H. Conway